SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 28, 1999


                    International Thoroughbred Breeders, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                  0-9624            22-2332039
(State or other jurisdiction   (Commission       (I.R.S. Employer
     of incorporation)         File Number)     Identification No.)


                       Route 70 and Haddonfield Road
                           Cherry Hill, New Jersey                 08034
                   (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code: 609-488-3838


Item 2. Acquisition or Disposition of Assets.


     On January 28, 1999, International Thoroughbred Breeders, Inc. ("ITB" or the "Company") completed the sale of Freehold Raceway and a ten acre parcel at Garden State Park and the lease of Garden State Park to subsidiaries of Greenwood Racing, Inc., which owns Philadelphia Park racetrack, the Turf Clubs and Phonebet (the "Greenwood Transaction"). The purchase price was $46 million ($1 million of which will be held in escrow to cover certain indemnification and other obligations of the Company), with an additional $10 million in contingent promissory notes (the "Contingent Notes") becoming effective upon, among other things, New Jersey's approval of offtrack betting facilities or telephone account pari-mutuel wagering on horse racing. Further adjustments could be made to increase the purchase price if certain additional regulatory gaming changes are approved in New Jersey in the future. Greenwood Racing, Inc. will guarantee the performance by the purchasers of all obligations under the Contingent Notes, and following the consummation of a joint venture with Penn National Gaming, Inc. ("Penn National"), Penn National (which owns Penn National Race Course, Pocono Downs Racetrack, Charles Town Races and at least ten off-track betting parlors in Pennsylvania), will also guarantee the Contingent Notes.

     The proceeds of the Greenwood Transaction (together with certain released escrow reserves) were principally used by the Company to pay off the first lien on the assets of Freehold Raceway, reduce the outstanding balance on the Company's loan from Credit Suisse First Boston Mortgage Capital LLC ("Credit Suisse") to $30.5 million and to consummate the Delaware Settlement (defined below). In addition, Credit Suisse also released to the Company approximately $1.475 million from its escrow reserves for working capital purposes.

     The full agreement with Credit Suisse is set forth in the Approval Agreement filed as an Exhibit hereto (the "Approval Agreement"). The Approval Agreement provides, inter alia, for the waiver by Credit Suisse of existing defaults under its loan to the Company, the waiver by the Company of any rights it may have to challenge the enforceability of such loan, and for the immediate exercise by Credit Suisse of ITB warrants previously granted to Credit Suisse but not already exercisable.

Item 5. Other Events.

     The Company also consummated the settlement under the Stipulation and Agreement of Compromise, Settlement and Release entered into on July 2, 1998 to resolve the pending stockholder derivative litigation in the Delaware Court of Chancery (the "Delaware Settlement"). Under the Delaware Settlement, the Company purchased from NPD, Inc. ("NPD") approximately 2.9 million shares of ITB common stock (the "NPD Shares") for $4.6 million, plus the assumption by ITB of NPD's $5.8 million promissory note (the "NPD Note") held by Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan (the "Bankruptcy Trustee"). The purchase price for the NPD Shares was reached in settlement of certain claims against NPD and certain directors. Also, in accordance with the Delaware Settlement, the $2 million cash collateral pledged by AutoLend Group, Inc. ("AutoLend"), in connection with the NPD Note, was returned to AutoLend.

     In connection with the Delaware Settlement, the Company sought the approval of the United States Bankruptcy Court for the District of New Jersey in the action captioned In re Robert E. Brennan, Case No. 95-35502, of the Delaware Settlement, including ITB's purchase of the NPD Shares and its assumption of the NPD Note. This approval was received, and the Company consummated a settlement with the Bankruptcy Trustee, as holder of the NPD Shares and the NPD Note (the "Trustee Settlement"). Pursuant to the Trustee Settlement, the Bankruptcy Trustee received (a) a pay down of the $5.8 million NPD Note to $3,558,032; (b) a newly executed "ITB Note" in the amount of $3,558,032, on substantially the same terms as the NPD Note (except that the ITB Note matures on the earlier of January 15, 2001 or the closing of the sale of the Company's non-operating El Rancho hotel and casino site in Las Vegas, Nevada (the "El Rancho Property") or of Garden State Park (the "Garden State Property")); (c) a security interest in the former NPD Shares now held pursuant to a pledge and escrow agreement between the Company and the Bankruptcy Trustee; (d) payment of the Bankruptcy Trustee's expenses in connection with the Trustee Settlement; (e) subordinate interests in the land and collateral on the El Rancho Property and the Garden State Property; and (f) an escrow of the July 15, 1999 interest payment due on the ITB Note. Pursuant to the Trustee Settlement (a) ITB was able to consummate the terms of the Delaware Settlement, (b) the Bankruptcy Trustee executed and delivered releases in favor or all parties to the Delaware Settlement, and (c) ITB received the right to defer the payment of certain interest payments due under the ITB Note until the maturity of such ITB Note.

     Upon the consummation of the Delaware Settlement, Anthony Coelho, Nunzio P. DeSantis and Joseph Zappala resigned from the Company's Board of Directors and terminated their employment and consulting agreements with the Company. The continuing directors of the Company are Francis W. Murray and Robert J. Quigley.

     In connection with the Greenwood Transaction described above, Richard E. Orbann, Vice President of Racing Operations of the Company, and the Company have entered into an agreement terminating Mr. Orbann's employment with the Company. Such termination will be effective upon Mr. Orbann entering into an employment agreement with affiliates of Greenwood Racing, Inc.

     The Delaware Settlement also contemplates a potential disposition of the El Rancho Property. As previously reported, the Delaware Settlement requires that a minimum of $44.2 million of the proceeds of such sale be paid to ITB, which will use such amount to retire its outstanding debt to Credit Suisse. There can be no assurance that any such disposition will occur.

     As part of the Delaware Settlement, Las Vegas Entertainment Network, Inc. has returned to ITB for cancellation approximately 2.1 million shares of ITB common stock (the "LVEN Shares"), and has terminated all of its contractual arrangements with ITB. As a result of the cancellation of the LVEN Shares, the number of outstanding shares of the Company's common stock was reduced to 11,884,243 shares.

     Upon the full payment of the ITB Note, the former NPD shares will be released from escrow and returned to the Company. So long as there is no default in the ITB Note, the former NPD Shares shall not be counted for quorum purposes or be eligible to vote.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)  Exhibits.

             The following exhibits are filed as part of this Report:

             10.1 First Amendment to Asset Purchase Agreement dated January 28, 1999 among the Company, Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc., Circa 1850, Inc., Greenwood New Jersey, Inc. and Penn National Gaming, Inc. (without Exhibits).

             10.2 Lease Agreement between Garden State Race Track, Inc. and GS Park Racing, L.P. (without Exhibits).

             10.3 Approval Agreement dated January 28, 1999 between Credit Suisse First Boston Mortgage Capital LLC, the Company, Garden State Race Track, Inc., Freehold Racing Association, International Thoroughbred Gaming Development Corporation and Orion Casino Corporation. (without Exhibits).

             10.4 Agreement dated January 6, 1999 between the Company and Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan. (without Exhibits).

             10.5 $1,000,000 Deferred Purchase Price Promissory Note from GS Park Racing, L.P. and FR Park Racing, L.P.

             10.6 $5,000,000 Contingent Promissory Note from GS Park Racing, L.P. and FR Park Racing, L.P. to the Company, as Agent for Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc. and Circa 1850, Inc.

             10.7 $3,000,000 Contingent Promissory Note from GS Park Racing, L.P. and FR Park Racing, L.P. to the Company, as Agent for Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc. and Circa 1850, Inc.

             10.8 $2,000,000 Contingent Promissory Note from GS Park Racing, L.P. and FR Park Racing, L.P. to the Company, as Agent for Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc. and Circa 1850, Inc.

             10.9 Mortgage and Security Agreement, dated January 28, 1999, between FR Park Racing, L.P. and the Company, as Agent for Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc. and Circa 1850, Inc.


             10.10 $3,558,032 Note from the Company to Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan.

             10.11 Security Agreement, dated January 28, 1999, between Garden State Race Track, Inc. and Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan.

             10.12 Security Agreement, dated January 28, 1999, between Orion Casino Corporation and Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan.

             10.13 Employment Termination Agreement, dated January 28, 1999, between the Company and Richard E.Orbann.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February    , 1999                    INTERNATIONAL THOROUGHBRED
                                              BREEDERS, INC.


                                              By:____________________________
                                                 William H. Warner, Treasurer


                                  EXHIBIT INDEX


Exhibit No.    Description of Document

      10.1 First Amendment to Asset Purchase Agreement dated January 28, 1999 among the Company, Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc., Circa 1850, Inc., Greenwood New Jersey, Inc. and Penn National Gaming, Inc. (without Exhibits).

      10.2 Lease Agreement between Garden State Race Track, Inc. and GS Park Racing, L.P. (without Exhibits).

      10.3 Approval Agreement dated January 28, 1999 between Credit Suisse First Boston Mortgage Capital LLC, the Company, Garden State Race Track, Inc., Freehold Racing Association, International Thoroughbred Gaming Development Corporation and Orion Casino Corporation. (without Exhibits).

      10.4 Agreement dated January 6, 1999 between the Company and Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan. (without Exhibits).

      10.5 $1,000,000 Deferred Purchase Price Promissory Note from GS Park Racing, L.P. and FR Park Racing, L.P.

      10.6 $5,000,000 Contingent Promissory Note from GS Park Racing, L.P. and FR Park Racing, L.P. to the Company, as Agent for Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc. and Circa 1850, Inc.

      10.7 $3,000,000 Contingent Promissory Note from GS Park Racing, L.P. and FR Park Racing, L.P. to the Company, as Agent for Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc. and Circa 1850, Inc.

      10.8 $2,000,000 Contingent Promissory Note from GS Park Racing, L.P. and FR Park Racing, L.P. to the Company, as Agent for Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc. and Circa 1850, Inc.

      10.9 Mortgage and Security Agreement, dated January 28, 1999, between FR Park Racing, L.P. and the Company, as Agent for Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc. and Circa 1850, Inc.

      10.10 $3,558,032 Note from the Company to Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan.

      10.11 Security Agreement, dated January 28, 1999, between Garden State Race Track, Inc. and Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan.

      10.12 Security Agreement, dated January 28, 1999, between Orion Casino Corporation and Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan.

      10.13    Termination Agreement between the Company and Richard E. Orbann.



EXHIBIT 10.1



                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

     This First Amendment to Asset Purchase Agreement is made and entered into as of the 28th day of January, 1999, by, between and among the parties to an Asset Purchase Agreement entered into as of July 2, 1998 (the "Agreement"), and Penn National Gaming, Inc. ("Penn"). Defined terms in this First Amendment, except as specifically defined herein, shall have the same meaning as in the Agreement. Buyer, ITB, Sellers and Penn have executed a Fourth Extension Agreement extending the Closing Date to January 28, 1999.

     The parties have agreed to certain modifications to the terms of the transactions.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Adjustments to Purchase Price.

          (1) Cash Portion of the Purchase Price. The Cash Portion of the Purchase Price set forth in Subsection 6(a)(i) of the Agreement is hereby amended from Thirty-Three Million Dollars ($33,000,000) to Twenty-Three Million Dollars ($23,000,000). In connection with this change, the amount of Buyer's Senior Financing referred to in Subsection 6(a)(vii) shall be the original principal amount of Thirty-Three Million Dollars ($33,000,000).

          (2) Deferred Purchase Price Notes. In lieu of Buyer's delivery of the $12 Million Note as called for by Subsection 6(a)(ii), Buyer will deliver two promissory notes with an aggregate original principal amount of $23 Million. The notes shall be in the original principal amounts of $22 Million and $1 Million, and in the form of Exhibits A and B attached hereto (the "Deferred Purchase Price Notes"). The $22 Million Deferred Purchase Price Note has been made payable to CSFB at ITB and Sellers direction and is on account of ITB and Sellers obligations to CSFB. In consideration of Buyer's issuance of this Note, CSFB will credit ITB and Sellers in an amount agreed to among CSFB, ITB and Sellers. The $22 Million Deferred Purchase Price Note shall be secured as provided in the Deferred Purchase Price Mortgage in the form of Exhibit C attached hereto.

          (3) Escrow Agreement. The principal payment of the $1 Million Deferred Purchase Price Note shall be directly deposited by Buyer into escrow and held in accordance with the terms of an Escrow Agreement substantially in the form attached as Exhibit D to this First Amendment to Asset Purchase Agreement.

          (4) 10 Acre Parcel.

               (1) Acquisition of 10 Acre Parcel. Any additional purchase price for the 10 Acre Parcel is eliminated, in consideration of the acceleration of the payment of the Purchase Price as set forth above. The 10 Acre Parcel will be transferred to Buyer within thirty (30) days after the payment of the $1 Million Deferred Purchase Price Note and the obtaining of subdivision and other approvals required for the conveyance of the 10 Acre Parcel , whichever is later. To facilitate the obtaining of approvals, at the Closing GSRT will provide GRI's operating entity, GS Park Racing, LP ("GSPRLP") with a Power of Attorney which will permit GSPRLP to pursue the approvals in the name of GRST and GSPRLP; provided, however, GSPRLP may not use the Power of Attorney in a manner which will create any burden upon the real estate owned by GSRT which is not part of the 10 Acre Parcel, without GSRT consent, which consent will not be unreasonably withheld; and further provided, however, the provisions of a Memorandum of Conveyance Obligation between GSPRLP and GSRT shall apply to the obtaining of the approvals for the 10 Acre Parcel. A site plan of the 10 Acre Parcel is attached as Exhibit E-1 hereto. In addition, the 10 Acre Parcel will benefit from an easement to permit the use of the existing access to and from Route 70 to be available to the 10 Acre Parcel, and no separate access to Route 70 will be provided for the 10 Acre Parcel. The terms of the easement are attached as Exhibit E-2 hereto.

               (2) GSRT Right of First Refusal. If within three (3) years of the Closing Date: (A) the entity affiliated with Buyer which acquired the 10 Acre Parcel ("Owner") receives a bona fide offer to sell the 10 Acre Parcel and intends to accept such offer ("Offer"); (B) an OTB Facility is not then operating on the 10 Acre Parcel; and (C) GSRT owns the contiguous real estate; then Owner shall give GSRT a right of first refusal to acquire the 10 Acre Parcel by the matching of the price and terms of the Offer. To effect the foregoing, Owner shall give GSRT written notice of the Offer, and GSRT will then have fourteen (14) days to match the Offer ("Offering Period"). If GSRT shall not have executed and delivered to Owner a Purchase agreement containing all the terms and conditions of the Offer, including the providing of deposits, by the end of the Offering Period, this right of first refusal shall terminate and be of no further force or effect. GSRT's purchase agreement shall not be required to contain provisions of the Offer which deal with the purchase of assets or property other than the 10 Acre Parcel and improvements thereon. GSRT's acceptance must be accompanied by either: (y) an ITB guarantee; or (z) such other security or financial arrangements which demonstrate to Buyer's reasonable satisfaction that GSRT has the financial ability to consummate the acquisition. In the event GSRT does not exercise its right of first refusal after being offered the opportunity to do so, or if it defaults on its acquisition after exercising its right, the right of first refusal will be eliminated and of no further force and effect. This right of first refusal may not be assigned or transferred by GSRT except to ITB or an affiliate of ITB, which may not further assign or transfer this right.

2. Admission of Penn. Sellers and ITB agree to the admission of Penn to a 50% ownership interest in the Joint Venture Entities and the participation of Penn at the Initial and Subsequent Closings. At the Initial Closing, Penn will provide its Contingent Guaranty of the $1 Million Deferred Purchase Price and the Contingent Promissory Notes, which Contingent Guaranty will be effective only upon Penn obtaining approvals necessary to effect the Joint Venture, which approvals are as follows: (i) full and complete New Jersey regulatory approval (including but not limited to approval of the Racing Commission), (ii) HSR Compliance; and (iii) the written consent of a majority of the holders of its $80 Million Senior Notes issued December 17, 1997 to any necessary modification to the Indenture dated December 12, 1997 to permit Penn's investment in the Joint Venture (the "Penn Approvals"). The form of the Penn Contingent Guaranty is attached hereto as Exhibit F. Penn undertakes to use its best efforts to obtain the Penn Approvals by March 1, 1999, or as soon thereafter as possible.

3. Shareholder Approval. ITB represents and warrants that it has obtained the approval of the transaction contemplated by the Agreement as amended herein by shareholders holding more than a majority of the shares of ITB, and that the condition to Closing set forth in Section 13(d) calling for the approval of ITB shareholders has been satisfied.

4.  Fairness  Opinion.  ITB has  selected  the firm of Janney  Montgomery  Scott
("JMS") to provide the fairness opinion referred to in Section 13(c) of the Agreement, and JMS has issued its affirmative opinion in draft form. ITB will cause JMS to issue its final opinion three (3) business days following execution of this First Amendment. The selection of JMS is acceptable to Buyer.

5. Fiduciary Out. The fiduciary out contained in Subsection 22(b) of the Agreement shall be of no further force and effect upon the execution of this First Amendment.

6. Lease Rental Payment. The License Agreement set forth as Exhibit D to the Lease Agreement for GSP is hereby eliminated, and GSRT shall not have any right to operate a flea market at GSP. In consideration of this change, the annual rent shall be increased from $100,000 to $300,000.

7. Further Lease  Revisions;  Waiver of Right of First  Refusal;  Covenant.  The
Declaration of Restrictive Covenants set forth as Exhibit C to the Lease Agreement ("Covenant") is modified to delete the exceptions to the permanent nature of the Covenant by the elimination of subparagraphs (1)(b)(i) and (ii), and subparagraph (1)(c); and to delete the Right of First Refusal set forth in subparagraphs 2(b) and (c).

8. Condition Precedent to $5 Million Contingent Promissory Note; Transfer of Assets Subject to Contingent Notes. The $5 Million Contingent Promissory Note in the form of Exhibit 6(a)(iii)(A) to the Asset Purchase Agreement shall be amended to provide that the right to operate an OTB Facility described in the Note as a Condition Precedent need not be at GSP, and the Condition Precedent will be satisfied if any OTB Facility can be operated by Buyer in Camden County, New Jersey, or elsewhere as a matter of right directly resulting from its holding or having previously held rights to conduct live racing at GSP, including if such rights are maintained by conducting live racing elsewhere than at the Garden State Park Facility on account of licenses to conduct live racing at the Garden State Park Facility, and all licenses, consents, approvals and permits for such OTB Facility are received within three (3) years of Closing.

9. Purse Accounts. Within the Thoroughbred Purse Agreement, there exists an obligation of Sellers in the amount of $45,000 per annum payable in years 1999 and 2000 that relates to a purse under calculation in 1996. In addition, the purse accounts at both GSP and Raceway appear to be underfunded. A good faith estimate of the amount of any under funding as determined by Sellers and approved by Buyer will be credited to Buyer at the Closing. As soon thereafter as a final reconciliation of the purse accounts up to the Effective Date can be determined, but not later than 45 days after Closing, any required adjustment will be made in accordance with Subparagraph 4(c) of the Agreement.

10. Liquor License at GSP. In order to continue operations at GSP in the event the present food and beverage service contract is terminated, GSP will require a liquor license. In accordance with Subparagraph 4(a) of the Asset Purchase Agreement, and consistent with the lease arrangement, Buyer is only responsible for payments and costs during its operations of GSP. Therefore, in the event Buyer is required to acquire a liquor license in its name, or the name of its nominee, for the benefit of Buyer's operations at GSP and/or the OTB Facility at GSP, and Buyer elects to have Seller participate in the acquisition of the liquor license, then Buyer will pay the lesser of $100,000 or the purchase price toward the acquisition of a liquor license for GSP and/or the OTB Facility at GSP, and GSRT will contribute the balance of the costs, if any. Furthermore, if GSRT has participated in the acquisition of the liquor license, and if within three (3) years of the Closing Date, Buyer no longer has a use for the license at GSP and/or the OTB Facility at GSP, GSRT will have the option to acquire the liquor license from Buyer at such time, by reimbursing Buyer the amount Buyer contributed to the acquisition of the liquor license. Seller is presently pursuing the obtaining of a liquor license for GSPRLP. The terms of this Paragraph will apply to this liquor license. Buyer's obligation to pay $100,000 towards the acquisition of a liquor license is effective only upon Buyer's obtaining free and clear title to the liquor license in its or its designee's name. Notwithstanding the foregoing, the liquor license will be subject to a Management Agreement giving Service America Corporation the ability to perform its duties under a Concession Agreement dated November 4, 1983, as amended, and a Phoenix Room Agreement dated November 4, 1983, as amended.

11. Buyer Conditions - CCC. In connection with Subsection 12(b) of the Agreement, Buyer waives as a condition the obtaining of any approval from the New Jersey Casino Control Commission for the simulcast of its races from GSP and Raceway, provided, however, such waiver shall not limit the requirement of obtaining other regulatory approvals as set forth in Subsection 12(b).

12. Raceway Property. At the Closing, Sellers will assign to Buyer any and all third party leases as to which any Seller is a lessor, which leases are set forth in Exhibit J hereto. All real property will be conveyed to Buyer at the Closing.

13. Allocation of Purchase Price. The allocation of the Purchase Price required by Subsection 6(b), is attached hereto as Exhibit K.

14. Use of Names. The parties agree as follows:

          (1) GSRT may retain the use of the name Garden State Race Track, Inc. as its corporate name. Buyer shall have the right to use the name "Garden State Race Track" so long as it conducts racing or wagering operations at the GSP Facility.

          (2) Buyer shall have the exclusive rights to use of the name "Garden State Park", subject only to GSRT reserving the right to the name "Garden State Park" to be used for any residential, commercial or retail real estate use on the land owned by it which constitutes GSRT's presently owned real property and only with Buyer's prior written approval, which approval shall not be unreasonably withheld.

          (3) It is specifically further agreed that Sellers may not use the names Garden State Park or Garden State Race Track in connection with any wagering or gaming operations, horse racing, simulcasting, off-track betting, wagering activities and gambling and gaming of any sort whether on the GSP property or elsewhere within the State of New Jersey.

15. Environmental Matters.

          (1) Unresolved Matters. The parties acknowledge that those matters referred to in Exhibit I remain unresolved and are likely to remain unresolved as of Closing. Each Seller and ITB agrees to undertake its best efforts to resolve such matters at their expense to attain full compliance with all applicable laws, including all Environmental Laws, as defined in the Agreement in Section 10(i)(D), as promptly as possible after the Closing. Each Seller and ITB agrees and acknowledges that:

               (1) Continuing Obligations. The matters set forth on Exhibit I are matters which each Seller and ITB has jointly and severally agreed to indemnify Buyer for any costs, expenses, fines, or damages incurred by Buyer relating thereto under Section 17(a) of the Agreement,
          Section 12, of the Lease or otherwise;

               (2) Preservation of Rights. The provisions of this paragraph, this First Amendment to Agreement, or the Closing contemplated under the Agreement, is not intended to, and shall not waive any of Buyer's rights with respect to the matters listed on Exhibit I, or any other environmental matter, or change or modify Seller's respective responsibilities and obligations in any way with respect thereto, and all such rights and obligations shall remain in full force and effect and shall survive the Closing.

          (2) GSP Lease. On December 4, 1998 the New Jersey Department of Environmental Protection ("NJDEP") issued to GSRT a New Jersey Pollutant Discharge Elimination System discharge to surface water permit ("Permit"). Subject to the provisions of this Subsection 15(b), GSRT agrees to comply in all respects with the terms and conditions of the Permit. The Permit's effective date is January 1, 1999. The Permit requires that a Stormwater Pollution Preventative Plan ("SPPP") be developed by June 30, 1999 and implemented by June 30, 2000. GSRT has authorized Buyer to assist it in negotiations with NJDEP regarding the timetable for an SPPP, and the elements of an SPPP. Buyer's assignee, GSPRLP, which will be the Tenant of GSRT and will operate GSP in accordance with the terms of the Permit, to the extent consistent with normal racing track standards which do not require extra material expense or inconvenience to GSPRLP, but has no obligation for extraordinary expense or structural changes at GSP to comply with the Permit. Buyer recognizes that the potential short term lease of GSP does not justify GSRT making major construction expenditures at GSP to implement an SPPP. Accordingly, to the extent implementation of an SPPP would require expenditures by GSRT in the aggregate over the term of the GSP Lease exceeding $100,000, GSRT shall have the option, by written notice to tenant at least 90 days prior to when construction must commence, to decline to undertake such construction. If GSRT declines to undertake such construction, or at anytime the Permit is not in effect, GSPRLP may, but shall not be obligated to undertake the construction, or at its option, upon 30 days written notice to GSRT, terminate the lease for GSP.

          (3) Cooperation. From the date hereof, and continuing so long as the GSP Lease is in effect, GSRT and the tenant shall fully cooperate with one another in connection with environmental matters, including a free exchange of information as to such matters; and, furthermore, ITB, the Sellers and Buyer shall fully cooperate with one another in connection with remediation efforts at Raceway.

16. Employment Matters.

          (1) Assumption of Contracts. At the Closing, Buyer will expressly assume, or cause to be assumed, only the following collective bargaining contracts:

          Agreements between Freehold Racing Association and Laborer's Local 472 ("Admissions and Security Departments" and "Maintenance Department"): and Agreement between Freehold Racing Association and Teamsters Local 469.

          (2) Contract Assumption Indemnity. In addition to the indemnity provisions of Section 17(b) of the Agreement, Buyer shall indemnify, hold harmless and defend each Seller and ITB from and against any loss incurred or suffered by any Seller or ITB, directly or indirectly, by reason of any and all obligations, duties, liabilities and claims, except those relating to any failure to engage in effects bargaining, arising out of Seller's failure to require Buyer to assume, or cause to be assumed, pursuant to
     Section 4(c) of the Agreement, any collective bargaining agreement set forth below. This indemnification is subject to the provisions of Subsection (c), (d) and (e) of Section 17 of the Agreement. The following collective bargaining agreements are the agreements to which the foregoing indemnity applies:

               (1) Freehold Racing Association and Sports Arena Employees' Union, Local 137;

               (2) Freehold Racing Association (by the Building Contractors Association of New Jersey) and Monmouth County Carpenters' Local No. 2250;

               (3) Garden State Park and Carpenters District Council of South Jersey;

               (4) Garden State Park and International Laborers' Association of North America Local Union No. 222;

               (5) Garden State Park and International Brotherhood of Electrical Workers Local Union No. 351;

               (6) Garden State Park and Brotherhood of Painters and Allied Trades of America, Camden Local Union No. 1171;

               (7) Garden State Park and United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry, Local Union No. 322;

               (8) Garden State Park and Construction and General Laborers' Union Local 172.

               (9) Freehold Racing Association and International Union of Operating Engineers Locals 68, 68A and 68B.

          (3) WARN Compliance. ITB and Sellers represent and warrant that the aggregate number of employees permanently laid-off or terminated, whether for reasons related to the transaction or otherwise, in the ninety (90) days immediately preceding Closing (including employees who earlier had been temporarily laid off but whose period of layoff reached, within such ninety (90) day period, six months in length without such employee having been recalled) is 54. ITB and Sellers further represent and warrant that the aggregate number of employees temporarily laid-off, whether for reasons related to the transaction or otherwise, in the ninety (90) days immediately preceding Closing is 44. A schedule listing such employees and the dates of and reasons for the separation of each is attached hereto as Exhibit "J". In reliance on these representations, Buyer waives Sellers' compliance with WARN prior to Closing. Buyer represents and warrants that it intends to hire, within thirty (30) days of Closing, individuals employed by Sellers at Garden State Park and Freehold Raceway sufficient in number to avoid, as a result of Closing, a "plant closing" or "mass layoff" under WARN. Buyer agrees to indemnify, hold harmless and defend Sellers and ITB from and against any loss incurred or suffered by any Seller or ITB, directly or indirectly, by reason of any and all obligations, duties, liabilities and claims under WARN as a consequence of Buyer's failure to hire individuals employed by Sellers at Garden State Park and Freehold Raceway sufficient in number to avoid, as a result of Closing, a "plant closing" or "mass layoff" under WARN.

17. Closing Date. The Closing Date set forth in Sections 9 and 22(e) of the Agreement is hereby amended to Thursday, January 28, 1999. 1.

18. Release of Claims. Effective upon the Closing of the transaction, automatically and without the necessity of further action by Buyer, Buyer shall be deemed to have waived any claims it has alleged against ITB and Sellers for conduct between the date of the Agreement and the Closing, as relates to fair dealing, cooperation, and prompt and diligent pursuit in obtaining approvals required for the consummation of the transaction.

19. Chiller Lease. GECC has failed to confirm in writing that Buyer's sole obligation to GECC is to make scheduled monthly payments and routine maintenance of the Chiller Lease during the term of the Lease of GSP. In the event GECC accelerates the obligation of GSRT or takes any other collection actions under the GECC Chiller Lease, except due to Buyer's failure to make scheduled monthly payments or perform routine maintenance, GSRT shall be responsible for all payments or obligations under the GECC Chiller Lease, except scheduled monthly payments.

20. Agent for Contingent Notes. In accordance with Subsection 6(a)(vii), the Contingent Promissory Notes and related Mortgage are to be payable to an agent for the benefit of ITB and the Sellers. ITB and Sellers need additional time to arrange for such an agent. Buyer is not waiving this requirement by closing without an agent in place. Accordingly, ITB and Sellers agree that any payments required to be made under the Contingent Promissory Notes prior to an agent, as described in Subsection 6(a)(vii) being in place and the Contingent Promissory Notes have been assigned to such agent, shall be made to Buyer's counsel, Fox, Rothschild, O'Brien & Frankel, LLP, to be held in escrow until an agent is in place, and then shall be paid to ITB, or as ITB shall direct. Furthermore, the Mortgage delivered at Closing shall be held by Buyer's counsel and released for recording only after such agent is in place and can be identified on such Mortgage.

21. Time of the Essence. Time is of the essence in connection with the obligations of the parties under the Asset Purchase Agreement, as amended.

22. Ratification. In all other respects, the Asset Purchase Agreement is hereby ratified and affirmed; and the rights and obligations of the parties thereunder preserved. By the execution of this First Amendment, no party is waiving any rights or claims under the Agreement.



     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Asset Purchase Agreement on the date first above written.

                                            GREENWOOD NEW JERSEY, INC.


                                            By:______________________________
                                               Harold G. Handel, President


                                            INTERNATIONAL THOROUGHBRED BREEDERS,
                                            INC.


                                            By:_______________________________
                                               Name:
                                               Title:

                                            GARDEN STATE RACE TRACK, INC.


                                            By:_______________________________
                                               Name:
                                               Title:

                                            FREEHOLD RACING ASSOCIATION


                                            By:_______________________________
                                               Name:
                                               Title:

                                            ATLANTIC CITY HARNESS, INC.


                                            By:_______________________________
                                               Name:
                                               Title:

                                            CIRCA 1850, INC.

                                            By:_______________________________
                                               Name:
                                               Title:

                                            PENN NATIONAL GAMING, INC.,



                                            By:_______________________________
                                                William J. Bork, President


                               LIST OF EXHIBITS TO

                               FIRST AMENDMENT TO

                            ASSET PURCHASE AGREEMENT




          1.   $22 Million Deferred Purchase Price Promissory Note*

          2.   $1 Million Deferred Purchase Price Promissory Note

          3. Mortgage and Security Agreement related to Deferred Purchase Price Notes*

          4.   Escrow Agreement

          E-1. 10 Acre Parcel

          E-2. Easement relating to the 10 Acre Parcel

          F.   Penn Contingent Guaranty

          G.   Raceway Leases

          H.   Allocation of Purchase Price

          I.   Environmental Matters

          J.   Employees Laid-Off or Terminated Since April 1, 1998



*Exhibits A and C are omitted. The form of these documents will be negotiated among ITB, Sellers, Buyer and CSFB.

EXHIBIT 10.2


                                 LEASE AGREEMENT


                                     BETWEEN


                         GARDEN STATE RACE TRACK, INC.,

                       a New Jersey corporation, Landlord

                                       AND

                              GS PARK RACING, L.P.,

                    a New Jersey limited partnership, Tenant


                                                       Copy No.

                                                       Dated:

                                                                  LEASE SUMMARY


     THIS LEASE SUMMARY is made on the 28th day of January, 1999, by and between:

GARDEN STATE RACE TRACK, INC., a New Jersey corporation, with an address at c/o International Thoroughbred Breeders, Inc., Haddonfield Road and Route 70, Cherry Hill, NJ 08034, Attention: Christopher C. Castens (hereinafter called "Landlord"), and

GS PARK RACING, L.P., a New Jersey limited partnership, with an address at 3001 Street Road, Bensalem, PA 19020-8512, Attention: Harold G. Handel, President (hereinafter called "Tenant").

         WITNESSETH:

     LEASED PREMISES Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the following: (i) the real property located at 2200- 2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey, containing 222 acres, more or less, with the buildings and facilities thereon containing approximately 1,280,000 square feet of space, and all other improvements thereto, generally known as Garden State Park, all as more particularly described on Exhibit A attached hereto (collectively, the "Real Property"), and
(ii) all machinery, equipment, furniture, furnishings and fixtures located at and used in the operation of the Real Property as a horse racing and gaming facility, including, without limitation, the property described on Exhibit B attached hereto ("Personal Property", and collectively with the Real Property, the "Leased Property"), subject however to the terms and conditions of this Lease Summary and the Lease Agreement attached hereto and made a part hereof (collectively referred to as the "Lease").

     LENGTH OF TERM The initial term of this Lease ("Initial Term") shall be for seven (7) years commencing on the date hereof ("Commencement Date").

     FIXED RENT The Fixed Rent for each Lease Year (as defined in Section 1.02 of the Lease Agreement) of the Initial Term of this Lease shall be Three Hundred Thousand Dollars ($300,000.00) per annum. All Fixed Rent shall be payable in accordance with the terms and conditions of this Lease, including, without limitation, Article III of the Lease Agreement.

     TAXES In accordance with Article VI of the Lease Agreement, Tenant shall pay all Taxes, as defined in Article VI.

     USE OF LEASED PROPERTY Tenant shall use the Leased Property, subject to the provisions of this Lease, for the purpose of operating a horse racing track and associated uses, including, without limitation, racing, simulcasting, off-track betting, and other gaming-related businesses, or for any other lawful use.

     LEASE DOCUMENTS In addition to this Lease Summary and the Lease Agreement, the following are attached to this Lease and are incorporated in and made part of this Lease:

         Exhibit A:  Legal Description of Real Property
         Exhibit B:  Inventory of Personal Property
         Exhibit C:  Covenant
         Exhibit D:  Intentionally Omitted
         Exhibit E:  Intentionally Omitted
         Exhibit F:  Memorandum of Conveyance Obligation
         Exhibit G:  Subleased Space
         Exhibit H:  Subordination, Nondisturbance, Attornment and Put
                     Option Agreement
         Exhibit I:  Memorandum of Lease

SPECIAL PROVISIONS

          1. RENEWAL TERM. Provided that no Event of Default has occurred hereunder which has not been remedied, Tenant shall have the option to renew the term of this Lease for one (1) additional term of three (3) years ("Renewal Term") by notice to Landlord at least one hundred twenty (120) days prior to the expiration of the Initial Term. All terms and conditions of this Lease shall apply to the Renewal Term. The Initial Term and the Renewal Term are hereafter collectively called the "Term".

          2. LEASE TERMINATION. This Lease shall automatically terminate (if not earlier terminated pursuant to Section 6 of the Subordination, Nondisturbance, Attornment and Put Option Agreement of even date herewith ("SNDA") between Tenant and Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company ("Lender")), with both parties being relieved of any further obligations hereunder, upon Tenant or Tenant's assignee or affiliate opening for business a simulcast only, pari-mutuel wagering facility that does not have to conduct live racing ("OTB Facility") on the 10 Acre Parcel (as defined below). In addition, (a) this Lease shall terminate one hundred eighty (180) days after the date of closing for the sale by Landlord of all of the Leased Property in compliance with the requirements set forth in Exhibit C attached hereto, and (b) this Lease may be terminated by Tenant pursuant to Section 2.01(c) below.

          3. COVENANT. On the date hereof, Landlord and Tenant have executed and sent to be recorded a covenant in the form attached hereto as Exhibit C ("Covenant"), encumbering the Real Property. The terms of the Covenant are specifically incorporated herein, and the obligations of Landlord under the Covenant shall be specifically enforceable by Tenant without regard to whether this Lease is then in effect.

          4. 10 ACRE PARCEL. On the date hereof, Landlord and Tenant have executed and sent to be recorded a Memorandum of Conveyance Obligation in the form attached hereto as Exhibit F ("Conveyance Memorandum"), encumbering the Real Property. The terms of the Conveyance Memorandum are specifically incorporated herein, and the obligations of Landlord under the Conveyance Obligation shall be specifically enforceable by Tenant without regard to whether this Lease is then in effect. Pursuant to the terms of the SNDA, upon the occurrence of a Mortgage Event (as defined below), the successor landlord shall not be obligated to obtain or bear the cost to obtain, or take any other action with respect to, any subdivision or other approvals necessary to permit the subdivision of the 10 Acre Parcel from the Demised Premises, or to pay any real estate transfer taxes incurred as a result of the conveyance of the 10 Acre Parcel, but (i) Tenant may offset all such subdivision and transfer tax costs against the next installments of Fixed Minimum Rent coming due hereunder (but only to the extent of the amount of such Fixed Minimum Rent payable through the expiration or earlier termination of this Lease), and (ii) the successor landlord shall remain obligated (x) to convey the 10 Acre Parcel to Tenant without additional consideration upon (A) receipt by Tenant of the necessary subdivision and other approvals, in accordance with the terms of the Conveyance Memorandum and (B) the satisfaction of the 10 Acre Conditions (as defined in the
     SNDA), and (y) to reasonably cooperate with Tenant, without expense or liability to the successor landlord, in obtaining the necessary subdivision and other approvals, including, without limitation, execution of submissions to the applicable authorities prepared by Tenant.

          5. SUBLEASE OF OFFICE SPACE. Tenant shall sublease to Landlord, at a location in the Real Property selected by Tenant and reasonably acceptable to Landlord, the office space described on Exhibit G attached hereto, for the same period as the Term hereof, at a fixed rent of $1.00 per annum but with Landlord responsible for all utilities and other costs associated with the use and occupancy of the subleased space, provided that such sublease shall terminate immediately upon any foreclosure of the Existing Mortgage or the delivery of a deed in lieu thereof. Landlord and its affiliate may use such office space solely as general offices.

          6. CHILLER PAYMENT. Tenant shall be responsible for making all installment payments coming due after the Commencement Date during the Term of this Lease on the Note dated May 1, 1996 ("GECC Note") to GE Capital Corporation ("GECC") for the purchase of two chiller units, provided that if the Leased Property is sold to a third party during the Term hereof, Landlord shall reimburse Tenant on the date of closing for such sale for the aggregate of all such payments made by Tenant ("Aggregate Chiller Payments"), with accrued interest thereon from the date of each payment calculated at the Wall Street Journal prime rate in effect on the date the sale of the Leased Property is closed. Tenant shall also be responsible for maintaining the chiller units in good condition and repair, ordinary wear and tear excepted. Upon any sale of the Leased Property to any existing mortgagee of Landlord or any assignee of such a foreclosing mortgagee or any purchaser at a foreclosure sale or by a deed in lieu thereof, other than to Tenant or its successor or assignee, whether by foreclosure, deed in lieu of foreclosure, contractual agreement or otherwise (any of the foregoing, a "Mortgage Event"), the successor landlord shall not be obligated to reimburse Tenant for the Aggregate Chiller Payments out of pocket, but Tenant may offset the amount of the Aggregate Chiller Payments against the next installments of Fixed Minimum Rent coming due hereunder (but only to the extent of the amount of Fixed Minimum Rent payable through the expiration or earlier termination of this Lease). In addition, Landlord acknowledges that GECC has failed to confirm in writing that Tenant's sole obligation to GECC is to make scheduled monthly payments during the term of this lease. Accordingly, in the event GECC accelerates the obligation of Tenant or takes any other collection actions under the GECC Note, except due to Tenant's failure to make scheduled monthly payments, Landlord shall be responsible for all payments or obligations under the GECC Note, except scheduled monthly payments.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.

                                                   GARDEN STATE RACE TRACK, INC.
                                                     (Landlord)

                                                     By:________________________

                                                     Attest:____________________

                                                   GS PARK RACING, L.P.
                                                     (Tenant)

                                                     By:________________________

                                                     Attest: ___________________


                                 LEASE AGREEMENT

                                    ARTICLE I

                                      TERM


SECTION 1.01 Confirmation of the Term. The Initial Term of this Lease shall commence on the Commencement Date, as defined in the Lease Summary, and shall terminate at the end of the Initial Term (unless renewed by Tenant as set forth above) without the necessity of any notice from either Landlord or Tenant.

SECTION 1.02 Lease Year. The term "Lease Year" as used in this Lease shall mean the twelve (12) month period beginning with the Commencement Date and ending on the next anniversary of the Commencement Date and each successive twelve (12) month period thereafter during the term of this Lease.

                                   ARTICLE II

                          CONDUCT OF BUSINESS BY TENANT

SECTION 2.01 Use of Leased Property.

     (a) Subject only to the express restrictions set forth in this Lease and compliance with applicable laws, regulations and ordinances, Tenant may use the Leased Property for such purposes and in such manner as Tenant may choose in Tenant's sole discretion, including, without limitation, the nature, scope and duration of Tenant's activities, Tenant's marketing activities, and Tenant's personnel policies. Landlord shall, upon Tenant's request, execute any applications or authorizations required for Tenant's use of the Leased Property in accordance with this Lease.

     (b) Tenant shall not use the Leased Property for the generation, manufacture, refining, transportation, treatment, storage or disposal of any hazardous substance or waste or for any purpose which poses a substantial risk of damage to the environment and shall not engage in any activity which would subject Tenant to the provisions of the Federal Comprehensive Environmental
Response,  Liability  and  Cleanup  Act (42 U.S.C.  Section  9601 et seq.),  the
Federal Water Pollution Control Act (33 U.S.C.A. Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.), or any other federal, state or local environmental law, regulation or ordinance (collectively, "Environmental Laws"), provided that (i) Tenant may continue to operate the Leased Property (including, without limitation, dealing with hazardous substances) in the same manner as the Leased Property has previously been operated, and (ii) Tenant may, in accordance with all applicable law, temporarily accumulate for up to 90 days those hazardous materials and wastes used or generated on the Leased Property by Tenant and which are necessary and incidental to the use and operation of the Leased Property as permitted under this Lease.

     (c) Tenant shall be responsible for the immediate cleanup and removal, to the extent required under EPA and New Jersey Department of Environmental Protection standards and the standards of any other Federal or state or local agency having jurisdiction, and to the extent required to return the Leased
Property to its previous condition, of any and all spills, discharges, emissions, disposals or other releases of hazardous materials or wastes occurring after the Commencement Date in violation of subsection (b) above and not expressly permitted or allowed in accordance with applicable law (hereinafter, collectively referred to as "Unpermitted Releases"), and Tenant shall be responsible for all costs, expenses, liabilities and damages associated therewith. Landlord shall be responsible for the immediate cleanup and removal, to the extent required under EPA and New Jersey Department of Environmental Protection standards and the standards of any other Federal or state or local agency having jurisdiction, of any and all Unpermitted Releases occurring prior to the Commencement Date and not expressly permitted or allowed in accordance with applicable law, and Landlord shall be responsible for all costs, expenses, liabilities and damages associated therewith. Notwithstanding the foregoing, Tenant acknowledges that Landlord is not undertaking to comply with the conditions in the Permit identified as NJ0083836 ("Permit") except as set forth in the First Amendment to Asset Purchase Agreement of even date herewith by and among Landlord, various affiliates of Landlord and Greenwood New Jersey, Inc., an affiliate of Tenant. However, Tenant may, but is not obligated to, comply with such conditions. If the unavailability of a comparable Permit on or after June 30, 2000 would interfere with the operation of the Leased Property as conducted on the date hereof, at Tenant's option (which may be exercised upon 30 days notice), this Lease shall terminate.

     (d) Upon request, Tenant shall permit Landlord to inspect copies of (i) all applications or other documents submitted to any governmental agency by Tenant with respect to all Environmental Laws, (ii) any notification or correspondence submitted to any person pursuant to Environmental Laws, (iii) any permit, license, approval, identification number, or amendment or modification thereto, granted pursuant to Environmental Laws; and (iv) any record or manifest required to be maintained pursuant to Environmental Laws.

     (e) Upon receipt, Tenant or its agent shall submit to Landlord copies of any and all documents received from governmental agencies pertaining to non-compliance with Environmental Laws, such as notices of violation, summons, orders, complaints, penalty assessments, judgments, injunctions and warnings.

     (f) Upon request by Landlord, Tenant shall permit Landlord to inspect such affidavits, reports or responses to questions and certifications of compliance or non-applicability from the appropriate governmental authorities as have been delivered by Tenant to such authorities or received by Tenant from such authorities. Tenant shall provide access to the Leased Property, upon request of Landlord, for inspections and/or testing for compliance with the requirements set forth in this Section.

     (g) Landlord and Tenant shall fully cooperate with one another in connection with environmental matters, including a free exchange of information as to such matters.

SECTION 2.02 Licenses, Permits and Certificates of Occupancy. Tenant, at Tenant's sole expense, shall use Tenant's best efforts to obtain and maintain at all times during the term of this Lease all licenses, permits and certificates of occupancy which may be required by any governmental agency or authority to operate the Leased Property as currently operated.

SECTION 2.03 Tenant's Licensing Covenant. Tenant shall use its best efforts to maintain its New Jersey Racing Commission ("Commission") licenses required for the operation of the Leased Property as a horse racing facility by conducting its racing dates at the Leased Property or at any other racing facility in New Jersey as may be permitted by the Commission; provided, however, that racing dates for the Leased Property may be allocated to another racing facility if such allocation permits Tenant to operate an OTB Facility (as defined in the Lease Summary) at the Leased Property, and provided further, however, Tenant's obligation to maintain licenses is based on no adverse changes in applicable legislation or regulation, nor changes in circumstances outside Tenant's control, for example damage to the Leased Property.


                                   ARTICLE III

                              FIXED RENT; NET LEASE

SECTION 3.01 Fixed Rent. Tenant shall pay to Landlord the Fixed Rent set forth in the Lease Summary, payable in advance in equal monthly installments of $25,000.00 without any prior demand therefor, on the first day of each calendar month during the Term hereof, commencing upon the Commencement Date (provided that if the Commencement Date occurs on any day other than the first day of a calendar month, Tenant's first payment of Fixed Rent shall be payable on the first day of the following calendar month).

SECTION 3.02 Time and Place of Payment; Late Charges. Tenant shall promptly pay all Fixed Rent and other charges and render all statements herein prescribed at the office of Landlord set forth in the first paragraph of this Lease or at such other office as Landlord shall notify Tenant.

                                   ARTICLE IV

              LANDLORD'S REPRESENTATIONS, WARRANTIES AND COVENANTS


SECTION 4.01 Representations, Warranties and Covenants of Landlord.

     (a) Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge and except as disclosed in writing to Tenant by Landlord, the use of the Leased Property contemplated by this Lease is permitted and lawful under applicable laws or regulations and that the Leased Premises complies with all applicable laws and regulations (including, without limitation, the Americans with Disabilities Act and any similar laws or ordinances). Landlord shall be responsible, at Landlord's expense, to cure any violations of any such laws or regulations (whether or not known to Landlord on the date hereof) to the extent that they arise from conditions present on the Commencement Date, and if Landlord fails to do so, Tenant may do so and offset the cost thereof against the Fixed Rent.

     (b) Landlord represents and warrants to Tenant that (i) to the best of Landlord's knowledge after diligent investigation, no Toxic Substance (as defined below) has been stored, used or installed or is otherwise present on the land on which the Leased Property will be erected, and (ii) no Toxic Substances have been used in the construction of the Leased Property. Landlord shall be solely liable for the removal or remediation in compliance with all applicable laws of any hazardous or toxic substances, or any asbestos, PCBs or other contaminants present in, on or under the Leased Property as of the date hereof, whether now known or discovered hereafter, including, without limitation (but subject to Section 2.01(c) above), all costs and expenses related to the remediation of any problems relating to the backstretch, the disposal of equine manure and other waste products, and the contamination of any surface or underground waters or streams. If Landlord fails to do so, Tenant may do so and offset the cost thereof again the Fixed Rent and against Tenant's obligations under any or all of those four (4) Notes, in the respective original principal amounts of $1,000,000, $5,000,000, $3,000,000 and $2,000,000, each of even date herewith, from Tenant and its affiliate, FR Park Racing, LP, as Borrowers, to International Thoroughbred Breeders, Inc., a Delaware corporation, as agent for Garden State Race Track, Inc., a New Jersey corporation, Freehold Raceway Association, a New Jersey corporation, Atlantic City Harness, Inc., a New Jersey corporation, and Circa 1850, Inc., a New Jersey corporation.

                                    ARTICLE V

                                 OPERATING COSTS


SECTION 5.01 Operating Costs. Except as set forth hereafter, Tenant shall be responsible for all costs incurred by Tenant associated with operating the Leased Property as contemplated by this Lease. Tenant shall have no responsibility or liability for, replacements of capital items or capital improvements.


                                   ARTICLE VI

                                      TAXES

SECTION 6.01 Definition of Taxes. The word "Taxes" shall include all normal real estate taxes and assessments, and a pro rata portion of any special assessments based on the estimated useful life of the improvements for which the assessment is made ("Pro Rated Assessment") (but excluding taxes for any period prior to the date hereof) attributable to the Real Property. In the event that Tenant acquires the Leased Property from Landlord or an affiliate of Landlord, Tenant shall reimburse Landlord at closing for any portion of special assessments paid by Landlord during the Term hereof. The word "Taxes" shall not include any special or extraordinary assessments, or for any increase in Taxes resulting from any sale or transfer of any portion of the Leased Property, or for any special use district assessments imposed after the Commencement Date or any charge, such as a water meter charge and sewer rent based thereon, which is measured by the consumption by the actual user of the item or service for which the charge is made.

SECTION 6.02 Payments of Taxes. On the date hereof, Tenant shall pay the Taxes due for the first calendar quarter of 1999, and beginning on February 1, 1999, shall pay monthly installments of Taxes directly to Landlord's existing first mortgage lender, which shall, as a condition to receipt of such escrow payments, agree in writing to apply such payments solely to Taxes due for the Demised Premises and for no other purpose, provided that Tenant shall also pay to Landlord's existing first mortgage lender, not less than ten (10) days before any bill for Taxes is due and payable, any additional sums required to pay the Taxes on a timely basis, and shall deliver bills for the Taxes to such lender not less than ten (10) days prior to the due date thereof. In the event that such current first mortgage lender hereafter no longer requires monthly escrow payments of Taxes or no longer holds a first mortgage on the Demised Premises, then for each Lease Year, Tenant shall pay to the taxing authority at least five
(5) days prior to the due date hereof, the amount of all Taxes payable during such Lease Year. Landlord shall forward all bills for Taxes directly to Tenant, and Tenant shall send Landlord confirmation of each payment of Taxes promptly after payment thereof. Tenant shall have the right to contest any Taxes or any increase in any Taxes so long as such contest postpones any enforcement right by any taxing authority.

                                   ARTICLE VII

                                    UTILITIES

SECTION 7.01 Utilities. Commencing on the Commencement Date, Tenant shall pay all charges for electricity (including air conditioning), gas, heat, water, sewer and all other utilities used or consumed in or upon the Leased Property, as and when the charges therefor shall become due and payable. Tenant shall have the right to contest any utility charges.

SECTION 7.02 Application for Utilities. Tenant shall promptly make all appropriate arrangements with the local utility companies for the hookup and supply of such utilities to the Leased Property as Tenant may require, and Tenant shall notify all utilities to transfer billing to Tenant, such transfers to be at Tenant's expense.

                                  ARTICLE VIII

                      REPLACEMENTS, REPAIRS AND ALTERATIONS

SECTION 8.01 Landlord's Replacements and Repairs.   Landlord shall be solely
responsible for all structural repairs to and any and all replacements of any part of any building (including, without limitation, roofs, walls, foundations, and building structures) or any system in any building (including, without limitation, electrical, plumbing, mechanical and HVAC systems) forming part of the Leased Property. In addition, Landlord shall be responsible for any alterations, additions or modifications to the Leased Property required by any applicable law, rule or regulation, now or hereafter in effect for the use of the Leased Property for horse racing, simulcasting, offtrack betting or associated uses, including, without limitation, laws affecting access, environmental maters, smoking restrictions, sprinklers or other life safety systems, etc.

SECTION 8.02 Tenant's Repairs. Tenant, at Tenant's sole expense, shall perform routine maintenance and routine repairs of all portions of the Leased Property not required to be maintained by Landlord pursuant to Section 8.01 hereof, and shall keep the Leased Property in good order and repair, ordinary wear and tear excepted, but shall not be obligated to maintain any portion of the Leased Property in better condition or repair than its condition on the Commencement Date. Tenant shall repair promptly at Tenant's sole expense any damage to the Leased Property caused by any construction or alterations performed by Tenant, or by the delivery, installation or removal of Tenant's property, or by Tenant's negligence.

SECTION 8.03 Tenant's Right to Make Alterations. Tenant shall not make any structural alterations, structural improvements or structural additions to the Leased Property without Landlord's consent, which consent will not be unreasonably withheld, delayed or conditioned if such alterations, improvements or additions would not change the fundamental character of the use of the Leased Property as a racing facility. Tenant shall supply Landlord with plans and specifications for all such structural alterations, improvements and additions prior to requesting such consent. All alterations, improvements and additions made by Tenant shall remain upon the Leased Property at the expiration or earlier termination of this Lease and shall become the property of Landlord unless Tenant shall, prior to or within ten (10) business days after the termination of this Lease, have given written notice to Landlord of Tenant's intention to remove same, in which event Tenant shall promptly remove such alterations, improvements and additions at Tenant's expense and repair any damage caused by such removal. All of such alterations, improvements or additions shall be made solely at Tenant's expense; and Tenant agrees to indemnify and save harmless Landlord (a) on account of any injury to third persons or property by reason of any such changes, additions or alterations and
(b) from the payment of any claim on account of bills for labor or materials furnished or claimed to have been furnished in connection therewith. Tenant agrees to procure all necessary permits before undertaking such work and to do all such work in a good and workmanlike manner, employing materials of first quality and complying with all applicable laws and governmental requirements.


                                   ARTICLE IX

                                MECHANICS' LIENS

SECTION 9.01 Tenant Shall Discharge All Liens. Tenant shall promptly pay all contractors and materialmen retained by Tenant (subject to Tenant's right to dispute any invoice) so as to minimize the possibility of a mechanic's or materialman's lien attaching to the Leased Property. Should any such lien be made or filed, Tenant shall bond against or discharge the same within thirty
(30) days after written request by Landlord and, in the event that Tenant shall fail to do so, Landlord, in addition to its other remedies, may discharge the lien by payment of the amount secured thereby, or otherwise as provided by law, and any amount so paid by Landlord, together with any attorney's fees or other costs relating to the discharge of such lien, shall be immediately payable by Tenant to Landlord. Tenant shall give immediate notice to Landlord of the filing of any such lien.

                                    ARTICLE X

                                      SIGNS

SECTION 10.01 Permits. Tenant, at Tenant's sole expense, shall obtain all permits required in connection with any new Signs, and shall comply with all laws, orders, rules and regulations of governmental authorities relative to the erection, maintenance and repair of any new signs.


                                   ARTICLE XI

                INSPECTION OF LEASED PROPERTY AND ACCESS THERETO

SECTION 11.01 Inspection of Leased Property. Landlord reserves the right at all reasonable times, by itself or its duly authorized agents, to go upon and inspect the Leased Property and, at Landlord's option, to make replacements to the Leased Property, provided, however, that nothing herein contained shall be deemed or construed as an obligation of Landlord to undertake or effect any such repairs, alterations or additions other than as herein specifically set forth, and any performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.


                                   ARTICLE XII

                                 INDEMNIFICATION

SECTION 12.01 Tenant's Indemnification. Tenant shall indemnify and save harmless Landlord from suits, actions, damages, liabilities and expenses (including court costs and reasonable attorney's fees) arising out of any occurrence in or at the Leased Property or the occupancy or use by Tenant of the Leased Property, or to the extent occasioned by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires. Tenant's indemnification obligations shall include, without limitation, any suits, actions, damages, liabilities and expenses (including court costs and reasonable attorneys' fees) arising out of, or alleged to arise out of any obligations of Tenant to Tenant's employees, agents or contractors, to any racing associations or to any licensees, concessionaires or other independent contractors involved or associated in any way through Tenant with the operation of the Leased Property after the Commencement Date. Tenant will, during the term of this Lease, observe the terms of the collective bargaining agreement between Garden State Park and Sports Arena Employees' Local 137 to the extent required by the terms of that collective bargaining agreement.

SECTION 12.02 Landlord's Indemnification. Landlord shall indemnify and defend Tenant from suits, actions, damages, liabilities and expenses (including court costs and reasonable attorneys' fees) arising out of, or alleged to arise out of, any failure by Landlord to perform any obligation of Landlord hereunder, any condition present on the Leased Property as of the Commencement Date, any representation or warranty of Landlord proving false or untrue in any material way, and the negligent or willful act or omission of Landlord, its agents, contractors, employees, servants, invitees, licensees or concessionaires. Landlord's indemnification obligations shall include, without limitation, any suits, actions, damages, liabilities and expenses (including court costs and reasonable attorneys' fees) arising out of, or alleged to arise out of any obligations of Landlord to Landlord's employees, agents or contractors, to any racing associations or to any licensees, concessionaires or other independent contractors involved or associated in any way with the operation of the Leased Property prior to the Commencement Date.


                                  ARTICLE XIII

                                    INSURANCE

SECTION 13.01 Tenant's Required Coverages. Tenant, at Tenant's sole expense, shall obtain and maintain in full force and effect during the term of this Lease, the following policies of insurance:

     (a) Insurance against loss or damage under a Special Causes of Loss ("All Risk") form or equivalent including flood and earthquake perils, with such endorsements as are customarily required by institutional mortgagees with respect to similar properties similarly situated, in an amount not less than the greater of (i) 100% of the replacement value of the Improvements (exclusive of footings and foundations) and all personal property, without regard to depreciation, and (ii) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Landlord, Tenant or any other insured thereunder from being deemed to be a co-insurer. The policy will include Agreed Amount (waiving co-insurance) and Building Ordinance extensions.

     (b) Commercial General Liability (1993 form or equivalent) insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Leased Property or the adjoining streets, sidewalks and passageways and as a result of all operations, with a combined single limit of no less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate ("per location"). The policy will include Liquor Legal Liability and Employee Benefit Legal Liability extensions.

     (c) Combined Business Income (including Rents)/Extra Expense coverage with a limit representing no less than one hundred percent (100%) of the projected annual profits plus continuing expenses (including debt service) for all operations. Such coverage shall include extensions for off premises power losses ($1,000,000) and an extended period of indemnity to ninety (90) days.

     (d) Insurance against loss or damage from (i) leakage of sprinkler systems, and (ii) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed in or at the Leased Property, including production equipment, written under a comprehensive form with a combined direct/indirect limit of no less than Twenty-Five Million Dollars ($25,000,000).

     (e) Flood insurance in an amount equal to the full insurable value of the Leased Property or the maximum amount available, whichever is less, if all or any portion of the Premises is located in an area which has been designated by the Secretary of Housing and Urban Development as having special flood hazards, and if flood insurance is available under the National Flood Insurance Act.

     (f) Worker's compensation insurance with respect to the employees of Tenant, as required by applicable law in each state of operation.

     (g) An Automobile Liability policy written under coverage Symbol "1", providing a One Million Dollar ($1,000,000) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of Tenant. If the Leased Property is subject to garage operations, the Tenant will also maintain Garage Liability with One Million Dollar ($1,000,000) limit and Garagekeepers Legal Liability with a Five Hundred Thousand Dollar ($500,000) limit for comprehensive and collision coverages to vehicles in Tenant's care, custody and control.

     (h) An Umbrella Liability policy with a limit of not less than Twenty-Five Million Dollars ($25,000,000), providing excess coverage over all limits and coverages indicated in subsections (b), (f), and (g) above. The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies indicated in subsections
(b), (f) and (g) above and are written on an "occurrence form."

Tenant shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this
Section 13.01; provided, however, that notwithstanding the foregoing, Tenant may carry additional insurance not required hereunder, provided any such insurance affecting the Leased Property shall be for the mutual benefit of the Tenant and Landlord as their respective interests may appear, and shall be subject to all other provisions of this Section.

SECTION 13.02 Insurance Policies. All insurance policies shall be in content (including, without limitation, endorsements or exclusions, if any), form, and amounts, and issued by companies, reasonably satisfactory to Landlord and Landlord's first mortgagee from time to time and shall name Landlord and Landlord's first mortgagee as additional insureds and shall (except for Worker's Compensation Insurance) contain a waiver of subrogation clause reasonably acceptable to Landlord and Landlord's first mortgagee. An insurance company shall not be satisfactory unless such insurance company (a) is licensed or authorized to issue insurance in the State of New Jersey and (b) has a claims paying ability rating by the Rating Agencies of AA (or its equivalent). All insurance policies required hereunder shall contain a Non-Contributory Standard Mortgagee Clause and a Mortgagee's Loss Payable Endorsement (Form 438 BFU NS), or their equivalents (such endorsements shall entitle Landlord's first mortgagee to collect any and all proceeds payable under all such insurance, with the insurance company waiving any claim or defense against Landlord's first mortgagee for premium payment, deductible, self-insured retention or claims reporting provisions). All insurance policies shall provide that the coverage shall not be modified without (30) days' advance written notice to Landlord and Landlord's first mortgagee and shall provide that no claims shall be paid thereunder to a person other than Landlord's first mortgagee without ten (10) days' advance written notice to Landlord's first mortgagee. Tenant may obtain any insurance required by this Section through blanket policies, provided, however, that such blanket policies shall separately set forth the amount of insurance in force with respect to the Leased Property (which shall not be reduced by reason of events occurring on property other than the Leased Property) and shall afford all the protections to Landlord and Landlord's first mortgagee as are required under this Article. All policies of insurance required under this Article shall contain no annual aggregate limit of liability, other than with respect to liability insurance. If a blanket policy is issued, a certified copy of said policy shall be furnished, together with a certificate indicating that Landlord and Landlord's first mortgagee are additional insureds (and, if applicable, loss payee) under such policy in the designated amount. Tenant will deliver duplicate originals of all insurance policies, premium prepaid for a period of not less than three (3) months, to Landlord and Landlord's first mortgagee and, in case of insurance policies about to expire, Tenant will deliver duplicate originals of replacement policies satisfying the requirements of this Article to Landlord and Landlord's first mortgagee not less than thirty (30) days prior to the date of expiration, provided, however, if such replacement policy is not yet available, Tenant shall provide Landlord and Landlord's first mortgagee with an insurance certificate executed by the insurer or its authorized agent evidencing that the insurance required hereunder is being maintained under such policy, which certificate shall be acceptable to Landlord and Landlord's first mortgagee on an interim basis until the duplicate original of the policy is available. Tenant shall furnish Landlord and Landlord's first mortgagee receipts for the payment of premiums on such insurance policies or other evidence of such payment satisfactory to Landlord and Landlord's first mortgagee. The requirements of this Article shall apply to any separate policies of insurance taken out by Tenant concurrent in form or contributing in the event of loss with the insurance policies. The property insurance and the boiler and machinery insurance described in this Article shall include "underground hazards" coverage; "time element" coverage; "extra expense" (i.e., soft costs), clean-up, transit and ordinary payroll coverage; and "expediting expense" coverage to facilitate rapid repair or restoration of the Premises. The insurance policies shall not contain any deductible in excess of $25,000.

SECTION 13.03 Failure to Maintain Required Coverage. In the event that Tenant shall fail to obtain or maintain in full force and effect the insurance policies and coverages required of it hereunder, Landlord may obtain such insurance or coverage, pay the premiums thereon, and take such other steps as may be necessary to meet the requirements of this Article and upon demand, obtain reimbursement of the costs so expended from Tenant.


                                   ARTICLE XIV

                                 TRADE FIXTURES

SECTION 14.01 Title to Property and Removal. All trade fixtures installed by Tenant in the Leased Property shall remain the property of Tenant and shall be removable at the expiration or earlier termination of this Lease, provided that in the event of such removal, Tenant shall repair any damage caused by such removal. Any such trade fixture not removed at or prior to such termination shall be and become the property of Landlord.

SECTION 14.02 Failure to Remove. In the event, at the expiration or earlier termination of this Lease, Tenant fails to remove any trade fixtures installed by Tenant, then such fixtures shall become the property of Landlord, and Landlord may remove such fixtures and may dispose of such fixtures in any manner Landlord deems fit without the necessity of accounting to Tenant for the proceeds of same.


                                   ARTICLE XV

                            ASSIGNMENT AND SUBLETTING

SECTION 15.01 Assignment and Subletting. So long as Tenant remains fully liable hereunder, Tenant may assign this Lease, in whole or in part, or sublet the whole or any part of the Leased Property, or permit the use or occupancy of the whole or any part of the Leased Property by others, including, without limitation, the operation of all or any part of the Leased Property by a licensee or concessionaire. If this Lease or any interest of Tenant herein be assigned or if the whole or any part of the Leased Property be sublet or used or occupied by others (including, without limitation, an affiliate or subsidiary of Tenant), Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant and Tenant shall not be released therefrom in any manner.


                                   ARTICLE XVI

                          SUBORDINATION AND ATTORNMENT

SECTION 16.01 Mortgages. This Lease and the Tenant's interest hereunder shall be subject and subordinate at all times to any and all mortgages, deeds of trust, and other security instruments, including all renewals, extensions, consolidations, assignments and refinancings of the same (collectively "Mortgage") as well as all advances made upon the security thereof, which now or hereafter become liens upon the Landlord's interest in the Leased Property, provided that, as a condition of such subordination, each mortgagee shall execute and deliver to Tenant a nondisturbance agreement reasonably acceptable to Tenant and specifically acknowledging, inter alia, that Landlord's obligation to convey the 10 Acre Parcel shall survive any foreclosure or the exercise of any other remedy pursuant to such Mortgage. Simultaneously with the execution and delivery hereof, Landlord shall deliver to Tenant the SNDA in the form attached hereto as Exhibit H, which Tenant acknowledges is acceptable to Tenant. Upon receipt of the SNDA or any other acceptable nondisturbance agreement, Tenant shall upon request attorn to any mortgagee or other party acquiring the Leased Property. In case Landlord's interest under the Mortgage shall terminate for any reason and if the holder of any such Mortgage ("Mortgagee") or if the grantee of a deed in lieu of foreclosure, or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any such Mortgage shall at its sole option so request, Tenant shall attorn to, and recognize such Mortgagee, grantee or purchaser, as the case may be, as Landlord under this Lease for the balance then remaining of the term of this Lease, subject to all terms of this Lease but subject to the terms of the SNDA. Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such Mortgage to this Lease, and thereupon this Lease shall be deemed prior to such Mortgage. Notwithstanding the foregoing, but subject to the provisions of Section 5 of the SNDA, the Covenant set forth in Exhibit C shall not be subordinate to any mortgage or monetary lien encumbering the Leased Property.

SECTION 16.02 Execution of Documents. Tenant agrees to execute such documents as may be reasonably required by Landlord or any such Mortgagee, grantee or purchaser from time to time for the purpose of confirming such subordination or attornment.


                                  ARTICLE XVII

                             SURRENDER AND HOLDOVER

SECTION 17.01 Tenant's Obligation to Surrender Leased Property. Tenant, upon expiration or earlier termination of this Lease, shall peaceably surrender to Landlord the Leased Property in good repair as required by the terms of this Lease subject to reasonable wear and tear. Tenant shall surrender all keys for the Leased Property to Landlord.

SECTION 17.02 Consensual Holdover. In the event Tenant shall remain in possession of the Leased Property with Landlord's consent but without having executed a new lease or an extension or renewal of this Lease, then Tenant shall be deemed to be in occupancy and possession of the Leased Property as a tenant from month to month, subject to all the other terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy but the monthly Fixed Rent payable during such holding over shall equal 150% of the Fixed Rent payable during the last month of the Term. In the event that there occurs such a consensual holdover, either party may terminate said occupancy at the end of any one month period following the expiration date of the term of this Lease upon at least thirty (30) days' written notice to the other party.

SECTION 17.03 Tenant's Liability for Failure to Surrender. If Tenant fails to so surrender the Leased Property upon the expiration or earlier termination of this Lease, Tenant shall pay, for the period Tenant retains possession of the Leased Property, an amount equal to 150% of the Fixed Rent and other charges payable immediately prior to the expiration or earlier termination of this Lease, and Tenant shall indemnify and hold harmless Landlord from loss or liability resulting from such failure including, without limitation, any claims made by any succeeding tenant founded on such failure. Nothing contained in this section shall be deemed or construed as conferring upon Tenant a right to remain in possession of the Leased Property beyond the expiration or termination of this Lease or any extension or renewal hereof.


                                  ARTICLE XVIII

                    DAMAGE OR DESTRUCTION OF LEASED PROPERTY

SECTION 18.01 Total or Partial Destruction. If the Leased Property shall be damaged by fire or other casualty covered by applicable policies of fire and broad form extended coverage insurance but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage to be repaired, and the rent shall not be abated. If by reason of such occurrence, the Leased Property shall be rendered untenantable in whole or in part and such damage can, in Landlord's reasonable judgment, be repaired within 180 days, Landlord shall at its own expense cause the damage to be repaired and the Fixed Rent meanwhile shall be abated proportionately as to the portion of the Leased Property rendered untenantable until Landlord has restored the Leased Property. If the Leased Property shall be damaged or destroyed by a fire or casualty not covered by applicable policies of fire and broad form extended coverage insurance, or if such damage cannot, in Landlord's reasonable judgment, be repaired within 180 days, Tenant shall have the right, to be exercised by notice in writing delivered to the other within thirty (30) days from and after the occurrence of such damage or destruction, to elect to terminate this Lease. In no event shall Landlord be obligated to expend for any repairs or reconstruction an amount in excess of the insurance proceeds recovered by it and allocable to the damage of the Leased Property after deduction therefrom of any amounts required to be paid to any Mortgagee. In addition, Landlord shall not be required to rebuild any structure destroyed by fire or other casualty if such structure has not been used by Tenant at any time during the Term hereof.

SECTION 18.02 Notice by Tenant. Tenant shall immediately notify Landlord of any damage by fire or other casualty to the Leased Property.


                                   ARTICLE XIX

                                 EMINENT DOMAIN

SECTION 19.01 Total Condemnation. If the whole of the Leased Property shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation or in the event of a conveyance in lieu thereof, then the term of this Lease shall terminate as of the date on which possession of the Leased Property is required to be surrendered to the condemning authority, all rent and other charges shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

SECTION 19.02 Partial Condemnation. If any part of the Leased Property shall be so taken or conveyed, and in the event that such partial taking or conveyance shall render the Leased Property unsuitable for the business of Tenant, then the term of this Lease shall terminate as of the date on which possession of the Leased Property is required to be surrendered to the condemning authority, all rent and other charges shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or conveyance which is not extensive enough to render the Leased Property unsuitable for the business of Tenant, then Landlord shall promptly restore the Leased Property to the extent of condemnation proceeds available for such purpose to a condition comparable to their condition at the time of such condemnation less the portion lost in the taking, Tenant shall promptly make all necessary repairs, restoration and alterations of Tenant's fixtures, equipment and furnishings and shall promptly reenter the Leased Property and commence doing business in accordance with the provisions of this Lease and this Lease shall continue in full force and effect. In such event, the Fixed Rent shall be reduced in the same proportion that the floor area of the Leased Property so taken or conveyed bears to the floor area of the Leased Property immediately prior to such taking or conveyance, such reduction commencing as of the date Tenant is required to surrender possession of such portion. For purposes of determining the amount of funds available for restoration of the Leased Property from the condemnation award, said amount shall be deemed to be that part of the award which remains after payment of Landlord's reasonable expenses incurred in recovering same and any amounts due to any Mortgagee, and which represents a portion of the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the Leased Property. Notwithstanding the foregoing, Landlord shall not be required to restore any structure condemned as set forth above if such structure has not been used by Tenant at any time during the Term hereof.

SECTION 19.03 Landlord's Damages. In the event of any taking or conveyance as herein provided, Tenant shall not be entitled to any part of the award for such taking or conveyance, and Landlord and any Mortgagee shall receive the full amount of such award in accordance with the loan documents between them. Tenant expressly waives any right or claim to any part thereof and assigns to Landlord any such right or claim to which Tenant might become entitled.

SECTION 19.04 Tenant's Damages. Although all damages in the event of any condemnation shall belong to Landlord and any Mortgagee, Tenant shall have the right, to the extent that same shall not diminish Landlord's or such Mortgagee's award, to claim and recover from the condemning authority, but not from Landlord or such Mortgagee, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for or on account of, and limited solely to, any cost to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.


                                   ARTICLE XX

                                     DEFAULT

SECTION 20.01 Events of Default. Each of the following shall constitute an Event of Default ("Event of Default"):

     (a) Tenant defaults in the payment of any installment of Fixed Rent for a period of ten (10) days after such payment is due; or

     (b) Tenant defaults in the payment of any Taxes or insurance reimbursement payable by Tenant under this Lease on any day upon which the same shall be due and payable and such default continues for ten (10) days after the date on which the same was due and payable; or

     (c) Tenant defaults in the performance of any obligation, covenant or agreement of Tenant to be performed or observed under this Lease, other than those specifically set forth elsewhere in this Section 20.01, and such default continues and is not cured by Tenant within thirty (30) days after Landlord has given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if Tenant does not in good faith duly institute within such thirty (30) day period steps necessary to cure the same and promptly and diligently prosecute to completion such cure; or

     (d) Tenant makes an assignment for the benefit of creditors or becomes a party or subject to any liquidation or dissolution action or proceeding, or the institution of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to Tenant, or the appointment of a receiver, liquidator, custodian or trustee for Tenant or a substantial part of Tenant's assets and, if any of the same shall occur involuntarily, the same is not dismissed or discharged within 30 days; or the entry of an order for relief against Tenant under Title II of the United States Code entitled "Bankruptcy".

SECTION 20.02 Events of Landlord Default. Each of the following shall constitute an Event of Landlord Default ("Event of Landlord Default"):

     (a) Landlord defaults in the performance of any obligation, covenant or agreement of Landlord to be performed or observed under this Lease, and such default continues and is not cured by Landlord within thirty (30) days after Tenant has given to Landlord a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if Landlord does not in good faith duly institute within such thirty (30) day period steps necessary to cure the same and promptly and diligently prosecute to completion such cure; or

     (b) Landlord makes an assignment for the benefit of creditors or becomes a party or subject to any liquidation or dissolution action or proceeding, or the institution of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to Landlord, or the appointment of a receiver, liquidator, custodian or trustee for Landlord or a substantial part of Landlord's assets and, if any of the same shall occur involuntarily, the same is not dismissed or discharged within 30 days; or the entry of an order for relief against Landlord under Title II of the United States Code entitled "Bankruptcy".

                                   ARTICLE XXI

                              REMEDIES UPON DEFAULT

SECTION 21.01 Tenant's Default. Upon the occurrence of an Event of Default, Landlord may, as Landlord's exclusive remedy, either:

     (a) Demand payment of any sums owed by Tenant to Landlord hereunder up to the date of the Event of Default, and proceed to collect or bring action for such sums, as being in arrears, or file a proof of claim in any bankruptcy or insolvency proceedings for such sums, or institute any other proceedings to enforce payment thereof; or

     (b) Seek to terminate this Lease by notice to Tenant, and recover damages in the amount of Fixed Rent and other charges accrued and unpaid as of the date of the Event of Default, and subject to Tenant's arbitration rights as set forth below, this Lease shall thereupon terminate and neither party shall have any rights or obligations hereunder. If Tenant disputes the occurrence of an Event of Default alleged by Landlord, by written notice to Landlord given within fifteen (15) days after receipt of notice of the alleged Event of Default, and Landlord seeks to terminate this Lease under this subsection (b), Landlord and Tenant shall jointly select an impartial AAA arbitrator, operating under the rules of expedited arbitration of the AAA, whose determination of the occurrence of the Event of Default shall be final and binding. If the arbitrator finds that an Event of Default has occurred, Tenant shall have an additional fifteen (15) days after receipt of the arbitrator's decision to cure the Event of Default, and if Tenant fails to cure within such fifteen (15) day period, Landlord may, at its election, terminate this Lease, or exercise any other remedies (other than acceleration of rent) available at law or in equity.

SECTION 21.02 Landlord's Default. Upon the occurrence of an Event of Landlord Default, Tenant, in addition to such other remedies as Tenant may have at law or in equity, shall have the right to complete any obligation, covenant or agreement of Landlord to be performed or observed under this Lease, and to offset the cost thereof against the next payment(s) of Fixed Rent and/or against any other sums then owed to Landlord or any affiliate of Landlord. If Landlord disputes the occurrence of an Event of Default alleged by Tenant, by written notice to Tenant given within fifteen (15) days after receipt of notice of the alleged Event of Default, Landlord and Tenant shall jointly select an impartial AAA arbitrator, operating under the rules of expedited arbitration of the AAA, whose determination of the occurrence of the Landlord Event of Default shall be final and binding. If the arbitrator finds that an Event of Landlord Default has occurred, Landlord shall have an additional one (1) business day, for a monetary default, or five (5) days for a nonmonetary default, after receipt of the arbitrator's decision to cure the Event of Default, and if Landlord fails to cure within such period, Tenant may, at its election, terminate this Lease, or exercise any other remedies available hereunder or at law or in equity.

SECTION 21.03 Recovery of Legal Expenses. In the event of litigation or arbitration between the parties, the prevailing party shall be entitled to receive its reasonable attorneys' fees from the losing party.

SECTION 21.04 Landlord's Liability. Upon any Mortgage Event, the successor landlord's liability hereunder shall be limited to its interest in the Leased Property.

                                  ARTICLE XXII

                               ESTOPPEL STATEMENT

SECTION 22.01 Duty of Tenant to Furnish. At any time and from time to time, within ten (10) days after request therefor by Landlord, Landlord's existing or potential Mortgagee or any potential purchaser ("Requesting Party"), Tenant shall execute and deliver to Requesting Party, without charge and in a form satisfactory to Requesting Party, a written statement in recordable form, certifying that this Lease is in full force and effect and has not been amended except by such writings as shall be stated; certifying that Landlord is not in default under this Lease and there are no defenses or offsets thereto or else stating those claimed by Tenant; certifying the commencement and expiration dates of the term of this Lease; certifying that Tenant is in occupancy of the Leased Property; certifying the advance rent and security paid to or deposited with Landlord and the date to which rent and other charges have been paid; and certifying to such other matters relating to this Lease or the Leased Property as the Requesting Party shall reasonably request. Tenant represents and warrants that any such statement shall be binding and may be relied upon by the Requesting Party and any third party. In the event that Tenant shall fail to comply with this provision, it shall be conclusive upon Tenant that this Lease is in full force and effect without modification, that no default on the part of Landlord exists hereunder and that Tenant has no defenses or offsets hereto, except as may be represented by Landlord.


                                  ARTICLE XXIII

                                     NOTICES

SECTION 23.01 Manner and Place of Service. Wherever in this Lease it shall be required or permitted that notice, demand or consent be given or served by either party to this Lease to or on the other, such notice, demand or consent shall not be deemed to have been duly given or served unless in writing and either personally delivered, sent by certified mail, return receipt requested, postage prepaid, or by private delivery service guaranteeing overnight delivery (such as Federal Express), addressed to Landlord at Landlord's address set forth in the Lease Summary, and addressed to Tenant at Tenant's address set forth in the Lease Summary. Each party hereto may change its address for receipt of notices upon notification to the other parties in conformance herewith. All notices shall be deemed given on the date personally delivered, five (5) days after deposited in the United States mail, or one (1) business day after deposited with said private delivery service.


                                  ARTICLE XXIV

                                     BROKERS

SECTION 24.01 Warranty. Tenant and Landlord each represent and warrant to the other that neither party has had any dealing, negotiations or consultations with respect to the Leased Property or this transaction with any broker or finder and that no broker or finder called the Leased Property to Tenant's attention. In the event that any broker or finder claims a commission through contact with either party, that party shall defend, indemnify and save the other party harmless from and against all costs, fees (including, without limitation, reasonable attorney's fees), expenses, liabilities and claims incurred or suffered by the other party as a result thereof.


                                   ARTICLE XXV

                                  MISCELLANEOUS

SECTION 25.01 Binding Effect. All rights, obligations and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, personal representatives, successors and assigns of the such parties.

SECTION 25.02 Quiet Enjoyment. So long as Tenant shall pay the rents and other charges herein provided within the respective times provided therefor, and provided and so long as Tenant observes and performs all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Property for the term of this Lease without hindrance or interruption by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, the SNDA and any other nondisturbance agreement hereafter executed by Tenant and any Mortgagee.

SECTION 25.03 Waiver. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or a waiver of any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing and executed by such party.

SECTION 25.04 Custom and Usage. Landlord and Tenant shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Landlord or Tenant in refraining from so doing at any time or times with respect to Tenant hereunder. The failure of Landlord or Tenant at any time or times to enforce its rights under such covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

SECTION 25.05 Accord and Satisfaction. No payment by either party or receipt by either party of a lesser amount than any payment of rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges then due and payable. Neither party shall be bound by any endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or pursue any other remedy.

SECTION 25.06 Entire Agreement. The Lease Summary, this Lease Agreement and the Exhibits set forth all the agreements and understandings between Landlord and Tenant concerning the Leased Property and there are no agreements or understandings, either oral or written, regarding the subject matter hereof between them, other than as herein set forth. All prior arrangements and understandings, whether oral or written, between the parties hereto are merged herein and extinguished, this Lease superseding and canceling the same. No amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by the party against which such amendment is to be enforced.

SECTION 25.07 Captions and Index. The captions and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of this Lease nor in any way affect this Lease.

SECTION 25.08 Partial Invalidity; Separate Covenants. If any portion of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remainder of this Lease and the application of such portion to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law. Furthermore, each covenant, agreement, obligation and other provision contained in this Lease is, and shall be deemed and construed as, a separate and independent covenant of the party bound by, undertaking or making the same, and not dependent on any other provision of this Lease.

SECTION 25.09 Recording. The parties shall execute and acknowledge a short form of lease for recording purposes which shall be recorded in the form attached hereto as Exhibit I.

SECTION 25.10 Controlling Law. This Lease shall be interpreted and construed in accordance with the laws of the State of New Jersey.

SECTION 25.11 Time of the Essence. Time shall be of the essence of all obligations hereunder.

SECTION 25.12 Lease Summary. The Lease Summary is hereby incorporated into this Lease by this reference as though fully set forth herein.

SECTION 25.13 Authority. Each party hereto represents and warrants that it is authorized to enter into this Lease on behalf of its respective entity and to bind such entities with respect to any transaction contemplated by or occurring under the provisions of this Lease.


SECTION 25.14 Leasehold Mortgages. Subject to Landlord's prior written consent (which will not be unreasonably withheld or delayed) Tenant shall have the right to grant one or more mortgages on the Leased Property (a "Leasehold Mortgage"), provided that (i) any such Leasehold Mortgage shall be subordinate by its terms to any Mortgage; (ii) at the request of any Mortgagee, the holder of any such Leasehold Mortgage (a "Leasehold Mortgagee") shall execute and deliver to each Mortgagee an agreement in recordable form acknowledging such subordination;
(iii) at the request of any existing or potential Mortgagee or potential purchaser of the Leased Property, any such Leasehold Mortgagee shall execute and deliver within ten (10) days after request therefor, without charge and in a form satisfactory to the requesting party, a written statement certifying (a) that no default, whether before or after the giving of any applicable notice and/or the expiration of any applicable cure period, then exists, and (b) as to such other matters relating to the Leasehold Mortgage as the requesting party shall reasonably request; and (iv) the obligations secured by any such Leasehold Mortgage are unconditionally guaranteed by Greenwood Racing, Inc. or any entity of comparable net worth.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year set forth in the Lease Summary.

                                      GARDEN STATE RACE TRACK, INC.
                                      (Landlord

                                      By:________________________

                                      Attest:____________________

                                      GS PARK RACING, L.P.
                                      (Tenant)
                                      By: Pennwood Racing, Inc., general partner

                                      By:___________________________

                                      Attest: ________________________




EXHIBIT 10.3



                 CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                              Eleven Madison Avenue
                            New York, New York 10010


                               APPROVAL AGREEMENT


                                                                January 28, 1999


International Thoroughbred Breeders, Inc.
Garden State Race Track, Inc.
Freehold Racing Association
International Thoroughbred Gaming Development Corporation
Orion Casino Corporation
Post Office Box 1232
Cherry Hill, New Jersey 08034


Gentlemen:

     Reference is made to that certain Loan Agreement dated May 23, 1997 by and among International Thoroughbred Breeders, Inc. ("ITB"), Garden State Race Track, Inc. ("GSRT"), Freehold Racing Association ("FRA"), International Thoroughbred Gaming Development Corporation ("ITGDC") and Orion Casino Corporation ("OCC"; and ITB, GSRT, FRA, ITGDC and OCC, collectively, "Borrowers"), as the borrowers thereunder, and Credit Suisse First Boston Mortgage Capital LLC ("CSFB"), as the lender thereunder, as the same was amended pursuant to that certain Amendment to Loan Agreement dated as of May 24, 1997 by and among Borrowers and CSFB (as the same may have been, or hereafter may be, amended or modified, including pursuant to the terms hereof, the "Loan Agreement"). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

     Reference is also made to that certain Stipulation and Agreement of Compromise, Settlement and Release dated July 2, 1998 and entered in The Court of Chancery of the State of Delaware in and for New Castle County on October 6, 1998 in case number C.A. 15919 (the "Settlement Stipulation"), relating to certain actions brought by and against, among others, ITB.

     As of the date hereof, Borrowers are in default under the Loan Agreement and the other Loan Documents by virtue of those Events of Default set forth on Schedule A annexed hereto and made a part hereof (the "Existing Defaults"). Notwithstanding the Existing Defaults, Borrowers have requested that CSFB consent to (a) the Settlement Stipulation, and (b) the Requested Actions (as defined in Paragraph 1 hereof), which consent CSFB is willing to give, subject to (i) the satisfaction of the Conditions (as defined in Paragraph 4 hereof), and (ii) Borrowers' agreement to the other terms of this Approval Agreement, as evidenced by their execution hereof (this "Agreement").

     Now, therefore, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and CSFB do hereby agree as follows:

     1. Requested Actions. Borrowers hereby request CSFB's approval of the following actions (collectively, the "Requested Actions"):

          (a) The sale of the Freehold Property and the sale of a 10 acre parcel at the Garden State Property which is not used in the operation of the racetrack (the "10 Acre Parcel") for an aggregate purchase price of up to $56,000,000.00, consisting of $23,000,000.00 in cash (the "Cash Proceeds"), a $1,000,000.00 note from FR Park Racing, L.P. (the "Purchaser") to Borrowers (or any of them), representing certain amounts to be escrowed in connection with the Freehold Property, three (3) contingent notes from the Purchaser to Borrowers (or any of them) in the amounts of $2,000,000.00, $3,000,000.00 and $5,000,000.00 (collectively, the "Contingent Notes"), to be secured by a mortgage on the Freehold Property (the "Contingent Mortgage"), and a $22,000,000.00 note from the Purchaser to CSFB (the "Purchaser Note"), in return for which CSFB shall reduce the Loan by $22,000,000.00, which Purchaser Note (i) shall be guaranteed by Greenwood Racing Inc. ("GRI") and, following receipt of the Penn National Approvals (as hereinafter defined), Penn National Gaming, Inc. ("Penn National"; and collectively with GRI, the "Guarantors"), with GRI being fully liable thereunder until the receipt of the Penn National Approvals and with each of the Guarantors being severally, but not jointly, liable for up to fifty percent (50%) of the obligations thereunder following the receipt of the Penn National Approvals (the "Purchaser Guaranty"), (ii) shall be payable on the earlier of (A) five (5) business days following the date on which Penn National or its affiliate receives (or waives it need to receive) all of the following in connection with its purchase of a 50% interest in the Freehold Property and the 10 Acre Parcel (whether through the purchase of a real property interest in each of the properties or the purchase of an equity interest in the Purchaser, as applicable) (all of the following, collectively, the "Penn National Approvals"): all necessary approvals from the New Jersey Racing/Gaming Authorities, all necessary approvals under the Hart-Scott-Rodino Act and the approval of its bondholders, and
               (B) May 31, 1999, and (iii) shall be secured by a first mortgage in the amount of $22,000,000.00 on the Freehold Property in favor of CSFB (the "Purchaser Mortgage"), provided, that out of the Cash Proceeds, (I) Borrowers pay to CSFB a payment in an amount equal to the positive difference, if any, between $3,000,000.00 and the Reserve Reduction (as defined in Paragraph 1(h) hereof) (the amount of such positive difference, if any, the "CSFB Payment"), payable out of the Cash Proceeds following the satisfaction of the Freehold Liens, and (II) Borrowers are entitled to retain, only to make the payments necessary to consummate Borrowers' obligations under the Settlement Stipulation and to spend on Working Capital Purposes, subject to the provisions of the Loan Agreement governing the activities and financial arrangements in which Borrowers may engage, the balance of the Cash Proceeds in excess of the amounts necessary to satisfy the Freehold Liens and the amount of the CSFB Payment, if any (the sale of the Freehold Property and the 10 Acre Parcel on all of the foregoing terms, the "Freehold/10 Acre Sale");

          (b) Simultaneously with the sale of the Freehold Property pursuant to the Freehold/10 Acre Sale, the granting by the Purchaser (i) to Penn National of a mortgage on the Freehold Property in the amount of $11,250,000.00 (the "Penn National Mortgage"), and (ii) to GRI of a mortgage on the Freehold Property in the amount of $11,750,000.00 (the "Greenwood Mortgage"; and the Penn National Mortgage and the Greenwood Mortgage are collectively referred to herein as the "Penn/Greenwood Mortgages"), each of which Penn/Greenwood Mortgages shall be subject and subordinate to the Purchaser Mortgage;

          (c) Simultaneously with the sale of the Freehold Property pursuant to the Freehold/10 Acre Sale (except in the case of the following clause (ii) of this Paragraph 1(c) , which shall occur simultaneously with the delivery of the deed to the 10 Acre Parcel to the Purchaser after satisfying the conditions thereto set forth in clauses (vi), (vii) and (viii) of Paragraph 2(a) of this Agreement), and in consideration for the delivery by the Purchaser to CSFB of the Purchaser Loan Documents (as defined in Paragraph 2(a) hereof), (i) the discharge by CSFB of the Mortgage and any other Loan Documents encumbering the Freehold Property (the "Freehold Release"), (ii) the partial discharge by CSFB of the Mortgage and any other Loan Documents encumbering the 10 Acre Parcel (the "10 Acre Release"), and (iii) a $25,000,000.00 reduction (calculated as the sum of the amount of the Purchaser Note, the amount of the Reserve Reduction and the amount of the CSFB Payment, if any), of the Mortgages encumbering the Garden State Property and the El Rancho Property (the "Mortgage Reductions");

          (d) The repurchase of the NPD Shares (as defined in the Settlement Stipulation) by ITB in accordance with the terms of the Settlement Stipulation, the assumption by ITB of the NPD Note (as defined in the Settlement Stipulation), the payment to the bankruptcy trustee for the Estate of Robert E. Brennan (the "Bankruptcy Trustee") of a prepayment of the NPD Note in the amount of approximately $2,250,000.000 and the interest payment due under the NPD Note on January 15, 1999, and the escrowing of an amount equal to one (1) semi-annual payment of interest due under the NPD Note (calculated after taking into account the foregoing prepayment) with an escrow agent satisfactory to the Bankruptcy Trustee (all of the foregoing, collectively, the "NPD Note Assumption and Payments");

          (e) Conditioned upon the repurchase of the NPD Shares in accordance with the provisions of the Settlement Agreement, the granting by ITB to the Bankruptcy Trustee, as security for the NPD Note, of liens on each of the Garden State Property (which shall be partially released with respect to the 10 Acre Parcel simultaneously with the delivery of the deed to the 10 Acre Parcel to the Purchaser pursuant to the Freehold/10 Acre Sale) and the El Rancho Property (which shall be released simultaneously with the sale of the El Rancho Property pursuant to the Settlement Stipulation or otherwise), together with all personal property related thereto, which liens shall be subject and subordinate to the Mortgages and the other Loan Documents and shall not exceed $3,700,000.00 on each of said Properties (the "Bankruptcy Trustee Mortgages");

          (f) Simultaneously with the sale of the Freehold Property pursuant to the Freehold/10 Acre Sale, the granting by GSRT to GS Park Racing, L.P. (the "Garden State Lessee") of a ground lease covering the entire Garden State Property (the "Garden State Ground Lease"), which Garden State Ground Lease shall (i) have a 7 year term with a 3 year extension right on the same terms, (ii) have annual rental payments of at least $300,000.00, (iii) require the Garden State Lessee to pay all expenses relating to the ownership, operation, repair and maintenance of the Garden State Property, other than with respect to structural repairs and replacements, (iv) prohibit GSRT from selling the Garden State Property during the first year of the Garden State Ground Lease and prohibit GSRT from selling the Garden State Property thereafter to a person or entity which would use the property for gambling activities, and (v) contain a provision that upon the sale of the Garden State Property by GSRT as permitted in the foregoing clause (iv), such sale shall result in the termination of the Garden State Ground Lease 180 days following such sale;

          (g) Simultaneously with the execution and delivery of the Garden State Ground Lease, the execution and delivery by CSFB and the Garden State Lessee of a Subordination, Non-Disturbance, Attornment and Put Option Agreement in the form of Schedule B attached hereto and made a part hereof (the "SNDA");

          (h) Simultaneously with the sale of the Freehold Property pursuant to the Freehold/10 Acre Sale, the following re-allocations and transfers by CSFB of the $8,110,374.13 current balance of all funds in the Reserve Accounts (such current balance, the "Reserve Balance"): (i) the allocation of $1,800,000.00 of the Reserve Balance into the Interest Reserve Account and the treatment of the same thereafter solely as Interest Reserve Funds (the "Interest Reserve Allocation"), (ii) the allocation of $185,335.00 of the Reserve Balance into the Tax and Insurance Escrow Account and the use of the same thereafter solely to pay Taxes and Insurance Premiums with respect to the El Rancho Property in accordance with the terms of the Loan Agreement, the Reserve Account Agreement and the other Loan Documents (the "Tax and Insurance Allocation"), (iii) the allocation of $1,650,000.00 of the Reserve Balance (the "New Working Capital Funds") into the Working Capital Account and the treatment of the same thereafter solely as Working Capital Funds (the "Working Capital Allocation"), provided, however, that (A) the New Working Capital Funds shall only be used for the following purposes and up to the following amounts (each, a "New Working Capital Item"): (I) New Jersey capital gains taxes due in connection with the Freehold/10 Acre Sale not to exceed $1,600,000.00, and legal and filing fees and expenses incurred in connection Borrowers' obligations under Paragraph 5(l) hereof not to exceed $50,000.00, (B) notwithstanding anything to the contrary contained in the Loan Agreement, the Reserve Account Agreement or any other Loan Document, disbursements of the New Working Capital Funds shall be made by CSFB from the Working Capital Account subject only to Borrowers' delivery of a disbursement request to CSFB not less than ten (10) days before Borrowers desire the disbursement of any New Working Capital Funds, which disbursement request shall include a detailed description of the New Working Capital Item(s) to be paid by such New Working Capital Funds and evidence that the same are then due and payable, it being expressly understood and agreed that it shall not be a condition to any such disbursement of New Working Capital Funds that no Default or Event of Default shall have occurred, and (C) upon the payment in full of each New Working Capital Item and the delivery to CSFB of reasonably satisfactory evidence of such payment in full, CSFB shall disburse to Borrowers any amount of New Working Capital Funds which was allocated to such New Working Capital Item as set forth above, which was not needed to satisfy in full such New Working Capital Item, which disbursed funds shall thereafter be used by Borrowers only to make the payments necessary to consummate Borrowers' obligations under the Settlement Stipulation and for Working Capital Purposes, subject to the provisions of the Loan Agreement governing the activities and financial arrangements in which Borrowers may engage, (iv) the application of the remaining balance of the Reserve Balance, after making the Interest Reserve Allocation, the Tax and Insurance Allocation and the Working Capital Allocation (such remainder the "Remaining Reserve Balance"), up to $3,000,000.00, in reduction of the Loan (such reduction the "Reserve Reduction"), and (v) the disbursement to Borrowers of any portion of the Remaining Reserve Balance in excess of $3,000,000.00, to be used by Borrowers only to make the payments necessary to consummate Borrowers' obligations under the Settlement Stipulation and for Working Capital Purposes, subject to the provisions of the Loan Agreement governing the activities and financial arrangements in which Borrowers may engage (all of the foregoing, the "Reserve Transfers");

          (i) A Disposition Sale (as defined in the Settlement Stipulation) of the El Rancho Property by LVEN within the time periods set forth in, and in accordance with the terms of, the Settlement Stipulation, or the exercise by LVEN of its Refinancing Option (as defined in the Settlement Stipulation) within the time periods set forth in, and in accordance with the terms of, the Settlement Stipulation, and the taking by Borrowers of such actions as are contemplated by the Settlement Stipulation in order to implement a Disposition Sale by LVEN or LVEN's Refinancing Option within the time periods set forth in, and in accordance with the terms of, the Settlement Stipulation (all of the foregoing, the "LVEN Sale and Refinancing Rights"); and

          (j) The purchase by GSRT from Service America Corporation d/b/a Volume Services America ("Concessionaire"), for a purchase price of up to $500,000.00 (the "License/Equipment Purchase Price"), of the liquor license covering, and the food services equipment used at, the Garden State Property, which liquor license shall be assigned to the Garden State Lessee, to the extent assignable without any remaining liability thereunder to GSRT or any other Borrower, which License/Equipment Purchase Price shall be payable by GSRT to Concessionaire pursuant to an unsecured promissory note providing for repayment thereof in six (6) equal installments commencing on the earlier of (i) the date on which such liquor license is transferred to GSRT, or (ii) not earlier than April 1, 1999, and thereafter on each December 28 through and including December 28, 2003 (all of the foregoing, the "License/Equipment Purchase").

     2. Approval of Requested Actions. Subject to the satisfaction of the Conditions, except with respect to the LVEN Sale and Refinancing Rights which shall be subject only to the satisfaction of the LVEN Conditions (as defined in Paragraph 2(i) hereof), and Borrowers' agreement to the other provisions of this Agreement, as evidenced by their execution hereof, CSFB hereby approves the Requested Actions, subject to the following modifications thereto (and any subsequent reference herein to the Requested Actions shall be deemed to mean the Requested Actions set forth in Paragraph 1 hereof, as modified by the provisions of this Paragraph 2):

          (a) CSFB hereby approves the Freehold/10 Acre Sale, provided that (i) Borrowers (or whichever of them shall be the holder of the
               Contingent Mortgage) enter into a subordination and standstill agreement with CSFB providing, among other things, that until such time as all obligations due and owing to CSFB under the Purchaser Loan Documents are paid in full, they shall not seek to foreclose the Contingent Mortgage in the event of a default thereunder or under any of the Contingent Notes, which subordination and standstill agreement shall be in form and substance reasonably satisfactory to CSFB, (ii) the Purchaser Note, the Purchaser Guaranty and the Purchaser Mortgage shall be in form and substance reasonably satisfactory to CSFB, (iii) in addition to the Purchaser Note, the Purchaser Guaranty and the Purchaser Mortgage, the Purchaser shall also execute and/or deliver to CSFB the following additional documents and items, all to be in form and substance reasonably satisfactory to CSFB (all of the following, together with the Purchaser Note, the Purchaser Mortgage and the Purchaser Guaranty, collectively, the "Purchaser Loan Documents"): (A) an environmental indemnification agreement (the "Purchaser Environmental Indemnity"), (B) an assignment of leases and rents, (C) such Uniform Commercial Code Financing Statements as are reasonably necessary to create a security interest in favor of CSFB with respect to the personal property referred to in the granting clauses of the Purchaser Mortgage,
               (D) an opinion letter from the Purchaser's and the Guarantors' counsel as to due formation, authority, enforceability and such other matters as may be reasonably requested by CSFB, (E) a title policy in favor of CSFB insuring the Purchaser Mortgage as a first lien on the Freehold Property, subject only to such exceptions as are shown on CSFB's existing Title Policy covering the Freehold Property, other than the Freehold Liens, and with such affirmative insurance and endorsements as are included in CSFB's existing Title Policy covering the Freehold Property, and
               (F) such other certifications, affidavits and other documents as CSFB may reasonably request, (iv) the first two percent (2%) of the amount of the Purchaser Note (i.e. $440,000.00) shall be applied by CSFB in partial payment of the Exit Fee and the balance of the amount of the Purchaser Note (i.e. $21,560,000.00) shall be applied in reduction of the Outstanding Principal Balance of the Loan, (v) the first two percent (2%) of the CSFB Payment, if any, shall be applied by CSFB in partial payment of the Exit Fee and the balance of the CSFB Payment, if any, shall be applied in reduction of the Outstanding Principal Balance of the Loan, (vi) on or prior to the date of the delivery of the deed to the 10 Acre Parcel to the Purchaser pursuant to the Freehold/10 Acre Sale, CSFB is provided with a separate legal description and survey of the 10 Acre Parcel, (vii) the 10 Acre Parcel is located substantially as shown on Schedule C annexed hereto and made a part hereof, or at such other location that is not used, and is not otherwise necessary, in the operation of the racetrack on the Garden State Property, as reasonably evidenced to CSFB on or prior to the date of the delivery of the deed to the 10 Acre Parcel to the Purchaser pursuant to the Freehold/10 Acre Sale, it being expressly agreed by Borrowers and CSFB that if, as a result of any relocation of the 10 Acre Parcel, the Purchaser is obligated, pursuant to the terms of the Conveyance Memorandum (as defined in the Garden State Ground Lease) to pay any amount to CSFB to make up for the difference between the Preferred Value and the Alternate Value (as such capitalized terms are defined in the Conveyance Memorandum), such amount shall be applied by CSFB in reduction of the Obligations (including the application of the first two percent (2%) thereof to the Exit Fee), (viii) on and after the date of the delivery of the deed to the 10 Acre Parcel to the Purchaser pursuant to the Freehold/10 Acre Sale, the 10 Acre Parcel will constitute a separate tax lot from the balance of the Garden State Property, and (ix) on or prior to the date of the delivery of the deed to the 10 Acre Parcel to the Purchaser pursuant to the Freehold/10 Acre Sale, the Purchaser pays the Purchaser Note in full;

          (b) CSFB hereby approves the Penn/Greenwood Mortgages, provided that each of Penn National and GRI enters into a subordination and standstill agreement with CSFB providing, among other things, that until such time as all obligations due and owing to CSFB under the Purchaser Loan Documents are paid in full, it shall not seek to foreclose its Penn/Greenwood Mortgage in the event of a default thereunder or under any other agreement between it and the Purchaser, each of which subordination and standstill agreements shall be in form and substance reasonably satisfactory to CSFB;

          (c) CSFB hereby approves the Freehold Release, the 10 Acre Release and the Mortgage Reductions, provided that (i) the first two percent (2%) of the $25,000,000.00 sum of the amount of the Purchaser Note, the amount of the Reserve Reduction and the amount of the CSFB Payment, if any (i.e. $500,000.00) shall be applied by CSFB in partial payment of the Exit Fee and the balance of such $25,000,000.00 (i.e. $24,500,000.00) shall be applied in reduction of the Outstanding Principal Balance of the Loan, and (ii) the Mortgage Reductions shall, therefore, be in an amount equal to $24,500,000.00, being that portion of the amount of the Purchaser Note, the amount of the Reserve Reduction and the amount of the CSFB Payment, if any, which is applied in reduction of the Outstanding Principal Balance of the Loan (as opposed to the partial payment of the Exit Fee);

          (d) CSFB hereby approves the NPD Note Assumption and Payments, provided, that none of the same shall occur until the date on which (i) the LVEN Effective Date (as defined in the Settlement Stipulation) has occurred, (ii) the NPD Effective Date (as defined in the Settlement Stipulation) has occurred, and (iii) the Actions (as defined in the Settlement Stipulation) have been dismissed with prejudice (such date, the "ITB Effective Date");

          (e) CSFB hereby approves the Bankruptcy Trustee Mortgages, provided that (i) the same shall not be granted until the ITB Effective Date, and (ii) the Bankruptcy Trustee enters into a subordination and standstill agreement with CSFB providing, among other things, that for so long as any of the Obligations remain outstanding,
               (A) in the event of a default under the NPD Note, the Bankruptcy Trustee shall look only to the NPD Shares for its remedies (without waiving any further action against ITB with respect to such default following the payment in full of the Obligations), and (B) the Bankruptcy Trustee shall not commence or join in the commencement of any involuntary bankruptcy proceeding against ITB or any other Borrower, which subordination and standstill agreement shall be in form and substance reasonably satisfactory to CSFB;

          (f) CSFB hereby approves the Garden State Ground Lease, subject to the execution and delivery by the Garden State Lessee of the SNDA;

          (g) CSFB hereby approves the SNDA, provided that (i) the same is substantially identical to the form attached hereto and made a part hereof as Schedule B, (ii) immediately following the execution thereof, the same is recorded in the appropriate land records in Camden County, New Jersey, (iii) simultaneously with the execution and delivery thereof, the Guarantors deliver a guaranty (the "Trigger Guaranty") of the obligation of the Garden State Lessee to acquire the Garden State Property, as and to the extent set forth in the SNDA, including, without limitation, the obligations to pay the Down Payment and the Purchase Price (as each such term is defined in the SNDA), in each instance as and to the extent payable in accordance with the terms of the SNDA, the obligations under which Trigger Guaranty (A) shall be borne solely by GRI until the receipt of the Penn National Approvals, and (B) shall be the several, but not joint, obligations of the Guarantors following the receipt of the Penn National Approvals, with each Guarantor being liable for up to fifty percent (50%) of the obligations thereunder, which Trigger Guaranty is in form and substance reasonably satisfactory to CSFB, and (iv) by their execution of this Agreement, Borrowers hereby agree to the terms of the SNDA;

          (h) CSFB hereby approves the Reserve Transfers, provided that the first two percent (2%) of the Remaining Reserve Balance retained by Lender as the Reserve Reduction in accordance with Paragraph 1(h)(iv) hereof shall be applied by CSFB in partial payment of the Exit Fee and the balance of such Remaining Reserve Balance retained by Lender as the Reserve Reduction in accordance with Paragraph 1(h)(iv) hereof shall be applied in reduction of the Outstanding Principal Balance of the Loan;

          (i) CSFB hereby approves the LVEN Sale and Refinancing Rights, provided that (i) the LVEN Effective Date has occurred, (ii) simultaneously with the execution and delivery of this Agreement by CSFB, CSFB has received the releases of CSFB by each of the LVEN Parties (as defined in the Settlement Stipulation) contemplated under Section 15 of the Settlement Stipulation, in the form agreed to by CSFB and the LVEN Parties, (iii) simultaneously with the execution and delivery of this Agreement by CSFB, the LVEN Parties have delivered to CSFB a written instrument expressly and unconditionally (A) approving the provisions of this Agreement relating to the LVEN Parties, and
               (B) waiving their rights to withdraw from the Settlement Stipulation under Section 24 of the Settlement Stipulation or otherwise, (iv) the LVEN Parties have performed all of their obligations under Section 4(e) of the Settlement Stipulation, and
               (v) simultaneously with the closing of a Disposition Sale or a Refinancing Loan (as defined in the Settlement Stipulation) pursuant to LVEN's Refinancing Option, CSFB receives an amount of cash, in immediately available funds, equal to the lesser of $44,200,000.00 or the full amount of the Obligations then outstanding (the foregoing clauses (i) - (v), collectively, the "LVEN Conditions"); and

          (j)  CSFB hereby approves the License/Equipment Purchase.

     3. Approval of Settlement Stipulation. Subject to the satisfaction of the Conditions and Borrowers' agreement to the other provisions of this Agreement, as evidenced by their execution hereof, CSFB hereby approves the Settlement Stipulation in its entirety, and this Agreement shall be deemed the "CSFB Approval Agreement", as such term is used in the Settlement Stipulation. Whether or not all or any of the Conditions are ever satisfied, the date of this Agreement shall be deemed the "CSFB Effective Date", as such term is used in the Settlement Stipulation, for all purposes under the Settlement Stipulation, including, without limitation, the provisions of Sections 14, 15, 17 and 24 thereof.

     4. Conditions. In addition to the specific conditions set forth in Paragraphs 1 and 2 hereof with respect to the approval of each particular Requested Action, CSFB's approval of the Requested Actions (other than the LVEN Sale and Refinancing Rights, which are only conditioned upon the satisfaction of the LVEN Conditions) and the Settlement Stipulation as set forth above are expressly conditioned upon the satisfaction of the following conditions precedent, each of which must occur prior to or simultaneously with the consummation of any of the Requested Actions (other than the LVEN Sale and Refinancing Rights, which are only conditioned upon the satisfaction of the LVEN Conditions), and which are conditions to any of CSFB's obligations under this Agreement, other than the conditions set forth in the following Paragraphs 4(b), 4(c) and 4(d), which must occur prior to or simultaneously with the execution of this Agreement:

          (a) CSFB shall have received the releases contemplated by Section 15 of the Settlement Stipulation, which releases shall be in form and substance satisfactory to CSFB;

          (b) CSFB shall have received a payment in immediately available funds in the amount of $248,000.00, constituting the attorneys' fees and expenses previously incurred by CSFB in connection with the Litigations (as defined in the Settlement Stipulation), the settlement thereof, the negotiation of prior proposed agreements between CSFB and Borrowers and this Agreement. Additionally, as a condition to the occurrence of each Requested Action, Borrowers shall pay to CSFB in immediately available funds all amounts constituting attorneys' and other fees and expenses incurred by CSFB in connection with such Requested Action;

          (c) The Second Warrant shall have been modified to provide that it is and shall remain immediately exercisable by CSFB;

          (d) ITB shall have delivered to CSFB a unanimous (without abstentions) resolution of ITB's board of directors unconditionally (i) ratifying ITB's and the other Borrowers' obligations under the Loan Agreement and the other Loan Documents, subject to any amendments thereto deemed made hereby or otherwise contemplated hereby, (ii) agreeing to forebear from ever challenging the due authorization or enforceability of the Loan or any of the Loan Documents, (iii) confirming that CSFB has no additional funding obligations to ITB or any other Borrower, other than disbursing funds from the Reserve Accounts in accordance with the terms of the Loan Documents, as modified by this Agreement, (iv) authorizing the execution and delivery of this Agreement by ITB and the other Borrowers and any other agreements or documents contemplated hereby or necessary or reasonably desired by CSFB to fully effectuate the transactions contemplated hereby, and (v) identifying the specific signatories who are authorized to execute and deliver, on behalf of ITB and the other Borrowers, this Agreement and any other agreements or documents contemplated hereby or necessary or reasonably desired by CSFB to fully effectuate the transactions contemplated hereby;

          (e) Borrowers shall have delivered to Lender a copy of the Settlement Stipulation as entered in The Court of Chancery of the State of Delaware in and for New Castle County, together with all amendments thereto, certified by Borrowers to be a true, complete and correct copy of the original thereof;

          (f) Borrowers shall have delivered to Lender a copy of the purchase and sale agreement for the Freehold/10 Acre Sale, together with all amendments thereto, certified by Borrowers to be a true, complete and correct copy of the original thereof, and the same shall be satisfactory to Lender in its reasonable discretion;

          (g) Borrowers shall have delivered to Lender a copy of the Garden State Ground Lease, together with all amendments thereto, certified by Borrowers to be a true, complete and correct copy of the original thereof, and the same shall be satisfactory to Lender in its reasonable discretion; and

          (h) Borrowers shall have delivered to Lender documents evidencing and/or explaining the agreements between GRI and Penn National regarding the Freehold/10 Acre Sale, and the same shall be satisfactory to Lender in its reasonable discretion.

     5. Borrowers' Representations, Warranties and Covenants. In consideration for the agreements by CSFB provided herein, Borrowers hereby make the following representations, warranties and covenants in favor of CSFB:

          (a) Borrowers hereby represent and warrant that the period for appeal of the Settlement Stipulation has expired and no party has filed any notice of appeal with respect thereto;

          (b) Borrowers hereby acknowledge and agree that the Loan is in default as a result of the Existing Defaults and, in consideration for the benefits granted to CSFB herein, CSFB has conditionally agreed to waive such Existing Defaults in accordance with the provisions of Paragraph 6(a) hereof;

          (c) Borrowers hereby represent and warrant that, on a consolidated basis, none of the Borrowers are insolvent as of the date hereof, for which purpose "insolvent" shall mean (i) the inability of an entity to pay its debts as they become due, and/or (ii) that the fair value of such entity's debts is greater than the fair value of such entity's assets;

          (d) Borrowers hereby covenant that none of the Borrowers shall file any voluntary bankruptcy proceeding, make any assignment for the benefit of creditors, or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian or trustee of itself or of all or substantially all of its assets, in each case, until at least 367 days following the repayment in full of the Obligations;

          (e) Borrowers hereby covenant that none of the Borrowers shall assist in, or consent to, any involuntary bankruptcy proceeding against it, until at least 367 days following the repayment in full of the Obligations;

          (f) Borrowers hereby covenant that in the event that any Borrower does file a voluntary bankruptcy proceeding (in violation of the foregoing agreements) or in the event that an involuntary bankruptcy proceeding is filed against any of them, ITB and the other Borrowers, as applicable, shall not oppose, and shall immediately consent to, any motion by CSFB for relief from any automatic stay in such bankruptcy proceeding in order to allow CSFB to exercise any or all of its rights and remedies, including, without limitation, to foreclose on one or more of the Properties;

          (g) Borrowers hereby covenant that CSFB will retain (i) all of the ITB Common Stock currently owned by it, including such ITB Common Stock as was previously received by CSFB under the terms of the Tri-Party Agreement, and (ii) after giving effect to the provisions of Paragraph 4(c) hereof, all of the Warrants;

          (h) Borrowers hereby affirm their obligation to pay the Exit Fee upon any prepayment or repayment of the Loan and, in connection therewith, Borrowers hereby agree that upon any prepayment of the Loan, including, without limitation, in connection with the sale of any Property, whether or not contemplated hereby or by the Settlement Stipulation, either (i) Borrowers shall pay to CSFB, on account of the Exit Fee, two percent (2%) of the amount so prepaid in addition to such prepayment, or (ii) two percent (2%) of the amount so prepaid shall be credited against the Exit Fee, thus reducing by an equal amount the reduction in the Outstanding Principal Balance of the Loan otherwise contemplated by such prepayment. Without limiting the generality of the foregoing, in consideration for the agreements herein made by CSFB for the benefit of Borrowers, Borrowers hereby agree that there shall be due and payable to CSFB upon the repayment of the Loan in full an additional exit fee in the amount of $2,500,000.00 (the "Additional Exit Fee"), provided, however, that such Additional Exit Fee shall not be due or payable, and shall be deemed waived, in the event that the Loan is repaid in full on or before September 1, 2000, it being expressly acknowledged and agreed by Borrowers, however, that the foregoing shall in no way be deemed or construed as extending, or constitute evidence of any extension of, the maturity date of the Loan beyond the Maturity Date;

          (i) Borrowers hereby acknowledge and agree that except for any amendments thereto deemed made hereby or otherwise contemplated hereby, the Loan Documents and all of the terms and conditions thereof, including, without limitation, the maturity of ITB's obligations under the Loan Agreement and the other Loan Documents on the Scheduled Maturity Date (defined in the Loan Agreement as June 1, 1999, subject to the provisions of Section 2.2.2 of the Loan Agreement, as modified by Paragraph 5(n) hereof), remain unchanged and in full force and effect;

          (j) On the LVEN Effective Date (as defined in the Settlement Stipulation), (i) LVEN and/or its subsidiaries, as applicable, shall have (A) canceled the note from ITB to LVEN in the amount of $10,500,000.00, (B) canceled the Entertainment Agreement, and
               (C) released ITB from any obligation to pay any future contingent interest in the cash flow generated by the El Rancho Property; and (ii) Borrowers shall have caused LVEN and/or its subsidiaries, as applicable, to return to ITB for immediate cancellation the ITB Common Stock which was issued to Casino-Co pursuant to the Tri-Party Agreement;

          (k) Borrowers hereby covenant that they shall promptly deliver to CSFB and its counsel copies of any notices and/or correspondence hereafter sent to ITB by LVEN or hereafter sent by ITB to LVEN regarding the sale or refinancing of the El Rancho Property, whether such notice or correspondence is sent pursuant to the Settlement Stipulation or otherwise;

          (l) ITB hereby covenants that it shall, within 90 days following the date hereof, submit to the Securities and Exchange Commission the registration statement(s) necessary to register (i) the Warrants (after giving effect to the provisions of Paragraph 4(c) hereof) and the ITB Common Stock underlying the same, (ii) the ITB Common Stock underlying the privilege granted to CSFB in the Loan Agreement to convert up to $10,000,000.00 of the Loan into ITB Common Stock, and (c) the 232,652 shares of ITB Common Stock issued to CSFB pursuant to the Tri-Party Agreement, which registration statement(s) shall be effective not later than 180 days following the submission thereof;

          (m) ITB hereby covenants that it shall, within thirty (30) days following the date hereof, cause its board of directors to authorize a new class of stock (the "Preferred Stock"), and to issue the same to an "independent director", selected from a national firm that provides independent directors, upon payment by such independent director of the par value thereof, which shall be nominal. Such holder of the Preferred Stock shall be entitled to elect, and shall have elected, as a separate class, either by its sole written consent or by its sole vote at any meeting of the stockholders of ITB, an independent director (which may be itself), selected from a national firm that provides independent directors, whose consent will be required solely for any approval for ITB to (i) engage in any business or activity other than as set forth in ITB's Certificate of Incorporation in effect as of the date hereof; (ii) incur any Indebtedness or assume or guaranty any Indebtedness of any other entity or person, other than in connection with any business or activity as set forth in ITB's Certificate of Incorporation in effect as of the date hereof or as contemplated by this Agreement; (iii) voluntarily dissolve or liquidate, in whole or in part; (iv) consolidate or merge with or into any other entity or convey or transfer substantially all of its properties and assets to any other entity or person; (v) commence or cause or permit a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, including, but not limited to, Title 11 of the United States Code, 11 U.S.C.ss.ss.101 et seq., as amended, or seek the appointment of a trustee, receiver, liquidator, custodian, examiner or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or make a general assignment for the benefit of creditors, or take any action or fail to take any action which would result in ITB's inability to pay its debts as they become due, or take or permit any action to authorize any of the foregoing; or (vi) amend ITB's Certificate of Incorporation or By-Laws, other than as contemplated hereby and by the Settlement Stipulation (all of the foregoing, collectively, the "Major Decisions"). The Preferred Stock shall have no rights other than
               (a) the foregoing right to elect an independent director who must consent to any Major Decision, and (b) the right to an annual dividend in an amount equal to the independent director's annual fee. The Preferred Stock shall automatically expire 367 days after the repayment in full of the Obligations;

          (n) Borrowers hereby agree that the following new clause (g) is hereby added to Section 2.2.2 of the Loan Agreement immediately following clause (f) therein:
                    "and (g) together with the Extension Notice, Borrower shall have delivered to Lender an unconditional written agreement from the Garden State Lessee to extend all of the time periods for all of its obligations under Section 4 of the SNDA for one (1) year (i.e. such that a Trigger Event (as defined in the SNDA) shall be required to occur between June 1, 2000 and September 1, 2000 in order for Lender to exercise its rights under said Section 4 of the SNDA and all time periods thereafter referred to in said Section 4 of the SNDA shall commence from said new period of June 1, 2000 to September 1, 2000).";

          (o) Borrowers hereby acknowledge, agree and covenant that (i) one of the Purchaser Loan Documents being executed and delivered to Lender is the Purchaser Environmental Indemnity, (ii) the Purchaser Environmental Indemnity only covers environmental matters at the Freehold Property first occurring or arising after the date of the sale of the Freehold Property to the Purchaser,
               (iii) the Freehold Release shall not result in a release of the Hazardous Substances Indemnity Agreement dated May 23, 1997 given by Borrowers in favor of Lender (the "Borrower Environmental Indemnity"), and (iv) following the Freehold Release, Borrowers shall remain liable under the Borrower Environmental Indemnity for all liability arising thereunder with respect to environmental matters at the Freehold Property which arose or occurred on or prior to the date of the sale of the Freehold Property to the Purchaser (as well as all liability thereunder with respect to the Garden State Property and the El Rancho Property, which shall in no way be affected, modified or impaired by the Freehold Release); and

          (p) Borrowers hereby acknowledge and agree that any Borrower's failure to perform any obligation on its part to be performed hereunder or under the Settlement Stipulation, in either case, within the time period set forth herein or therein, shall constitute an additional Event of Default under the Loan Agreement. Following the occurrence of any such Event of Default or the occurrence of any other Event of Default under the Loan Agreement (other than those waived in accordance with Paragraph 6(a) hereof, if and when such waiver shall become effective in accordance with the terms of Paragraph 6 hereof), in addition to all of the other rights and remedies of CSFB under the Loan
               Documents, at law and in equity, CSFB shall have no further obligation to perform its obligations hereunder (except with respect to the provisions of Paragraphs 1(i), 2(i), 6(c) (to the extent it relates to the LVEN Sale and Refinancing Rights) and 6(e) hereof (collectively, the "LVEN Provisions"), in each instance subject to the satisfaction of the LVEN Conditions and the express terms of such LVEN Provisions), and ITB shall have no further rights hereunder.

     6. CSFB's Covenants. In consideration for the agreements by Borrowers provided herein, CSFB hereby makes the following covenants in favor of Borrowers, which covenants shall become effective, without the need for any further documentation, immediately following the satisfaction of the Conditions and the consummation of all of the Requested Actions, other than the Requested Action set forth in Paragraph 1(i) hereof, in each instance, within the time frames therefor set forth herein, other than (i) the covenant set forth in the following Paragraph 6(c), which shall become effective immediately upon the full execution and delivery of this Agreement, and (ii) the covenant set forth in the following Paragraph 6(e), which shall become effective immediately upon the satisfaction of those LVEN Conditions set forth in clauses (i) - (iv) of Paragraph 2(i) hereof:

          (a)  CSFB shall waive the Existing Defaults;

          (b) Except for its retention of the ITB Common Stock acquired pursuant to the terms of the Tri-Party Agreement, as contemplated under Paragraph 5(g) hereof, CSFB shall waive any and all rights or claims under the Tri-Party Agreement and the Bi-Lateral Agreement;

          (c) CSFB hereby agrees that (i) the sale of the El Rancho Property in accordance with the terms of the Settlement Stipulation, provided that CSFB receives an amount of cash, in immediately available funds, equal to the lesser of $44,200,000.00 or the full amount of the Obligations then outstanding, (ii) the Freehold/10 Acre Sale in accordance with the terms hereof, and (iii) the ground lease of the Garden State Property in accordance with the terms hereof, shall each constitute an exception to the prohibition on Transfers set forth in the Loan Agreement;

          (d) CSFB shall agree that the following provisions of the Loan Agreement are deemed deleted therefrom: Section 8.1.14(a);
               Section 8.1.14(c); Section 8.1.14(d); Section 8.1.15; Section 8.1.16; and Section 8.1.17;

          (e) CSFB shall agree that in connection with any Event of Default arising prior to or following the date hereof, including, without limitation, the Existing Defaults, CSFB shall not commence a foreclosure action with respect to the El Rancho Property (whether a real property foreclosure of the land and improvements constituting the El Rancho Property or a foreclosure of any personal property relating to the El Rancho Property, whether pursuant to the Uniform Commercial Code or otherwise), nor file any additional lien on all or any portion of the El Rancho Property (including, without limitation, a lis pendens), in the exercise of its remedies under the Loan Documents, until not earlier than April 20, 1999, and until (and including) April 19, 1999 LVEN shall have the right to consummate a Disposition Sale or Refinancing Loan in accordance with the terms of the Settlement Stipulation, provided that (i) the foregoing agreement on the part of CSFB shall only remain in effect for so long as the LVEN Parties perform all of their obligations owing to Borrowers under Section 4 of the Settlement Stipulation, including, without limitation, the obligation to pay 50% of the Carrying Costs (as defined in the Settlement Stipulation), and the foregoing agreement shall become immediately null and void upon the failure of the LVEN Parties to so perform under Section 4 of the Settlement Stipulation, (ii) the foregoing agreement on the part of CSFB shall in no way prohibit or limit CSFB's right to file a proof of claim in any bankruptcy action commenced by or against any of the Borrowers, whether commenced before, on or after April 19, 1999, and (iii) TIME SHALL BE OF THE ESSENCE with respect to the dates set forth in this Paragraph 6(e), it being expressly understood that CSFB's agreements set forth in this Paragraph 6(e) shall, under any and all circumstances, automatically expire and be of no further force or effect on April 20, 1999, without the need for any further documentation or action on the part of CSFB or any of the LVEN Parties;

          (f) Provided that (i) the Taxes next coming due with respect to the Garden State Property are paid in full simultaneously with the execution and delivery of the Garden State Ground Lease, and (ii) thereafter the Garden State Lessee makes monthly deposits with CSFB on account of the Taxes to become due with respect to the Garden State Property, at the times, and in an amount calculated as set forth in Section 2.7.1 of the Loan Agreement (each, a "Lessee Tax Deposit"), CSFB shall agree that (A) Borrowers shall have no obligation to make any Tax Escrow Payment as set forth in
               Section 2.7.1 of the Loan Agreement with respect to the Garden State Property, but Borrowers shall remain secondarily liable therefor in the event that the Garden State Lessee fails to make any such Lessee Tax Deposit, and (B) notwithstanding the occurrence of an Event of Default, CSFB shall apply all such Lessee Tax Deposits to the payment of Taxes with respect to the Garden State Property as the same become due and payable, provided that (I) the Garden State Lessee has delivered to CSFB a copy of any real estate tax bill with respect to the Garden State Property at least ten (10) days before the due date thereof, and
               (II) together with any such tax bill, the Garden State Lessee has delivered to CSFB any difference between the amount of real estate taxes then due and payable and the aggregate amount of Lessee Tax Deposits then on deposit with CSFB, with respect to which amount, Borrowers shall remain secondarily liable in the event that the Garden State Lessee fails to pay the same. All Lessee Tax Deposits shall be deposited by CSFB in a segregated interest-bearing account and all interest accrued thereon shall thereafter be deemed to be part of the principal amount thereof, to be used in the same manner as the actual Lessee Tax Deposits. Upon repayment in full of the Obligations, any unapplied portion of the Lessee Tax Deposits then on deposit with CSFB shall be promptly returned to the Garden State Lessee; and

          (g) Provided that the Garden State Lessee maintains in full force and effect the insurance required under Section 6.3 of the Loan Agreement with respect to the Garden State Property, CSFB shall agree that Borrowers shall have no obligation to make any Insurance Escrow Payment as set forth in Section 2.7.2 of the Loan Agreement with respect to the Garden State Property, but Borrowers shall remain secondarily liable for the cost of all such insurance in the event that the Garden State Lessee fails to maintain the same.

     7. Miscellaneous. In furtherance of all of the foregoing, Borrowers and CSFB hereby make the following additional covenants and agreements:

          (a) Borrowers expressly acknowledge and agree that, except to the limited extent provided in the LVEN Provisions, the provisions of this Agreement shall in no event abrogate, terminate, limit or modify in any manner any of CSFB's rights and remedies at law, in equity or under the Loan Documents, with respect to the Properties or otherwise, in the event that there shall occur an Event of Default following the date hereof, including, without limitation, Borrowers' failure to pay the entire Obligations on the Maturity Date;

          (b) The agreements set forth herein shall be binding upon, and shall inure to the benefit of, CSFB and its successors, assigns and participants. The agreements set forth herein shall be binding upon, and shall inure to the benefit of, each of the Borrowers and, to the extent assignment of the Loan Documents by any Borrower is permitted under the Loan Agreement, their respective permitted successors and assigns;

          (c) In the event of any conflict between the terms hereof or the terms of the Settlement Stipulation, on the one hand, and the terms of the Loan Documents, on the other hand, the terms hereof or of the Settlement Stipulation, as applicable, shall govern. In the event of any conflict between the terms hereof, on the one hand, and the terms of the Settlement Stipulation, on the other hand, the terms hereof shall govern;

          (d) All agreements set forth herein for the benefit of CSFB shall be effective and operative as of the date hereof, it being acknowledged and agreed that following the date hereof, all rights of CSFB hereunder shall remain effective and operative irrespective of whether or not (i) the LVEN Effective Date, the NPD Effective Date and/or the ITB Effective Date shall ever occur, and/or (ii) any condition to the effectiveness of the Settlement Stipulation shall ever be satisfied, and/or (iii) any party to the Settlement Stipulation shall perform or fail to perform any obligation on its part to be performed thereunder; and none of Borrowers' or any third party beneficiary's rights hereunder shall be effective unless and until the occurrence of the applicable effective date expressly provided herein and the satisfaction of any conditions precedent with respect to such rights set forth herein;

          (e) Except with respect to the LVEN Provisions, in each instance subject to the satisfaction of the LVEN Conditions and the express terms of such LVEN Provisions, CSFB's agreement to each term hereof is conditioned upon the satisfaction of each other term hereof; and CSFB's agreement to, and consummation of, the transactions contemplated herein is conditioned upon the performance by each party to the Settlement Stipulation of its respective material obligations thereunder; provided, however, that CSFB's agreement to, and consummation of, the following transactions contemplated herein, so long as the same are consummated in accordance with the terms hereof, shall not be conditioned upon the performance by each party to the Settlement Stipulation of its respective material obligations thereunder: the Freehold/10 Acre Sale; the Penn/Greenwood Mortgages; the Freehold Release; the 10 Acre Release; the Mortgage Reductions; the Garden State Ground Lease; the SNDA; and the License/Equipment Purchase;

          (f) Without the need for any further documentation, the Loan Agreement and the other Loan Documents are hereby deemed amended and modified to the extent necessary to make the same consistent with the terms hereof, provided, however, that, without limiting the foregoing, CSFB and Borrowers shall, at the sole cost and expense of Borrowers, execute and deliver such amendments to the Loan Documents as CSFB or Borrowers may reasonably request in order to reflect the provisions of this Agreement. From and after the date hereof, (i) any reference in any of the Loan Documents to the Loan Agreement or any other Loan Document, shall be deemed to refer to the Loan Agreement or such other Loan Document as modified by this Agreement, (ii) this Agreement shall constitute an additional Loan Document, (iii) any reference in the Loan Agreement or any other Loan Document to "the Loan Documents", "any Loan Document" or words of similar import shall be deemed to include this Agreement, and (iv) any reference in the Loan Agreement or any other Loan Document (including this Agreement) to "the Obligations" shall be deemed to include the Additional Exit Fee, if the same shall be due and payable in accordance with Paragraph 5(h) hereof;

          (g) This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute this Agreement;

          (h) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York pursuant to
               Section 5-1401 of the New York General Obligations Law;

          (i) CSFB and Borrowers shall, from time to time, upon request of the other party, at the sole cost and expense of Borrower, execute and deliver such other documents and/or instruments, and take such other actions, as may be reasonably necessary or desirable to fully effectuate the terms and provisions of this Agreement;

          (j) Except as deemed amended hereby or as the same may be amended in order to reflect the terms hereof, (i) the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect, and (ii) Borrowers and CSFB hereby ratify and confirm all of the provisions thereof;

          (k) The Purchaser, Penn National and GRI are hereby acknowledged to be third party beneficiaries of this Agreement to the extent of the agreements herein which provide benefit to them, including, without limitation, the provisions set forth in Paragraphs 1(a) and 2(a) hereof which provide that a portion of the purchase price payable by the Purchaser in connection with the Freehold/10 Acre Sale shall be satisfied by the execution and delivery of the Purchaser Loan Documents to CSFB;

          (l) The LVEN Parties are hereby acknowledged to be third party beneficiaries of the LVEN Provisions, in each instance subject to the satisfaction of the LVEN Conditions and the express terms of such LVEN Provisions;

          (m) Except as expressly set forth in the foregoing Paragraphs 7(k) and 7(l) hereof, no other person or entity other than CSFB and Borrowers shall have any rights in or under this Agreement nor be or be deemed to be a third party beneficiary hereof;

          (n) The addresses for notices set forth in Section 10.9 of the Loan Agreement are hereby amended as set forth on Schedule D annexed hereto and made a part hereof; and

          (o) CSFB and Borrowers expressly acknowledge and agree that the provisions of that certain letter agreement dated December 5, 1997 by and between CSFB and Borrowers regarding discussions between CSFB and Borrowers (the "NonWaiver Letter") remain in full force and effect and apply to this Agreement, except as and to the extent that the terms of this Agreement now or hereafter override the provisions of said Non-Waiver Letter.


     If the foregoing is acceptable to Borrowers, please evidence Borrowers' acceptance of this Agreement by executing this Agreement where indicated below.

                                                      Very truly yours,

                                                      CREDIT SUISSE FIRST BOSTON
                                                      MORTGAGE CAPITAL LLC


                                                      By: ______________________
                                                          Name:
                                                          Title

            [SIGNATURES OF BORROWERS SET FORTH ON THE FOLLOWING PAGE]


ACCEPTED AND AGREED TO
ON THIS 28th DAY OF JANUARY, 1999


INTERNATIONAL THOROUGHBRED BREEDERS, INC.


By:      _______________________________
         Name:
         Title:


GARDEN STATE RACE TRACK, INC.


By:      _______________________________
         Name:
         Title:


FREEHOLD RACING ASSOCIATION


By:      _______________________________
         Name:
         Title:


INTERNATIONAL THOROUGHBRED GAMING
DEVELOPMENT CORPORATION


By:      _______________________________
         Name:
         Title:


ORION CASINO CORPORATION


By:      _______________________________
         Name:
         Title:



                                    SCHEDULES


                         Schedule A - Existing Defaults

                         Schedule B - Form of SNDA

                         Schedule C - Location of 10 Acre Parcel

                         Schedule D - Addresses for Notice




EXHIBIT 10.4



                                    AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into this 6th day of January, 1999, by and between among INTERNATIONAL THOROUGHBRED BREEDERS, INC. ("ITB") and DONALD F. CONWAY, CHAPTER 11 TRUSTEE (the "Trustee") FOR THE BANKRUPTCY ESTATE OF ROBERT E. BRENNAN.

     WHEREAS, ITB is a party to a Stipulation and Agreement of Compromise, Settlement and Release in the Court of Chancery of the State of Delaware executed by the parties thereto, including ITB, on July 2, 1998 (the "Settlement Stipulation");

     WHEREAS, certain aspects of the settlement memorialized by the Settlement Stipulation (the "Settlement") are not effective against certain parties to the Settlement Stipulation, including without limitation ITB, until the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") in the action captioned In re: Robert E. Brennan, Case No. 95-35502 (KGF) (USBC Dist. NJ) (the "Brennan Bankruptcy Action"), has approved of certain actions to be taken and releases to be made by the parties to the Settlement; and

     WHEREAS, Trustee has agreed to the consummation of the actions contemplated by and the releases to be made in connection with the Settlement Stipulation and as more fully described herein (the "Trustee Settlement");

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, it is agreed as follows:

     1. Defined Terms. Capitalized terms used herein without definition are used as defined in or by reference to the Settlement Stipulation.

     2. Bankruptcy Court Approval. Immediately upon the execution hereof, the Trustee shall apply to the Bankruptcy Court and use his best effort to obtain promptly the Bankruptcy Court's approval of the following (collectively, "Bankruptcy Court Approval"):

               1. The assumption by ITB of the NPD Note in accordance with the terms of the Settlement Stipulation and this Agreement;

               2. The transfer of the $2,000,000 cash collateral held by Cole, Schotz, Meisel, Forman & Leonard, P.C. ("Cole Schotz") to AutoLend Group, Inc. ("AutoLend"), plus all interest actually accrued thereon, in accordance with the terms of the Settlement Stipulation and this Agreement;

               3. The purchase by ITB of the NPD Shares in accordance with the terms of the Settlement Stipulation and this Agreement;

               4.   The terms of this Agreement;

               5.   The  release  of  claims  as  provided  in  the   Settlement
                    Stipulation and in accordance with the terms of this Agreement;

               6. The execution of the Settlement Stipulation by Robert E. Brennan; and

               7. The execution and delivery by the Trustee of releases in the form attached hereto as Exhibits "A, B, C", to all parties to the Settlement Stipulation, Credit Suisse First Boston Mortgage Capital LLC ("CSFB") and Cole Schotz, respectively, in accordance with the terms of the Settlement Stipulation and this Agreement.

     3. Closing Date. The "Closing Date" as the term is used in this Agreement shall be that date upon which the last of the following occurs or has occurred:

               1.   Bankruptcy Court approval shall have been obtained;

               2. The conditions set forth in the Settlement Stipulation for the occurrence of the NPD Effective Date and the NPD Repurchase shall have occurred or shall occur simultaneously on the Closing Date; and

               3.   One of the following transactions shall have occurred:

                    (1) ITB shall have closed the transactions contemplated by the Asset Purchase Agreement, as amended, between ITB and Greenwood New Jersey, Inc. (or its assignees) (the "Asset Purchase Agreement"); or

                    (2) ITB shall have closed and received the proceeds of a $7,000,000 financing facility in favor of ITB on terms acceptable to ITB from any financing institution acceptable to ITB (the "Bridge Loan"). Such Bridge Loan shall be repaid upon the closing of the Asset Purchase Agreement and shall be used to permit ITB to consummate the transactions contemplated by the Settlement Stipulation and this Agreement.

     4. Consummation of Trustee Settlement. The following actions shall occur simultaneously on the Closing Date:

               1. NPD Repurchase. The Trustee shall permit the purchase by ITB of the 2,904,016 shares of ITB common stock, par value $2.00 per share, purchased by NPD from Robert E. Brennan pursuant to the Stock Purchase Agreement dated December 5, 1996 and amended by the First Amendment dated January 10, 1997, and held by Robert E. Brennan's counsel, Cole Schotz, as security for the NPD Note (the "NPD --- Shares"), for $4,600,000 in immediately available funds, the termination and retirement of the NPD Note (which was assigned to the Trustee), and the execution of the ITB Note (as hereinafter defined) by ITB in accordance with the Settlement Stipulation.

               2. Execution of ITB Note. The Trustee shall permit the assumption by ITB of any and all obligations and rights of NPD pursuant to the NPD Note (which was assigned to the Trustee), by the execution of a promissory note by ITB in the amount of $3,558,032 in the form attached hereto as Exhibit "D", at the same interest rate and on the same semi-annual interest payments, terms and conditions as the NPD Note, and on the following additional terms (the "ITB Note"), upon which the NPD Note shall be fully and finally retired and terminated and NPD shall be deemed fully and finally released and discharged from any and all obligations thereunder in accordance with the terms of the Settlement
                    Stipulation:

                    (1) The ITB Note shall be due and payable on the earlier of January 15, 2001 or the closing of the earlier of the sale by ITB or its subsidiaries of all or part of one of the following properties (the "Maturity Date"):

                    (a) the property owned by Orion Casino Corporation, a Nevada corporation wholly-owned by ITB, and known as the "El Rancho Property" located at 2755 Las Vegas Boulevard South, Las Vegas, Clark County, Nevada; or

                    (b) the property owned by Garden State Race Track, Inc., a New Jersey corporation wholly-owned by ITB, and known as the "Garden State Property" located at Route 70 and Haddonfield Road, Cherry Hill Township, Camden, New Jersey;

                    provided however, that the Maturity Date shall be extended for forty-five (45) days at the sole discretion of ITB to permit ITB to arrange financing with a lender acceptable to ITB on terms acceptable to ITB, which financing shall fully and finally release any and all outstanding obligations due by ITB under the ITB Note; and

                    (2) The Trustee shall defer ITB's obligation to make the interest payments due under the ITB Note on July 15, 1999 until the Maturity Date of the ITB Note or such earlier date on which ITB prepays the then outstanding balance due under the ITB Note. The interest payment due under the NPD Note on January 15, 1999 shall remain payable by ITB to the Trustee on January 15, 1999.

          3. Payment to Trustee. ITB shall make a cash payment to the Trustee in the amount of $2,250,000 in immediately available funds to reduce the principal amount of the NPD Note.

          4. Escrow of July 15, 1999 Interest Payment. ITB shall deposit $195,000 into an interest bearing escrow account with Shanley & Fisher, counsel to the Trustee, as escrow agent, subject to the terms and conditions set forth in the Escrow Agreement between ITB and the Trustee in the form attached hereto as Exhibit "E." On July 15, 1999, ITB shall cause Shanley & Fisher to deliver to the Trustee from such escrow account $195,000 plus interest actually earned thereon, which total amount shall be applied by the Trustee against the outstanding principal balance due under the ITB Note.

          5. Return of Cash Collateral To AutoLend Group, Inc. The Trustee shall permit Cole Schotz to transfer the $2,000,000 cash collateral (the "Cash Collateral"), plus all interest accrued thereon, pledged by AutoLend to secure NPD's obligations under the NPD Note, to AutoLend in accordance with the terms of the Settlement Stipulation. The Trustee shall release and waive any right, claim or interest held by the Trustee in and to the Cash Collateral.

          6. Trustee Security in NPD Shares. The NPD Shares shall be transferred to and held in escrow by Shanley & Fisher, counsel to the Trustee, as security for the ITB Note, which shares shall be considered non-voting treasury shares of ITB, on the terms provided in the Pledge and Escrow Agreement between ITB and the Trustee in the form attached hereto as Exhibit "F."

          7. Trustee Standstill. The Trustee shall enter into a subordination and standstill agreement with CSFB, in form and substance reasonably satisfactory to CSFB, providing, among other things, that until the first to occur of: (i) the payment in full of all obligations of ITB and its subsidiaries pursuant to the CSFB Approval Agreement and related agreements between ITB, its subsidiaries and CSFB, or (ii) the payment in full of all obligations of ITB pursuant to the ITB Note, the Trustee shall agree as follows:

               1. The Trustee will not commence or join in the commencement of any involuntary bankruptcy proceeding against ITB or any of its subsidiaries; and

               2. The Trustee will look only to the NPD Shares for its remedies upon the happening of an "Event of Default" (as defined in the ITB Note) pursuant to the ITB Note, without waiving the Trustee's right to any further action against ITB upon payment in full of all obligations owed by ITB to CSFB.

          8. Payment of Trustee Expenses. ITB shall reimburse the Trustee for all documented out-of-pocket legal and accounting fees and expenses incurred by the Trustee in connection with the Settlement Stipulation, the Actions, the Rekulak Action, this Agreement and the transactions contemplated by this Agreement (the "Trustee Expenses"), up to $150,000 in immediately available funds.

          9. Subordinated Interest in ITB Properties. In order to secure ITB's obligations under the ITB Note, ITB shall cause its wholly-owned subsidiaries to provide the Trustee with subordinated security interests and/or mortgages (such subordinated security interests and/or mortgages to be subordinate only to the interests of CSFB) in (i) the Garden State Property (in the form attached hereto as Exhibit "G"), (ii) the El Rancho Property (in the form attached hereto as Exhibit "H"), and (iii) all other personal property owned by ITB on the terms provided in the Security Agreements between ITB's wholly-owned subsidiaries, Orion Casino Corporation and Garden State Race Track, Inc., and the Trustee in the form attached hereto as Exhibit "I" and "J", respectively, in accordance with the ITB Note and on the following terms (collectively, the "Security Interests"):


               1. The Trustee shall execute a non-disturbance agreement in favor of the lessee of the Garden State Property or any portion thereof, pursuant to the Lease Agreement (the "Lease Agreement") between ITB and Greenwood New Jersey, Inc. (or its assignees) or another lessee on the same or superior terms as the Lease Agreement;

               2. The Trustee shall consent to any prepayment or refinancing acceptable to ITB, that satisfies any and all of ITB's outstanding obligations under the ITB Note, and upon such prepayment or refinancing, release any and all security interests contemplated hereby and thereby;

               3. Upon or simultaneous with the full payment of the ITB Note in accordance with the terms thereof, the Trustee shall release any and all security interests contemplated hereby and thereby;

               4. The Trustee shall release the 10 Acre Parcel (as defined in the Second Mortgage and Security Agreement in the form attached hereto as Exhibit "G") upon request of ITB, without consideration and regardless of the occurrence of any Event of Default under the ITB Note; and

               5. The Trustee acknowledges that the security interest granted to Trustee in the Garden State Property shall be subordinate to an easement providing access to the 10 Acre Parcel (as defined in the Second Mortgage and Security Agreement in the form attached hereto as Exhibit "G") and to a declaration of restrictions prohibiting horse racing, simulcasting, off-track betting, wagering activities and gambling and gaming of any sort, other than pursuant to the Lease Agreement, at the Garden State Property. The Trustee agrees to execute such documents as ITB may reasonably request to effect the foregoing.

          10. Settlement Stipulation. The Trustee shall agree to be bound by the Settlement Stipulation.

          11. Releases. The Trustee shall execute and deliver the releases in the form attached hereto as Exhibits "A, B, C," to all the parties to the Settlement Stipulation, CSFB and Cole Schotz, respectively, in accordance with the terms of the Settlement Stipulation.

     5. Financial Reporting; Payments. Beginning immediately after the Closing Date, ITB shall provide monthly and fiscal year-end financial statements to the Trustee. Monthly statements shall be certified by ITB's chief financial officer, and fiscal year-end financial statements shall be certified by ITB's chief financial officer and an independent auditor acceptable to CSFB. ITB shall also provide the Trustee with the same financial projections as provided to CSFB.

     All payments to be made by ITB to the Trustee, whether hereunder or under any other document or instrument, shall be made in immediately available funds.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

     7. Amendment. This Agreement may be amended only by written instrument signed by all parties hereto.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.


DONALD F. CONWAY, CHAPTER 11 TRUSTEE FOR THE
BANKRUPTCY ESTATE OF ROBERT E. BRENNAN


By:___________________________________
Name:
Title



INTERNATIONAL THOROUGHBRED BREEDERS, INC.


By:___________________________________
Name:
Title




EXHIBIT 10.5




                             DEFERRED PURCHASE PRICE

                                 PROMISSORY NOTE


US$1,000,000.00                                                 January 28, 1999

     FOR VALUE RECEIVED, GS Park Racing, LP and FR Park Racing, LP, each a New Jersey limited partnership, and each with an address at 3001 Street Road, Bensalem, PA 19020- 8512 ("Borrower"), jointly and severally hereby promise to pay to the order of Fox, Rothschild, O'Brien & Frankel, LLP pursuant to the terms of a Post-Closing Escrow Agreement of even date, as Escrow Agent for GS Park Racing, LP, a New Jersey limited partnership, FR Park Racing, LP, a New Jersey limited partnership, International Thoroughbred Breeders, Inc., a Delaware corporation with an address at Haddonfield Road and Route 70, Cherry Hill, New Jersey, 08034 ("ITB"), acting as agent for Garden State Race Track, Inc., a New Jersey corporation ("GSRT"), Freehold Racing Association, a New Jersey corporation ("FRA"), Atlantic City Harness, Inc., a New Jersey corporation ("ACH") and Circa 1850, Inc., a New Jersey corporation ("Circa") (collectively, the "Note Owners") (the legal holder from time to time of this Note, including ITB as the initial holder, is sometimes hereinafter referred to as "Holder"), the principal sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (the "Loan"). The ownership interest of each Note Owner in this
Note is in proportion to the allocation set forth in Paragraph 6(b) of the Asset Purchase Agreement dated as of July 2, 1998 by and among Borrower, the Note Owners and ITB, as amended by the First Amendment dated January 27, 1999 (the "Agreement"). Capitalized terms used herein, except as specifically defined herein, shall have the same meaning as in the Agreement.

     1. Terms of Payment; Interest Rate. The entire principal sum due hereunder, together with any accrued and unpaid interest, shall be due and payable upon the earlier of: (i) March 1, 1999, or (ii) five business days after Penn National Gaming, Inc. ("Penn") receives the Penn Approvals as set forth in a First Amendment to the Agreement. The maturity date of March 1, 1999 may be extended by Borrower to the earlier of (i) May 31, 1999, or (ii) five business days after the Penn Approvals are obtained, if the Penn Approvals have not been obtained but are being diligently pursued by Penn as of March 1, 1999. From the date hereof through and including the date that the entire principal balance of this
Note is paid in full, interest shall accrue on the outstanding principal balance hereunder at the rate equal to seven percent plus the LIBOR interest rate, calculated in the same manner as used for ITB's obligations for money borrowed from Credit Suisse First Boston Mortgage Capital LLC; provided, however, the interest shall be subject to a minimum of 11.5% per annum, and a maximum of 12.5% per annum (the "Contract Rate"). Interest shall be payable monthly in arrears beginning on February 1, 1999. Interest shall be computed on the basis of a 365-day year and charged on the basis of the actual number of days elapsed in the applicable payment period.

     2. Location and Medium of Payments. All sums payable under this Note shall be paid to Holder in legal tender of the United States of America, without demand, defalcation, set-off or deduction at its address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Borrower in writing, provided however, that Borrower shall, after written notice to the Note Owners and ITB, given in the manner prescribed in Paragraph 21 of the Agreement, be entitled to offset against any and all amounts payable under the Agreement by Borrower to the Note Owners, including amounts due hereunder,
(a) the amount of any Loss (as defined in the Agreement) for which indemnification under Section 17 of the Agreement is available, (b) the amount of any multi-employer pension plan withdrawal liability incurred by Borrower, as described in Section 4(b) of the Agreement, and (c) any amounts paid by Borrower as Tenant pursuant to Section 4.01(b) of the Lease Agreement of even date herewith between Borrower as Tenant and Garden State Race Track, Inc. as Landlord for certain property located at 2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey.

     3. Default. Each of the following events shall be deemed an "Event of Default" hereunder: (a) the failure by Borrower to make any payment of principal or interest or any other sum when due under this Note and such failure continues for ten (10) days after Lender has given written notice of such failure to Borrower; or (b) the failure by Borrower in the due performance and observance of any other provision of this Note and such failure is not cured within thirty
(30) days after Holder has given written notice of such failure to Borrower;  or
(c) any Event of Default of any note executed by Borrower in favor of Lender in connection with the Agreement; or (d) any default (after expiration of any applicable grace period) by Borrower in the payment of any indebtedness owed to Borrower's Senior Lender in connection with the transaction contemplated in the Agreement in the aggregate principal amount of US$50,000.00 or more, which results in the acceleration of such indebtedness; or (e) the filing of any bankruptcy petition by Borrower or the making by Borrower of any general assignment for the benefit of creditors or the appointment of any receiver for the assets or property of Borrower which is not stayed or discharged within 90 days after the commencement thereof; or (f) the commencement of any bankruptcy proceeding against Borrower and/or any guarantor of this Note which shall not have been stayed or dismissed within ninety (90) days after the commencement thereof.

     4. Remedies. At any time after the occurrence of an Event of Default, Holder, at its option upon notice to Borrower, may declare the whole of the principal indebtedness evidenced hereby, together with all interest and other charges due hereunder, immediately due and payable, without any further action on the part of Holder; provided however, that, upon the occurrence of any of the events specified in clauses (e) and (f) of Section 3 above, all amounts in respect of principal and interest and all other amounts due and payable under this Note shall automatically become due and payable without notice, presentment, demand or protest. In addition, Holder shall have the right immediately and without notice or other action, to set-off against Borrower's liabilities to Holder (i) any money owed by Holder in any capacity to Borrower, whether or not then due, and/or (ii) any money or other property of Borrower in possession of Holder, and Holder shall be deemed to have exercised such right of set-off and to have made a charge against any such money and/or property immediately upon the occurrence of an Event of Default under this Note, even though the actual book entries may be made at some time subsequent thereto.

          1.The remedies of Holder, as provided herein or available at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder and may be exercised as often as occasion therefore shall occur.

     5. Interest Following Event of Default. If any payment due under this Note is not paid within ten (10) days of when due, Borrower shall pay interest on all sums due hereunder at a rate ("Default Rate") equal to the lesser of (i) the interest rate then in effect hereunder plus one percent (1%) per annum, or (ii) the maximum rate permitted by law, from and after the occurrence of an Event of Default hereunder until such Event of Default is cured.

     6. Collection and Enforcement Costs. Borrower shall pay to Lender, upon demand, all expenses incurred by Lender (i) in connection with the collection of the Loan and/or the enforcement of Borrower's obligations under this Note, and
(ii) in curing any Event of Default under this Note including in any case, without limitation, reasonable attorneys' fees, with interest thereon at the Default Rate, from the date incurred by Lender to the date of repayment to Lender. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by Lender in the defense of actions arising hereunder and following an Event of Default the collection, protection or set-off of any claim the Lender may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Lender has provided notice of default or of an intention to exercise its remedies for a default. By acceptance of this Note, Lender agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by Lender that an Event of Default has occurred.

     7. Agent. Notwithstanding that the party acting as agent for the Note Owners may be replaced from time to time by the Note Owners, at any time, there shall be only one agent acting on behalf of the Note Owners.

     8. Continuing Liability. The obligation of Borrower to pay the principal, interest and all other sums due hereunder shall continue in full force and effect and shall not be impaired, until the actual payment thereof to Holder, and in case of any agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Borrower shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

     9. No Oral Changes; Waivers. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. Borrower hereby waives and releases Lender and its attorneys from all errors, defects and imperfections in any proceedings instituted by Lender with respect to this Note. Borrower and any future endorsers, sureties and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note (except as otherwise expressly set forth herein), and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and Borrower and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications (if evidenced by such party's execution thereof) that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of collateral (if any), or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

     Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of Holder:
(i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy, except as provided by law.

     No failure to cause an acceleration of Borrower's obligations due hereunder by reason of an Event of Default, acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New Jersey; and, to the maximum extent permitted by law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

     To the maximum extent permitted by law, Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

     10. Taxes. Borrower shall pay the cost of all revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

     11. Bind and Inure. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     12. Applicable Law. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

     13. Consent to Jurisdiction. Holder, by acceptance of this Note, and Borrower irrevocably consent and agree that any action or proceeding arising under this Note may be brought in any court of the State of New Jersey or a federal court sitting in the State of New Jersey (each, a "New Jersey Court"), and Borrower and Holder hereby submit to and accept with regard to any such action or proceeding, for themselves and in respect of Borrower's property, generally and unconditionally, the jurisdiction of any such New Jersey Court. Borrower and Holder hereby irrevocably waive any objection that they may now or hereafter have to (i) the exercise by any New Jersey Court of personal jurisdiction over Borrower or Holder, and (ii) the laying of the venue of any suit, action or proceeding arising out of or relating to this Note in the State of New Jersey, and Borrower and Holder hereby irrevocably waive any claim that the State of New Jersey is not a convenient forum for any suit, action or proceeding. Borrower and Holder further agree that a final judgment obtained against it in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America.

     14. Invalidity. If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

     15. Waiver of Jury Trial. Both Lender and Borrower hereby agree to waive and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with this Note.

     16. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

     17. Notice. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

                    If  to  ITB:  International   Thoroughbred  Breeders,   Inc.
                                  Haddonfield  Road and Route 20
                                  Cherry Hill, New Jersey 08034
                                  Attn: Chief Executive Officer

                           with a copy to:

                                    Kevin G. Abrams, Esquire
                                    Richards, Layton & Finger, P.A.
                                    One Rodney Square
                                    P.O. Box 551
                                    Wilmington, DE 19899
                                    Telecopier: (302) 658-6548

                    If to Borrower: Harold G. Handel, President
                                    Pennwood Racing, Inc.
                                    3001 Street Road
                                    Bensalem, PA 19020-8512

                           with a copy to:

                                    Theodore A. Young, Esquire
                                    Fox, Rothschild, O'Brien & Frankel, LLP
                                    2000 Market Street, 10th Floor
                                    Philadelphia, PA 19103-3291
                                    Telecopier: (215) 299-2150

     18. Time of the Essence. Time is of the essence in this Note.

     IN WITNESS WHEREOF, Borrower has duly executed this Note as a sealed instrument as of the day and year first above written.

                                            BORROWER:

                               GS Park Racing, LP
                               By Pennwood Racing, Inc., its General Partner


                               By: ___________________________(Seal)
                                    Name: Harold G. Handel
                                    Title:President

                               FR Park Racing, LP
                               By Pennwood Racing, Inc., its General Partner


                               By: ___________________________(Seal)
                                    Name: Harold G. Handel
                                    Title:President





EXHIBIT 10.6



                           CONTINGENT PROMISSORY NOTE



US$5,000,000.00                                                 January 28, 1999

         FOR VALUE RECEIVED, GS Park Racing, LP ("GS Park") and FR Park Racing, LP, each a New Jersey limited partnership, and each with an address at 3001 Street Road, Bensalem, PA 19020-8512 (individually and collectively, the "Borrower"), jointly and severally hereby promise to pay to the order of International Thoroughbred Breeders, Inc., a Delaware corporation with an address at Haddonfield Road and Route 70, Cherry Hill, New Jersey, 08034 ("ITB"), acting as agent for Garden State Race Track, Inc., a New Jersey corporation ("GSRT"), Freehold Racing Association, a New Jersey corporation ("FRA"), Atlantic City Harness, Inc., a New Jersey corporation ("ACH") and Circa 1850, Inc., a New Jersey corporation ("Circa") (collectively, the "Note Owners") (the legal holder from time to time of this Note, including ITB as the initial holder, is sometimes hereinafter referred to as "Holder"), the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the "Loan"), together with interest on the unpaid principal balance of this Note from the date the condition precedent referred to in Paragraph 1 has occurred, if ever, until the entire principal sum is paid in full, in accordance with the provisions hereinafter set forth. The ownership interest of each Note Owner in this Note is in proportion to the allocation set forth in Paragraph 6(b) of the Asset Purchase Agreement dated as of July 2, 1998 by and among Borrower, the Note Owners and ITB, as amended by the First Amendment dated January 28, 1999
(collectively, the "Agreement"). Capitalized terms used herein, except as specifically defined herein, shall have the same meaning as in the Agreement.

     1. Condition Precedent to Borrower's Duties and Obligations. The Borrower shall have no duties or obligations arising under this Note unless, within three years after January 28, 1999 either Borrower or any of their affiliates receives all licenses, consents, approvals and permits necessary to operate an off track betting facility ("OTB Facility"), in Camden County, New Jersey, or elsewhere as a matter of right directly related to its holding or having previously held rights to conduct live racing at the Garden State Park Facility including if such rights are maintained by conducting live racing elsewhere than at the Garden State Park Facility on account of licenses to conduct live racing at the Garden State Park Facility (the "Condition"). An OTB Facility shall mean a simulcast only pari-mutuel wagering facility that does not have to conduct live racing. This Note shall automatically become null and void three years after the date hereof if the Condition has not been satisfied, and Holder shall execute and deliver to Borrower, upon Borrower's demand, documents acceptable to Borrower confirming the non-occurrence of the Condition and the null and void status of this Note. For purposes of this Note, an affiliate of a Borrower shall mean an entity owned or controlled, directly or indirectly, by Greenwood Racing, Inc., a Delaware corporation ("GRI"), or any entity controlling, controlled by, or under common control with GRI, directly or indirectly. As used in this Note, "control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. After the admission of Penn National Gaming, Inc. ("Penn") to the Joint Venture Entities in accordance with Penn's agreement with GRI, the term "affiliate" in this Note shall apply to Penn and its affiliates to the same extent as to GRI and its affiliates.

     2. Terms of Payment; Interest Rate. From the date the Condition first exists, through and including the date that the entire principal balance of this
Note is paid in full, interest shall accrue on the outstanding principal balance hereunder at the rate of twelve percent (12%) per annum (the "Contract Rate"). The principal is payable quarterly beginning January 1, 2002, and on each April 1, July 1, September 1 and January 1 thereafter in the amount of $125,000.00, with unpaid principal payable in full on January 28, 2006. Interest shall be payable quarterly in arrears on the first January 1, April 1, July 1 or September 1 after the Condition has been met, and on each such date thereafter until the entire principal balance is paid in full. Interest shall be computed on the basis of a 365-day year and charged on the basis of the actual number of days elapsed in the applicable payment period.

     3. Acceleration and Prepayment. Subject to Borrower's Senior Lender approval, Borrower shall make a prepayment of 50% of the then outstanding principal balance of this Note upon the earlier of: (A) the installation and commencement of full-time operation, open to the public, with all approvals obtained, of not less than 500 slot machines on the premises of Philadelphia
Park when operated by Greenwood Racing, Inc., a Delaware corporation ("Greenwood") or its affiliates, or (B) the successful conclusion of an IPO or major capital transaction pursuant to which Greenwood receives a net cash infusion of not less than an additional $50 Million (not including the financing of this transaction). In addition, Borrower may make optional prepayments of all or part of the outstanding principal balance hereof without penalty at any time, provided that when making such prepayment Borrower pays all interest then accrued hereunder. Any partial prepayment shall be applied first to the payment of accrued but unpaid interest, and then to unpaid principal in the inverse order of maturity.

     4. Security; Superior Mortgage. This Note is secured by a mortgage and security agreement given by Borrower to ITB, of even date herewith (the "Mortgage and Security Agreement"). The Borrower has also promised to further secure this Note, pursuant to Paragraph 11(g) of the Agreement, with a security agreement and mortgage in favor of ITB on any other real estate assets, including the 10 Acre Parcel contemplated in the Agreement, acquired by Borrower for an off track betting facility, meaning simulcast only pari-mutuel facilities that do not have to conduct live racing, developed in New Jersey by Borrower. Borrower hereby represents, warrants and covenants that its obligations under this Note are and will continue to be pari passu in right of repayment and otherwise with its other promissory notes it executed in favor of ITB in connection with the Agreement. Borrower hereby covenants that it will keep all of its assets that are encumbered by the Mortgage and Security Agreement or otherwise pledged to ITB as security for this Note free and clear of all liens, security interests and other interests and encumbrances, except as necessary to finance the Purchase Price (as defined in the Agreement), or as otherwise agreed to by ITB in the Mortgage and Security Agreement or otherwise. The obligation of this Note, and the lien of the Mortgage and Security Agreement shall be subordinate to the obligation of Borrower to any Initial Superior Lender and Superior Mortgage, including refinances, extensions, replacements, amendments or modifications of such Superior Mortgage, as permitted by the Agreement, as amended.

     5. Location and Medium of Payments. All sums payable under this Note shall be paid to Holder in legal tender of the United States of America, without demand, defalcation, set-off or deduction at its address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Borrower in writing, provided however, Borrower shall, after written notice to the Note Owners and ITB, given in the manner prescribed in Paragraph 21 of the Agreement, be entitled to offset against any and all amounts payable under the Agreement by Borrower to the Note Owners, including amounts due hereunder, (a) the amount of any Loss (as defined in the Agreement) for which indemnification under Section 17 of the Agreement is available, (b) the amount of any multi-employer pension plan withdrawal liability incurred by Borrower, as described in Section 4(b) of the Agreement, and (c) any amounts paid by Borrower as Tenant pursuant to Section 4.01(b) of the Lease Agreement of even date herewith between GS Park as Tenant and GSRT as Landlord for certain property located at 2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey.

     6. Default. Each of the following events shall be deemed an "Event of Default" hereunder: (a) the failure by Borrower to make any payment of principal or interest or any other sum when due under this Note and such failure continues for ten (10) days after ITB has given written notice of such failure to Borrower; or (b) the failure by Borrower in the due performance and observance of any other provision of this Note and such failure is not cured within thirty
(30) days after ITB has given written notice of such failure to Borrower; or (c) any Event of Default under the Mortgage and Security Agreement; or (d) any Event of Default of any note executed by Borrower in favor of ITB in connection with the Agreement; or (e) any default (after expiration of any applicable grace period) by Borrower in the payment of any indebtedness owed to Borrower's Senior Lender in connection with the transaction contemplated in the Agreement in the aggregate principal amount of US$50,000.00 or more, which results in the acceleration of such indebtedness; or (f) the filing of any bankruptcy petition by Borrower or the making by Borrower of any general assignment for the benefit of creditors or the appointment of any receiver for the assets or property of Borrower which is not stayed or discharged within 90 days after the commencement thereof; or (g) the commencement of any bankruptcy proceeding against Borrower and/or the guarantor of this Note which shall not have been stayed or dismissed within ninety (90) days after the commencement thereof.

     7. Remedies. At any time after the occurrence of an Event of Default, Holder, at its option upon notice to Borrower, may declare the whole of the principal indebtedness evidenced hereby, together with all interest and other charges due hereunder, immediately due and payable, without any further action on the part of Holder; provided however, that, upon the occurrence of any of the events specified in clauses (f) and (g) of Section 6 above, all amounts in respect of principal and interest and all other amounts due and payable under this Note shall automatically become due and payable without notice, presentment, demand or protest. In addition, Holder shall have the right immediately and without notice or other action, to set-off against Borrower's liabilities to Holder (i) any money owed by Holder in any capacity to Borrower, whether or not then due, and/or (ii) any money or other property of Borrower in possession of Holder, and Holder shall be deemed to have exercised such right of set-off and to have made a charge against any such money and/or property immediately upon the occurrence of an Event of Default under this Note, even though the actual book entries may be made at some time subsequent thereto.
Notwithstanding the foregoing, no acceleration right or any other right to collect payment hereunder shall exist in favor of ITB unless the Condition shall have been satisfied within three years after the date of this Note and prior to the date ITB seeks to exercise such right. The remedies of Holder, as provided herein or available at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder and may be exercised as often as occasion therefore shall occur. 8. Interest Following Event of Default. If any payment due under this Note is not paid within ten (10) days of when due, Borrower shall pay interest on all sums due hereunder at a rate ("Default Rate") equal to the lesser of (i) the interest rate then in effect hereunder plus one percent (1%) per annum, or (ii) the maximum rate permitted by law, from and after the occurrence of an Event of Default hereunder until such Event of Default is cured.

     9. Collection and Enforcement Costs. Borrower shall pay to ITB, upon demand, all expenses incurred by ITB (i) in connection with the collection of the Loan and/or the enforcement of Borrower's obligations under this Note, and
(ii) in curing any Event of Default under this Note including in any case, without limitation, reasonable attorneys' fees, with interest thereon at the Default Rate, from the date incurred by ITB to the date of repayment to ITB. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by ITB in the defense of actions arising hereunder and following an Event of Default the collection, protection or set-off of any claim the ITB may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not ITB has provided notice of default or of an intention to exercise its remedies for a default. By acceptance of this Note, ITB agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by ITB that an Event of Default has occurred.

     10. Agent. Notwithstanding that the party acting as agent for the Note Owners may be replaced from time to time by the Note Owners, at any time, there shall be only one agent acting on behalf of the Note Owners.

     11. Continuing Liability. The obligation of Borrower to pay the principal, interest and all other sums due hereunder shall continue in full force and effect and shall not be impaired, until the actual payment thereof to Holder, and in case of any agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Borrower shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

     12. No Oral Changes; Waivers. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. Borrower hereby waives and releases ITB and its attorneys from all errors, defects and imperfections in any proceedings instituted by ITB with respect to this Note. Borrower and any future endorsers, sureties and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note (except as otherwise expressly set forth herein), and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and Borrower and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications (if evidenced by such party's execution thereof) that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of collateral (if any), or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

     Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of Holder:
(i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy, except as provided by law.

     No failure to cause an acceleration of Borrower's obligations due hereunder by reason of an Event of Default, acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New Jersey; and, to the maximum extent permitted by law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

         To the maximum extent permitted by law, Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

     13. Taxes. Borrower shall pay the cost of all revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

     14. Bind and Inure. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     15. Applicable Law. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

     16. Consent to Jurisdiction. Holder, by acceptance of this Note, and Borrower irrevocably consent and agree that any action or proceeding arising under this Note may be brought in any court of the State of New Jersey or a federal court sitting in the State of New Jersey (each, a "New Jersey Court"), and Borrower and Holder hereby submit to and accept with regard to any such action or proceeding, for themselves and in respect of Borrower's property, generally and unconditionally, the jurisdiction of any such New Jersey Court. Borrower and Holder hereby irrevocably waive any objection that they may now or hereafter have to (i) the exercise by any New Jersey Court of personal jurisdiction over Borrower or Holder, and (ii) the laying of the venue of any suit, action or proceeding arising out of or relating to this Note in the State of New Jersey, and Borrower and Holder hereby irrevocably waive any claim that the State of New Jersey is not a convenient forum for any suit, action or proceeding. Borrower and Holder further agree that a final judgment obtained against it in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America.

     17. Invalidity. If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

     18. Waiver of Jury Trial. Both ITB and Borrower hereby agree to waive and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with this Note.

     19. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

     20. Notice. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

         If to ITB:       International Thoroughbred Breeders, Inc.
                          Haddonfield Road and Route 20
                          Cherry Hill, New Jersey 08034
                          Attn: Chief Executive Officer

                          with a copy to:

                                    Kevin G. Abrams, Esquire
                                    Richards, Layton & Finger, P.A.
                                    One Rodney Square
                                    P.O. Box 551
                                    Wilmington, DE 19899
                                    Telecopier:  302/658/6548

         If to Borrower: Harold G. Handel, President
                         Pennwood Racing, Inc.
                         3001 Street Road
                         Bensalem, PA 19020-8512

                         with a copy to:


                                    Theodore A. Young, Esquire
                                    Fox, Rothschild, O'Brien & Frankel, LLP
                                    2000 Market Street, 10th Floor
                                    Philadelphia, PA 19103-3291
                                    Telecopier: 215/299/2150


     21. Time of the Essence. Time is of the essence in this Note.


     IN WITNESS WHEREOF, Borrower has duly executed this Note as a sealed instrument as of the day and year first above written.

                                   BORROWER:

                                   GS Park Racing, LP
                                   By Pennwood Racing, Inc., its General Partner


                                   By: ___________________________(Seal)
                                         Name: Harold G. Handel
                                         Title:    President

                                   FR Park Racing, LP
                                   By Pennwood Racing, Inc., its General Partner


                                    By: ___________________________(Seal)
                                          Name: Harold G. Handel
                                          Title:   President




EXHIBIT 10.7




                           CONTINGENT PROMISSORY NOTE



US$3,000,000.00                                                 January 28, 1999

     FOR VALUE RECEIVED, GS Park Racing, LP ("GS Park") and FR Park Racing, LP, each a New Jersey limited partnership, and each with an address at 3001 Street Road, Bensalem, PA 19020-8512 (individually and collectively, the "Borrower"), jointly and severally hereby promise to pay to the order of International
Thoroughbred Breeders, Inc., a Delaware corporation with an address at Haddonfield Road and Route 70, Cherry Hill, New Jersey, 08034 ("ITB"), acting as agent for Garden State Race Track, Inc., a New Jersey corporation ("GSRT"), Freehold Racing Association, a New Jersey corporation ("FRA"), Atlantic City
Harness, Inc., a New Jersey corporation ("ACH") and Circa 1850, Inc., a New Jersey corporation ("Circa") (collectively, the "Note Owners") (the legal holder from time to time of this Note, including ITB as the initial holder, is sometimes hereinafter referred to as "Holder"), the principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) (the "Loan"), together with interest on the unpaid principal balance of this Note from the date the condition precedent referred to in Paragraph 1 has occurred, if ever, until the entire principal sum is paid in full, in accordance with the provisions hereinafter set forth. The ownership interest of each Note Owner in this Note is in proportion to the allocation set forth in Paragraph 6(b) of the Asset Purchase Agreement dated as of July 2, 1998 by and among Borrower, the Note Owners and ITB, as amended by the First Amendment dated January 28, 1999 (collectively, the "Agreement"). Capitalized terms used herein, except as specifically defined herein, shall have the same meaning as in the Agreement.

     1. Condition Precedent to Borrower's Duties and Obligations. The Borrower shall have no duties or obligations arising under this Note unless, within three years after January 28, 1999, legislation is enacted within the State of New Jersey that would permit the Borrower or the racing associations owned or controlled by Borrower or any of their affiliates operating Garden State Park in Cherry Hill, New Jersey ("GSP") or Freehold Raceway in Freehold, New Jersey to own and operate off track betting facilities ("OTB Facilities"), meaning simulcast only pari-mutuel wagering facilities that do not have to conduct live racing, other than or in addition to an OTB Facility established which satisfied the condition precedent in Paragraph 1 of the $5 Million Contingent Promissory Note, and Borrower or such affiliates has received the material consents, permits or approvals, if any, necessary to operate such an OTB Facility (the "Condition"). This Note shall automatically become null and void three years after the date hereof if the Condition has not been satisfied, and Holder shall execute and deliver to Borrower, upon Borrower's demand, documents acceptable to Borrower confirming the non-occurrence of the Condition and the null and void status of this Note. For purposes of this Note, an affiliate of a Borrower shall mean an entity owned or controlled, directly or indirectly, by Greenwood Racing, Inc., a Delaware corporation ("GRI"), or any entity controlling, controlled by, or under common control with GRI, directly or indirectly. As used in this Note, "control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. After the admission of Penn National Gaming, Inc. ("Penn") to the Joint Venture Entities in accordance with Penn's agreement with GRI, the term "affiliate" in this Note shall apply to Penn and its affiliates to the same extent as to GRI and its affiliates.

     2. Terms of Payment; Interest Rate. From the date the Condition first exists, through and including the date that the entire principal balance of this
Note is paid in full, interest shall accrue on the outstanding principal balance hereunder at the rate of twelve percent (12%) per annum (the "Contract Rate"). The principal is payable quarterly beginning January 1, 2002, and on each April 1, July 1, September 1 and January 1 thereafter in the amount of $75,000.00, with unpaid principal payable in full on January 28, 2006. Interest shall be payable quarterly in arrears on the first January 1, April 1, July 1 or September 1 after the Condition has been met, and on each such date thereafter until the entire principal balance is paid in full. Interest shall be computed on the basis of a 365-day year and charged on the basis of the actual number of days elapsed in the applicable payment period.

     3. Acceleration and Prepayment. Subject to Borrower's Senior Holder approval, Borrower shall make a prepayment of 50% of the then outstanding principal balance of this Note upon the earlier of: (A) the installation and commencement of full-time operation, open to the public, with all approvals obtained, of not less than 500 slot machines on the premises of Philadelphia
Park when operated by Greenwood Racing, Inc., a Delaware corporation ("Greenwood") or its affiliates, or (B) the successful conclusion of an IPO or major capital transaction pursuant to which Greenwood receives a net cash infusion of not less than an additional $50 Million (not including the financing of this transaction). In addition, Borrower may make optional prepayments of all or part of the outstanding principal balance hereof without penalty at any time, provided that when making such prepayment Borrower pays all interest then accrued hereunder. Any partial prepayment shall be applied first to the payment of accrued but unpaid interest, and then to unpaid principal in the inverse order of maturity.

     4. Security; Superior Mortgage. This Note is secured by a mortgage and security agreement given by Borrower to ITB, of even date herewith (the "Mortgage and Security Agreement"). The Borrower has also promised to further secure this Note, pursuant to Paragraph 11(g) of the Agreement, with a security agreement and mortgage in favor of ITB on any other real estate assets, including the 10 Acre Parcel contemplated in the Agreement, acquired by Borrower for an off track betting facility, meaning simulcast only pari-mutuel facilities that do not have to conduct live racing, developed in New Jersey by Borrower. Borrower hereby represents, warrants and covenants that its obligations under this Note are and will continue to be pari passu in right of repayment and otherwise with its other promissory notes it executed in favor of ITB in connection with the Agreement. Borrower hereby covenants that it will keep all of its assets that are encumbered by the Mortgage and Security Agreement or otherwise pledged to ITB as security for this Note free and clear of all liens, security interests and other interests and encumbrances, except as necessary to finance the Purchase Price (as defined in the Agreement), or as otherwise agreed to by ITB in the Mortgage and Security Agreement or otherwise. The obligation of this Note, and the lien of the Mortgage and Security Agreement shall be subordinate to the obligation of Borrower to any Initial Superior Lender and Superior Mortgage, including refinances, extensions, replacements, amendments or modifications of such Superior Mortgage, as permitted by the Agreement, as amended.

     5. Location and Medium of Payments. All sums payable under this Note shall be paid to Holder in legal tender of the United States of America, without demand, defalcation, set-off or deduction at its address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Borrower in writing, provided however, Borrower shall, after written notice to the Note Owners and ITB, given in the manner prescribed in Paragraph 21 of the Agreement , be entitled to offset against any and all amounts payable under the Agreement by Borrower to the Note Owners, including amounts due hereunder, (a) the amount of any Loss (as defined in the Agreement) for which indemnification under Section 17 of the Agreement is available, (b) the amount of any multi-employer pension plan withdrawal liability incurred by Borrower, as described in Section 4(b) of the Agreement, and (c) any amounts paid by Borrower as Tenant pursuant to Section 4.01(b) of the Lease Agreement of even date herewith between GS Park as Tenant and GSRT as Landlord for certain property located at 2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey.

     6. Default. Each of the following events shall be deemed an "Event of Default" hereunder: (a) the failure by Borrower to make any payment of principal or interest or any other sum when due under this Note and such failure continues for ten (10) days after ITB has given written notice of such failure to Borrower; or (b) the failure by Borrower in the due performance and observance of any other provision of this Note and such failure is not cured within thirty
(30) days after ITB has given written notice of such failure to Borrower; or (c) any Event of Default under the Mortgage and Security Agreement; or (d) any Event of Default of any note executed by Borrower in favor of ITB in connection with the Agreement; or (e) any default (after expiration of any applicable grace period) by Borrower in the payment of any indebtedness owed to Borrower's Senior Lender in connection with the transaction contemplated in the Agreement in the aggregate principal amount of US$50,000.00 or more, which results in the acceleration of such indebtedness; or (f) the filing of any bankruptcy petition by Borrower or the making by Borrower of any general assignment for the benefit of creditors or the appointment of any receiver for the assets or property of Borrower which is not stayed or discharged within 90 days after the commencement thereof; or (g) the commencement of any bankruptcy proceeding against Borrower and/or the guarantor of this Note which shall not have been stayed or dismissed within ninety (90) days after the commencement thereof.

     7. Remedies. At any time after the occurrence of an Event of Default, Holder, at its option upon notice to Borrower, may declare the whole of the principal indebtedness evidenced hereby, together with all interest and other charges due hereunder, immediately due and payable, without any further action on the part of Holder; provided however, that, upon the occurrence of any of the events specified in clauses (f) and (g) of Section 6 above, all amounts in respect of principal and interest and all other amounts due and payable under this Note shall automatically become due and payable without notice, presentment, demand or protest. In addition, Holder shall have the right immediately and without notice or other action, to set-off against Borrower's liabilities to Holder (i) any money owed by Holder in any capacity to Borrower, whether or not then due, and/or (ii) any money or other property of Borrower in possession of Holder, and Holder shall be deemed to have exercised such right of set-off and to have made a charge against any such money and/or property immediately upon the occurrence of an Event of Default under this Note, even though the actual book entries may be made at some time subsequent thereto.
Notwithstanding the foregoing, no acceleration right or any other right to collect payment hereunder shall exist in favor of ITB unless the Condition shall have been satisfied within three years after the date of this Note and prior to the date ITB seeks to exercise such right. The remedies of Holder, as provided herein or available at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder and may be exercised as often as occasion therefore shall occur.

     8. Interest Following Event of Default. If any payment due under this Note is not paid within ten (10) days of when due, Borrower shall pay interest on all sums due hereunder at a rate ("Default Rate") equal to the lesser of (i) the interest rate then in effect hereunder plus one percent (1%) per annum, or (ii) the maximum rate permitted by law, from and after the occurrence of an Event of Default hereunder until such Event of Default is cured.

     9. Collection and Enforcement Costs. Borrower shall pay to ITB, upon demand, all expenses incurred by ITB (i) in connection with the collection of the Loan and/or the enforcement of Borrower's obligations under this Note, and
(ii) in curing any Event of Default under this Note including in any case, without limitation, reasonable attorneys' fees, with interest thereon at the Default Rate, from the date incurred by ITB to the date of repayment to ITB. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by ITB in the defense of actions arising hereunder and following an Event of Default the collection, protection or set-off of any claim the ITB may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not ITB has provided notice of default or of an intention to exercise its remedies for a default. By acceptance of this Note, ITB agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by ITB that an Event of Default has occurred.

     10. Agent. Notwithstanding that the party acting as agent for the Note Owners may be replaced from time to time by the Note Owners, at any time, there shall be only one agent acting on behalf of the Note Owners.

     11. Continuing Liability. The obligation of Borrower to pay the principal, interest and all other sums due hereunder shall continue in full force and effect and shall not be impaired, until the actual payment thereof to Holder, and in case of any agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Borrower shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

     12. No Oral Changes; Waivers. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. Borrower hereby waives and releases ITB and its attorneys from all errors, defects and imperfections in any proceedings instituted by ITB with respect to this Note. Borrower and any future endorsers, sureties and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note (except as otherwise expressly set forth herein), and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and Borrower and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications (if evidenced by such party's execution thereof) that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of collateral (if any), or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

         Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of
Holder: (i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy, except as provided by law.

     No failure to cause an acceleration of Borrower's obligations due hereunder by reason of an Event of Default, acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New Jersey; and, to the maximum extent permitted by law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

     To the maximum extent permitted by law, Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. 13. Taxes. Borrower shall pay the cost of all revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

     14. Bind and Inure. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     15. Applicable Law. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

     16. Consent to Jurisdiction. Holder, by acceptance of this Note, and Borrower irrevocably consent and agree that any action or proceeding arising under this Note may be brought in any court of the State of New Jersey or a federal court sitting in the State of New Jersey (each, a "New Jersey Court"), and Borrower and Holder hereby submit to and accept with regard to any such action or proceeding, for themselves and in respect of Borrower's property, generally and unconditionally, the jurisdiction of any such New Jersey Court. Borrower and Holder hereby irrevocably waive any objection that they may now or hereafter have to (i) the exercise by any New Jersey Court of personal jurisdiction over Borrower or Holder, and (ii) the laying of the venue of any suit, action or proceeding arising out of or relating to this Note in the State of New Jersey, and Borrower and Holder hereby irrevocably waive any claim that the State of New Jersey is not a convenient forum for any suit, action or proceeding. Borrower and Holder further agree that a final judgment obtained against it in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America.

     17. Invalidity. If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

     18. Waiver of Jury Trial. Both ITB and Borrower hereby agree to waive and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with this Note.

     19. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

     20. Notice. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

         If to ITB:       International Thoroughbred Breeders, Inc.
                          Haddonfield Road and Route 20
                          Cherry Hill, New Jersey 08034
                          Attn: Chief Executive Officer

                          with a copy to:

                                    Kevin G. Abrams, Esquire
                                    Richards, Layton & Finger, P.A.
                                    One Rodney Square
                                    P.O. Box 551
                                    Wilmington, DE 19899
                                    Telecopier:  302/658/6548

         If to Borrower: Harold G. Handel, President
                         Pennwood Racing, Inc.
                         3001 Street Road
                         Bensalem, PA 19020-8512

                         with a copy to:

                                    Theodore A. Young, Esquire
                                    Fox, Rothschild, O'Brien & Frankel, LLP
                                    2000 Market Street, 10th Floor
                                    Philadelphia, PA 19103-3291
                                    Telecopier: 215/299/2150


     21. Time of the Essence. Time is of the essence in this Note.


     IN WITNESS WHEREOF, Borrower has duly executed this Note as a sealed instrument as of the day and year first above written.

                                   BORROWER:

                                   GS Park Racing, LP
                                   By Pennwood Racing, Inc., its General Partner


                                   By: ___________________________(Seal)
                                        Name: Harold G. Handel
                                        Title:    President

                                   FR Park Racing, LP
                                   By Pennwood Racing, Inc., its General Partner


                                   By: ___________________________(Seal)
                                         Name: Harold G. Handel
                                         Title:   President



EXHIBIT 10.8



                           CONTINGENT PROMISSORY NOTE



US$2,000,000.00                                                 January 28, 1999

         FOR VALUE RECEIVED, GS Park Racing, LP ("GS Park") and FR Park Racing, LP, each a New Jersey limited partnership, and each with an address at 3001 Street Road, Bensalem, PA 19020-8512 (individually and collectively, the "Borrower"), jointly and severally hereby promise to pay to the order of International Thoroughbred Breeders, Inc., a Delaware corporation with an address at Haddonfield Road and Route 70, Cherry Hill, New Jersey, 08034 ("ITB"), acting as agent for Garden State Race Track, Inc., a New Jersey corporation ("GSRT"), Freehold Racing Association, a New Jersey corporation ("FRA"), Atlantic City Harness, Inc., a New Jersey corporation ("ACH") and Circa 1850, Inc., a New Jersey corporation ("Circa") (collectively, the "Note Owners") (the legal holder from time to time of this Note, including ITB as the initial holder, is sometimes hereinafter referred to as "Holder"), the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) (the "Loan"), together with interest on the unpaid principal balance of this Note from the date the condition precedent referred to in Paragraph 1 has occurred, if ever, until the entire principal sum is paid in full, in accordance with the provisions hereinafter set forth. The ownership interest of each Note Owner in this Note is in proportion to the allocation set forth in Paragraph 6(b) of the Asset Purchase Agreement dated as of July 2, 1998 by and among Borrower, the Note Owners and ITB, as amended by the First Amendment dated January 28, 1999
(collectively, the "Agreement"). Capitalized terms used herein, except as specifically defined herein, shall have the same meaning as in the Agreement.

     1. Condition Precedent to Borrower's Duties and Obligations. The Borrower shall have no duties or obligations arising under this Note unless, within three years after January 28, 1999, the State of New Jersey enacts legislation permitting telephone account pari- mutuel wagering on horse racing ("Telephone Wagering") and as a result of the legislation either Borrower or any of their affiliates opens new telephone accounts from New Jersey residents (the "Condition"). This Note shall automatically become null and void three years after the date hereof if the Condition has not been satisfied, and ITB shall execute and deliver to Borrower, upon Borrower's demand, documents acceptable to Borrower confirming the non-occurrence of the Condition and the null and void status of this Note. For purposes of this Note, an affiliate of a Borrower shall mean an entity owned or controlled, directly or indirectly, by Greenwood Racing, Inc., a Delaware corporation ("GRI") , or any entity controlling, controlled by, or under common control with GRI, directly or indirectly. As used in this Note, "control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. After the admission of Penn National Gaming, Inc. ("Penn") to the Joint Venture Entities in accordance with Penn's agreement with GRI, the term "affiliate" in this Note shall apply to Penn and its affiliates to the same extent as to GRI and its affiliates.

     2. Terms of Payment; Interest Rate. From the date the Condition first exists, through and including the date that the entire principal balance of this
Note is paid in full, interest shall accrue on the outstanding principal balance hereunder at the rate of twelve percent (12%) per annum (the "Contract Rate"). The principal is payable quarterly beginning January 1, 2002, and on each April 1, July 1, September 1 and January 1 thereafter in the amount of $50,000.00, with unpaid principal payable in full on January 28, 2006. Interest shall be payable quarterly in arrears on the first January 1, April 1, July 1 or September 1 after the Condition has been met, and on each such date thereafter until the entire principal balance is paid in full. Interest shall be computed on the basis of a 365-day year and charged on the basis of the actual number of days elapsed in the applicable payment period.

     3. Acceleration and Prepayment. Subject to Borrower's Senior Lender approval, Borrower shall make a prepayment of 50% of the then outstanding principal balance of this Note upon the earlier of: (A) the installation and commencement of full-time operation, open to the public, with all approvals obtained, of not less than 500 slot machines on the premises of Philadelphia
Park when operated by Greenwood Racing, Inc., a Delaware corporation ("Greenwood") or its affiliates, or (B) the successful conclusion of an IPO or major capital transaction pursuant to which Greenwood receives a net cash infusion of not less than an additional $50 Million (not including the financing of this transaction). In addition, Borrower may make optional prepayments of all or part of the outstanding principal balance hereof without penalty at any time, provided that when making such prepayment Borrower pays all interest then accrued hereunder. Any partial prepayment shall be applied first to the payment of accrued but unpaid interest, and then to unpaid principal in the inverse order of maturity.

     4. Security; Superior Mortgage. This Note is secured by a mortgage and security agreement given by Borrower to ITB, of even date herewith (the "Mortgage and Security Agreement"). The Borrower has also promised to further secure this Note, pursuant to Paragraph 11(g) of the Agreement, with a security agreement and mortgage in favor of ITB on any other real estate assets, including the 10 Acre Parcel contemplated in the Agreement, acquired by Borrower for an off track betting facility, meaning simulcast only pari-mutuel facilities that do not have to conduct live racing, developed in New Jersey by Borrower. Borrower hereby represents, warrants and covenants that its obligations under this Note are and will continue to be pari passu in right of repayment and otherwise with its other promissory notes it executed in favor of ITB in connection with the Agreement. Borrower hereby covenants that it will keep all of its assets that are encumbered by the Mortgage and Security Agreement or otherwise pledged to ITB as security for this Note free and clear of all liens, security interests and other interests and encumbrances, except as necessary to finance the Purchase Price (as defined in the Agreement), or as otherwise agreed to by ITB in the Mortgage and Security Agreement or otherwise. The obligation of this Note, and the lien of the Mortgage and Security Agreement shall be subordinate to the obligation of Borrower to any Initial Superior Lender and Superior Mortgage, including refinances, extensions, replacements, amendments or modifications of such Superior Mortgage, as permitted by the Agreement, as amended.

     5. Location and Medium of Payments. All sums payable under this Note shall be paid to Holder in legal tender of the United States of America, without demand, defalcation, set-off or deduction at its address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Borrower in writing, provided however, Borrower shall, after written notice to the Note Owners and ITB, given in the manner prescribed in Paragraph 21 of the Agreement , be entitled to offset against any and all amounts payable under the Agreement by Borrower to the Note Owners, including amounts due hereunder, (a) the amount of any Loss (as defined in the Agreement) for which indemnification under Section 17 of the Agreement is available, (b) the amount of any multi-employer pension plan withdrawal liability incurred by Borrower, as described in Section 4(b) of the Agreement, and (c) any amounts paid by Borrower as Tenant pursuant to Section 4.01(b) of the Lease Agreement of even date herewith between GS Park as Tenant and GSRT as Landlord for certain property located at 2200-2290 Marlton Pike West, Cherry Hill Township, Camden County, New Jersey.

     6. Default. Each of the following events shall be deemed an "Event of Default" hereunder: (a) the failure by Borrower to make any payment of principal or interest or any other sum when due under this Note and such failure continues for ten (10) days after ITB has given written notice of such failure to Borrower; or (b) the failure by Borrower in the due performance and observance of any other provision of this Note and such failure is not cured within thirty
(30) days after ITB has given written notice of such failure to Borrower; or (c) any Event of Default under the Mortgage and Security Agreement; or (d) any Event of Default of any note executed by Borrower in favor of ITB in connection with the Agreement; or (e) any default (after expiration of any applicable grace period) by Borrower in the payment of any indebtedness owed to Borrower's Senior Lender in connection with the transaction contemplated in the Agreement in the aggregate principal amount of US$50,000.00 or more, which results in the acceleration of such indebtedness; or (f) the filing of any bankruptcy petition by Borrower or the making by Borrower of any general assignment for the benefit of creditors or the appointment of any receiver for the assets or property of Borrower which is not stayed or discharged within 90 days after the commencement thereof; or (g) the commencement of any bankruptcy proceeding against Borrower and/or the guarantor of this Note which shall not have been stayed or dismissed within ninety (90) days after the commencement thereof.

     7. Remedies. At any time after the occurrence of an Event of Default, Holder, at its option upon notice to Borrower, may declare the whole of the principal indebtedness evidenced hereby, together with all interest and other charges due hereunder, immediately due and payable, without any further action on the part of Holder; provided however, that, upon the occurrence of any of the events specified in clauses (f) and (g) of Section 6 above, all amounts in respect of principal and interest and all other amounts due and payable under this Note shall automatically become due and payable without notice, presentment, demand or protest. In addition, Holder shall have the right immediately and without notice or other action, to set-off against Borrower's liabilities to Holder (i) any money owed by Holder in any capacity to Borrower, whether or not then due, and/or (ii) any money or other property of Borrower in possession of Holder, and Holder shall be deemed to have exercised such right of set-off and to have made a charge against any such money and/or property immediately upon the occurrence of an Event of Default under this Note, even though the actual book entries may be made at some time subsequent thereto.
Notwithstanding the foregoing, no acceleration right or any other right to collect payment hereunder shall exist in favor of ITB unless the Condition shall have been satisfied within three years after the date of this Note and prior to the date ITB seeks to exercise such right. The remedies of Holder, as provided herein or available at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder and may be exercised as often as occasion therefore shall occur.

     8. Interest Following Event of Default. If any payment due under this Note is not paid within ten (10) days of when due, Borrower shall pay interest on all sums due hereunder at a rate ("Default Rate") equal to the lesser of (i) the interest rate then in effect hereunder plus one percent (1%) per annum, or (ii) the maximum rate permitted by law, from and after the occurrence of an Event of Default hereunder until such Event of Default is cured.

     9. Collection and Enforcement Costs. Borrower shall pay to ITB, upon demand, all expenses incurred by ITB (i) in connection with the collection of the Loan and/or the enforcement of Borrower's obligations under this Note, and
(ii) in curing any Event of Default under this Note including in any case, without limitation, reasonable attorneys' fees, with interest thereon at the Default Rate, from the date incurred by ITB to the date of repayment to ITB. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by ITB in the defense of actions arising hereunder and following an Event of Default the collection, protection or set-off of any claim the ITB may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not ITB has provided notice of default or of an intention to exercise its remedies for a default. By acceptance of this Note, ITB agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by ITB that an Event of Default has occurred.

     10. Agent. Notwithstanding that the party acting as agent for the Note Owners may be replaced from time to time by the Note Owners, at any time, there shall be only one agent acting on behalf of the Note Owners.

     11. Continuing Liability. The obligation of Borrower to pay the principal, interest and all other sums due hereunder shall continue in full force and effect and shall not be impaired, until the actual payment thereof to Holder, and in case of any agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Borrower shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

     12. No Oral Changes; Waivers. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. Borrower hereby waives and releases ITB and its attorneys from all errors, defects and imperfections in any proceedings instituted by ITB with respect to this Note. Borrower and any future endorsers, sureties and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note (except as otherwise expressly set forth herein), and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and Borrower and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications (if evidenced by such party's execution thereof) that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of collateral (if any), or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

     Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of Holder:
(i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy, except as provided by law.

     No failure to cause an acceleration of Borrower's obligations due hereunder by reason of an Event of Default, acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New Jersey; and, to the maximum extent permitted by law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

     To the maximum extent permitted by law, Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

     13. Taxes. Borrower shall pay the cost of all revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

     14. Bind and Inure. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     15. Applicable Law. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.

     16. Consent to Jurisdiction. Holder, by acceptance of this Note, and Borrower irrevocably consent and agree that any action or proceeding arising under this Note may be brought in any court of the State of New Jersey or a federal court sitting in the State of New Jersey (each, a "New Jersey Court"), and Borrower and Holder hereby submit to and accept with regard to any such action or proceeding, for themselves and in respect of Borrower's property, generally and unconditionally, the jurisdiction of any such New Jersey Court. Borrower and Holder hereby irrevocably waive any objection that they may now or hereafter have to (i) the exercise by any New Jersey Court of personal jurisdiction over Borrower or Holder, and (ii) the laying of the venue of any suit, action or proceeding arising out of or relating to this Note in the State of New Jersey, and Borrower and Holder hereby irrevocably waive any claim that the State of New Jersey is not a convenient forum for any suit, action or proceeding. Borrower and Holder further agree that a final judgment obtained against it in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America.

     17. Invalidity. If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

     18. Waiver of Jury Trial. Both ITB and Borrower hereby agree to waive and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with this Note.

     19. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

     20. Notice. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

         If to ITB:       International Thoroughbred Breeders, Inc.
                          Haddonfield Road and Route 20
                          Cherry Hill, New Jersey 08034
                          Attn: Chief Executive Officer

                          with a copy to:

                                    Kevin G. Abrams, Esquire
                                    Richards, Layton & Finger, P.A.
                                    One Rodney Square
                                    P.O. Box 551
                                    Wilmington, DE 19899
                                    Telecopier:  302/658/6548

         If to Borrower: Harold G. Handel, President
                         Pennwood Racing, Inc.
                         3001 Street Road
                         Bensalem, PA 19020-8512

                         with a copy to:

                                    Theodore A. Young, Esquire
                                    Fox, Rothschild, O'Brien & Frankel, LLP
                                    2000 Market Street, 10th Floor
                                    Philadelphia, PA 19103-3291
                                    Telecopier: 215/299/2150


     21. Time of the Essence. Time is of the essence in this Note.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as a sealed instrument as of the day and year first above written.

                                   BORROWER:

                                   GS Park Racing, LP
                                   By Pennwood Racing, Inc., its General Partner


                                   By: ___________________________(Seal)
                                         Name: Harold G. Handel
                                         Title:    President

                                   FR Park Racing, LP
                                   By Pennwood Racing, Inc., its General Partner


                                   By: ___________________________(Seal)
                                         Name: Harold G. Handel
                                         Title:   President




EXHIBIT 10.9


                                                      Prepared By and Return To:
                                                      Richards, Layton & Finger
                                                      One Rodney Square
                                                      P.O. Box 551
                                                      Wilmington, DE 19899


                         MORTGAGE AND SECURITY AGREEMENT

     THIS MORTGAGE AND SECURITY AGREEMENT ("Mortgage") is made as of the 28th day of January, 1999, by FR Park Racing, L.P., a New Jersey limited partnership with offices at 3001 Street Road, Bensalem, Pennsylvania 19020, Attn: Harold Handel, President ("Borrower") in favor of International Thoroughbred Breeders, Inc., a a Delaware corporation, with offices at c/o International Thoroughbred Breeders, Inc., Haddonfield Road and Route 70, Cherry Hill, New Jersey 08034,
Attn: Christophers C. Castens ("Lender"), as agent for Garden State Race Track, Inc., a New Jersey corporation, Freehold Raceway Association, a New Jersey corporation, Atlantic City Harness, Inc., a New Jersey corporation, and Circa 1850, Inc., a New Jersey corporation.

                              W I T N E S S E T H:

     THAT, to secure (i) payment to Lender of the principal indebtedness of up to Ten Million and No/100 Dollars ($10,000,000.00), together with interest thereon, as evidenced by (i) that certain Contingent Promissory Note of even date herewith in the principal sum of $5,000,000.00; (ii) that certain Contingent Promissory Note of even date herewith in the principal sum of $3,000,000.00; and (iii) that Contingent Promissory Note of even date herewith in the principal sum of $2,000,000.00, for a total principal amount of up to $10,000,000.00, and any renewals, extensions or modifications thereof (collectively, the "Notes"), given by Borrower and made payable to the order of Agent, (ii) the performance of the covenants herein contained and the payment of any monies expended by Lender in connection therewith or under the Notes, (iii) the payment of all obligations and the observance and performance of all covenants, agreements and obligations of Borrower under any agreements or instruments executed by Borrower in favor of Lender and given in connection with or related to this Mortgage or the Notes and (iv) any and all additional advances made by Lender necessary to protect or preserve the Mortgaged Property (defined below) or the security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower's obligations hereunder or for any other purpose provided herein (whether or not the original Borrower remains the owner of the Mortgaged Property at the time of such advances) (all of the aforesaid indebtedness and obligations of Borrower being herein called the "Indebtedness"), Borrower hereby grants, bargains, sells, conveys, aliens, enfeoffs, confirms, releases, assigns, transfers, pledges, leases and grants a security interest to Lender and to Lender's successors and assigns, all of the following described land, improvements, real and personal property and all of its estate, right, title and interest therein (hereinafter collectively called the "Mortgaged Property"): The land described in Exhibit "A" attached hereto, situate, lying and being in Freehold Borough and Freehold Township, Monmouth County and State of New Jersey ("Land");

     TOGETHER with all buildings, structures, fixtures and other improvements now or hereafter located on said Land or any part thereof, including, but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances thereto and thereon ("Improvements");

     TOGETHER with all of the right, title and interest of Borrower if any there be in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

     TOGETHER with the right to use, in perpetuity, in connection with the operation of the Mortgaged Property the name "Freehold Raceway" and any other name similar thereto used in connection with the Mortgaged Property;

     TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or Improvements or under or above the same or any part thereof, rights-of-way, licenses, permits, approvals and privileges (but not including New Jersey racing licenses), belonging or in any way appertaining to the Land and/or Improvements including, without limitation, (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Borrower has a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, and (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land and/or the Improvements;

     TOGETHER with any and all awards heretofore made and hereafter to be made by any governmental, municipal or State authorities to the present and all subsequent owners of the Mortgaged Property for the taking of all or any portion of the Mortgaged Property by power of eminent domain, including, without limitation, awards for damage to the remainder of the Mortgaged Property and any awards for any change or changes of grade of streets affecting the Mortgaged Property (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges, and awards are herein collectively referred to as the "Real Property");

     TOGETHER with all proceeds of insurance or otherwise, paid for the damage done to any of the Mortgaged Property and all proceeds of the conversion, voluntarily or involuntarily, of any of the Mortgaged Property into cash or liquidated claims;

     TOGETHER with all machinery, equipment, goods and every other article of personal property, tangible and intangible, now or hereafter acquired (including any leased property thereafter purchased), attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by Borrower ("Personal Property");

     TOGETHER with all books of account and records relating to the Mortgaged Property, including all computers and software relating thereto;

     TOGETHER with all leases, occupancy agreements and contracts of sale for the Real Property, or any portion thereof, now and hereafter entered into and all right, title and interest of Borrower thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees or contract purchasers; all rents arising from or out of the Real Property or any part thereof; any refunds and rebate of taxes and assessments of every kind and nature imposed upon the Mortgaged Property; and all sanitary sewer, drainage, water and utility service agreements benefiting the Real Property or any part thereof;

     TOGETHER with all rights of Borrower under any leases, covenants, agreements, easements, restrictions or declarations recorded with respect to, or as an appurtenance to, the Real Property or any part thereof, including, without limitation, all rights of Borrower pursuant to any equipment lease or conditional sales contract;

     TOGETHER with all of the right, title and interest of Borrower in and to all and singular the tenements, hereditaments and appurtenances belonging to or in any way pertaining to the Mortgaged Property; all the estate, right, title and claim whatsoever of Borrower, either in law or in equity, in and to the Mortgaged Property;

                       UNDER AND SUBJECT to the following:

     (a) the lien of that certain Mortgage, Security Agreement, Assignment of Leases and Fixture Filing of even date herewith ("First Mortgage"), in favor of Credit Suisse First Boston Mortgage Capital LLC ("First Lender") and intended to be recorded immediately prior hereto, in the maximum principal amount of $22,000,000.00, and any substitutions, refinancings, extensions, replacements, amendments or modifications thereto (whether made by First Lender or by a substitute lender) which will not increase the original principal amount secured thereby, unless, and only to the extent of, funds advanced to Borrower (and demonstrated to the reasonable satisfaction of Lender) to finance (i) construction, acquisition and/or operation of one or more OTB Facilities (as defined in the Notes) and/or (ii) installation, acquisition and/or operation of Telephone Wagering (as defined in the Notes); and

     (b) the lien of that certain Mortgage and Security Agreement of even date herewith ("Second Mortgage"), in favor of Penn National Gaming, Inc. ("Second Lender") and intended to be recorded immediately prior hereto, in the maximum principal amount of $11,250,000.00, and any substitutions, refinancings, extensions, replacements, amendments or modifications thereto (whether made by Second Lender or by a substitute lender); and

     (c) the lien of that certain Mortgage and Security Agreement of even date herewith ("Third Mortgage", and with the First Mortgage and Second Mortgage, the "Superior Mortgages"), in favor of Greenwood New Jersey, Inc. ("Third Lender", and with the First Lander and the Second Lender, the "Superiod Lenders") and intended to be recorded immediately prior hereto, in the maximum principal amount of $11,250,00.00, and any substitutions, refinancings, extensions, replacements, amendments or modifications thereto (whether made by Third Lender or by a substitute lender); and

     (d) the lien of any purchase money financing (including, without limitation, capital leases) for fixtures, equipment, machinery, furnishings, goods or other articles or personal property hereafter acquired by Borrower in connection with the operation of Borrower's business on the Real Property.

     Lender shall execute and acknowledge subordination agreements from time to time as requested by Borrower to confirm the subordination of this Mortgage as set forth above.

     TO HAVE AND TO HOLD the Mortgaged Property, and each and every part thereof, unto Lender and its successors and assigns, for the purposes and uses herein set forth.

         AND, Borrower hereby further covenants, agrees and warrants as follows:

     1. Payment of Indebtedness. Borrower will pay the principal indebtedness and interest thereon in accordance with the provisions of the Notes and late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all the covenants, promises and agreements, and pay all sums provided in (i) the Notes; (ii) this Mortgage and (iii) any and all other agreements or instruments given to evidence or secure the Indebtedness (collectively, "Loan Documents"), all in the manner herein or therein set forth. Any amounts not paid when due shall bear interest at the Default Rate specified in the Note ("Default Rate") from the due date until paid in full.

     2. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of the Notes, this Mortgage or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under the Loan Documents that is in excess of the limit of such validity.

     3. Impositions. Borrower will pay, not later than five (5) days before the last day on which the same may be paid without penalty or interest, all real estate taxes, sewer rents, water charges and all other municipal and governmental assessments, rates, charges, impositions and liens (hereinafter collectively referred to as "Impositions") which now or hereafter are imposed by law upon the parcel of land of which the Mortgaged Property is a part ("Tax Parcel"). If any of the Impositions are not paid within the time hereinabove specified, Lender shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Borrower to Lender and shall be secured by the lien of this Mortgage; but Borrower may in good faith contest, at Borrower's own cost and expense, by proper legal proceedings, the validity or amount of any of the Impositions, on the condition that no amount so contested may remain unpaid for such length of time as shall permit the Tax Parcel or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien. Borrower will, within thirty (30) days after written request by Lender (which request shall not be made until the final date that any Imposition can be paid without penalty), furnish Lender with evidence reasonably acceptable to Lender that all Impositions have been paid in full. Borrower will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of any of the Impositions.

     4. [omitted]

     5. Payment of Claims. Borrower shall pay at or prior to maturity thereof, and in strict accordance with the terms thereof, any and all claims, charges, liens, encumbrances and sums (collectively, "Claims") which are or shall hereafter become or appear to be a lien or encumbrance, whether senior or subordinate hereto (except for the loans secured by the Superior Mortgages, which Borrower shall pay in accordance with the terms thereof), upon the Mortgaged Property or any part thereof or interest therein, including but without limiting the generality of the foregoing, any and all Claims for work or labor performed, or materials or services supplied in connection with any work upon the Mortgaged Property. Borrower shall promptly, if and to the extent requested by Lender, furnish to Lender, from time to time receipts evidencing all of the aforementioned payments. Borrower, at its expense, may contest, by appropriate proceedings conducted in good faith and with due diligence, the amount or validity, in whole or in part, of any Claim, provided (i) Borrower shall have notified Lender prior to the commencement of such proceedings, (ii) in the case of any unpaid Claim, such proceedings shall suspend the collection thereof from Borrower, Lender and the Mortgaged Property and shall not constitute a lien against the Mortgaged Property during the pendency of such contest, (iii) neither the Mortgaged Property nor any part thereof nor any interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (iv) such proceedings shall not have an adverse effect on the lien or security interest created hereby or upon the enforcement of any provisions of the Notes or this Mortgage, and (v) if Lender shall so require, Borrower shall have deposited with Lender such security for payment of the contested Claim, with interest and penalties and Lender's expenses, as may be required by Lender.

     6. Performance of Superior Mortgages. Borrower shall perform when due all its agreements and obligations under the Superior Mortgages. Borrower shall immediately provide Lender with copies of all default notices issued by the holder of the Superior Mortgages.

     7. Insurance.

          (A) Subject to the prior rights of the Superior Lenders under the Superior Mortgages, Borrower shall at all times maintain or cause to be maintained insurance on the Mortgaged Property in such amounts, against such hazards and liabilities, and with such companies as is consistent with sound business practices, as reasonably determined in good faith by Borrower, including without limitation:

               (i) Insurance against loss to the Mortgaged Property on an "all risk" policy form, covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form which, during the course of construction of the Improvements, shall be on a "Builder's Risk Completed Value Non-Reporting Form", and which contains a Commercial ISO "Causes of Loss-Special Form," in the then current form, and such other risks as Lender may reasonably require, in amount equal to the full replacement costs of the Mortgaged Property, including fixtures and equipment, Borrower's interest in tenant improvements, and the cost of debris removal, with an agreed amount endorsement and with deductibles of not more than $50,000;

               (ii) Broad form boiler and machinery insurance including business interruption/extra expense and rent and rental value insurance, on all equipment and objects customarily covered by such insurance and/or involved in the heating, cooling, electrical and mechanical systems of the Mortgaged Property providing for full repair and replacement cost coverage, but in no event less than that customarily carried by persons owning or operating like properties;

               (iii) During the making of any alterations or improvements to the Mortgaged Property, (x) insurance covering claims based on the owner's or employer's contingent liability not covered by the insurance provided in subsection (v) below and (y) workers' compensation insurance covering all persons engaged in such alterations or improvements, and (z) builder's completed value risk insurance of $1,000,000 or more against "all risks of physical loss" for construction projects;

               (iv) Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Improvements are now, or at any time while the Indebtedness or any portion thereof remains unpaid shall be, situated in any area which an appropriate governmental authority designates as a special flood hazard area, in amounts equal to the full replacement value of the Improvements;

               (v) Commercial general public liability insurance, with the location of the Mortgaged Property designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Mortgaged Property, with Borrower listed as the named insured, with such limits as Borrower may reasonably require (but in no event less than $3,000,000) and written on a then-current Standard "ISO" occurrence basis form or equivalent form, and excess umbrella liability coverage with such limits as Borrower may reasonably require but in no event less than $10,000,000.

          (B) Each policy maintained by Borrower pursuant to this Section shall:

               (i) be issued by one or more companies licenced to do business in New Jersey as shall be acceptable to the Superior Lenders under the Superior Mortgages;

               (ii) except in the case of public liability insurance and worker's compensation insurance, provide that any losses incurred by Lender shall be payable notwithstanding (a) any defense that may be available to the insurer based upon the acts of Borrower, (b) any foreclosure or other proceeding or notice of sale relating to the insured properties or (c) any change in the title to or ownership or possession of the insured properties after the date of such loss;

               (iii) provide that in the event of a loss all proceeds shall be payable to Lender (subject however to the terms of the Superior Mortgages and the other terms hereof);

               (iv) provide that the same may not be canceled or modified except upon thirty (30) days' prior written notice to Lender;

               (v) provide that no act or thing done by Borrower shall invalidate the policy as against Lender.

          (C) If Borrower shall fail to obtain any such policy or policies required by Lender, then Lender may obtain such insurance and pay the premium or premiums therefor, in which event Borrower shall, on demand of Lender, repay such premium or premiums to Lender and such repayment shall be secured by the lien of this Mortgage.

          (D) Borrower shall promptly provide to Lender copies of any and all notices (including notice of non-renewal), claims and demands which Borrower receives from insurers of the Mortgaged Property.

          (E) Borrower hereby assigns to Lender all proceeds of any insurance which Borrower may be entitled to receive for loss or damage to the Mortgaged Property. In the event of loss or damage to the Mortgaged Property, the proceeds of said insurance shall be payable to Lender alone and Borrower hereby authorizes and directs any affected insurance company to make payments of the insurance proceeds directly to Lender. In the event that any such insurance proceeds are paid directly to Borrower, Borrower shall make such proceeds available to Lender within five (5) days of Borrower's receipt thereof. No such loss or damage shall itself reduce the Indebtedness. Lender is authorized to adjust and compromise such loss or damage, with the consent of Borrower (unless an Event of Default shall have occurred hereunder, if which case Borrower's consent shall not be required), such consent not to be unreasonably withheld by Borrower, to collect and receive such proceeds in the name of Lender and Borrower and to endorse Borrower's name upon any check in payment thereof.

          (F) Provided that no uncured Event of Default shall exist, all proceeds of insurance for loss or damage to the Mortgaged Property shall be paid over to Borrower for repair or restoration of the Mortgaged Property to the extent necessitated by such casualty. The disbursement of insurance proceeds to Borrower shall not constitute a waiver of any default hereunder or under the Notes or any of the other Loan Documents then existing, or impair the equity or lien created by this Mortgage. Notwithstanding the foregoing, if the casualty damage occurs to portions of the Mortgaged Property that are not necessary for the conduct of Borrower's business and Borrower determines not to repair all or any portion of such damage, then such insurance proceeds shall be paid to Lender and applied to the Indebtedness.

          (G) If the Real Property, or any part thereof, is destroyed or damaged by any cause, Borrower shall give immediate notice thereof to Lender and, unless otherwise consented to by Lender, shall promptly, at Borrower's sole cost and expense but only to the extent of insurance proceeds made available for such purpose, restore, repair, replace and rebuild the Improvements as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction and in accordance with a restoration program previously approved by Lender, such approval not to be unreasonably withheld.

     8. Condemnation.

          (A) All awards of damages or other compensation heretofore or hereafter made by any condemnor with respect to the Mortgaged Property by virtue of an exercise of the right of eminent domain, including, without limitation, any award for a taking of title, possession or right of access to a public way, or for any change of grade of any street affecting the Mortgaged Property shall be paid over to Borrower and used for the repair and restoration of the remaining Mortgaged Property, to the extent necessitated by such condemnation, without thereby waiving any default hereunder or under any of the other Loan Documents then existing, or impairing the equity or lien created by this Mortgage. Notwithstanding the foregoing, if the portions of the Mortgaged Property damaged by such condemnation are not necessary for the conduct of Borrower's business and Borrower determines not to repair all or any portion of such damage, then such award shall be paid to Lender and applied to the Indebtedness.

          (B) Borrower, immediately upon obtaining knowledge of the institution or the threat of institution of any proceedings with respect to the condemnation of the Mortgaged Property, or any portion thereof, shall notify Lender of the pendency of such proceedings. Unless and until Lender shall notify Borrower of Lender's intent to institute, appear in and prosecute such proceedings, Borrower may institute, appear in and prosecute such proceedings in any lawful manner, provided, however, that Borrower shall have no right or authority to execute any instrument of conveyance or confirmation in favor of the condemnor, or to accept any payment or to settle or compromise any claim of Borrower arising out of such condemnation proceedings, without the consent of Lender in each instance. Lender's election not to institute, appear in, or prosecute such proceedings shall not affect or diminish Lender's right to receive any amount paid in connection with such condemnation and to apply such funds as hereinabove provided.

     9. Repair; Alterations; Waste. Borrower shall keep all of the Mortgaged Property in good condition and repair (or, if the same is not in good condition and repair on the date hereof, then in the same condition and repair as the same is in on the date hereof), reasonable wear and tear excepted. Borrower expressly agrees that it will neither permit nor commit any waste upon the Mortgaged Property, nor do any act or suffer or permit any act to be done, whereby the lien hereof may be impaired and shall comply in all material respects with all zoning laws, building codes, subdivision laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter impose any duty on Borrower with respect to the use, occupancy or alteration of the Mortgaged Property or which may otherwise become applicable to the Mortgaged Property; provided, however, that any violation existing on the date hereof or arising solely out of a condition at the Mortgaged Property existing on the date hereof shall not by itself constitute an Event of Default hereunder. Borrower agrees not to initiate or acquiesce in any zoning variance or reclassification which prohibits or adversely affects the use of the Mortgaged Property for any of the purposes for which the Mortgaged Property was constructed, without Lender's prior written consent, which consent shall not be unreasonably withheld. Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, construct any additional building or buildings or make or install any other improvements on the Land at a cost exceeding $50,000, nor alter, remove or demolish any building or other structures on the Land.

     If an Event of Default exists hereunder, Lender or any receiver of the Mortgaged Property at its option, from time to time, may perform, or cause to be performed, any and all repairs and such other work as it deems necessary to bring the Mortgaged Property into compliance with the provisions of this Section and may enter upon the Mortgaged Property for any of the foregoing purposes, and Borrower hereby waives any claim against Lender and/or such receiver other than for gross negligence of Lender and/or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section. Borrower shall upon demand repay to Lender and such receiver, all amounts reasonably expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien of this Mortgage.

     10. No Other Liens. Except with respect to the Superior Mortgages and as otherwise set forth herein, Borrower shall not consent, agree to or permit any mortgage, lien or security interest upon or affecting the Mortgaged Property or any part thereof which is superior to this Mortgage except as granted or permitted in this Mortgage and any other lien or security interest granted to Lender. Borrower will promptly pay and discharge any and all amounts which are now or hereafter become liens against the Mortgaged Property, whether or not superior to the lien hereof.

     11. No Transfers. Borrower shall not at any time (a) sell, assign, transfer, convey, or dispose of all or any part of or interest in the Mortgaged Property, except for personal property in the ordinary course of business, or
(b) suffer or permit transfer by operation of law of the Mortgaged Property, except as a result of condemnation.

     12.  Environmental  Matters.

          (A) As used in this Mortgage, the following terms shall have the following meanings:

               (i) The term "Environmental Laws" means all federal, state, local or common laws, regulations or orders now existing or hereafter adopted with respect to Hazardous Substances or relating to pollution or protection of human health and the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes. Any reference in this Section to any legislative act or regulation shall be deemed to include all amendments, modifications and supplements thereto and all substitutions therefor, and all regulations thereunder. The term "Environmental Laws" also includes all regulations, codes, plans, orders, decrees, judgments, injunctions, notices and demand letters issued, entered, promulgated or approved by any court, agency, bureau or other governmental body or authority with relevant jurisdiction.

               (ii) The term "Hazardous Substance" means any substance which (a) constitutes a hazardous waste or substance under any applicable federal, state or local law, rule, order or regulation now or hereafter adopted, (b) constitutes a "hazardous substance" under CERCLA and the regulations promulgated thereunder, (c) constitutes a "hazardous waste" under RCRA and the regulations promulgated thereunder, (d) constitutes a pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, (e) exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20-261.24, inclusive, (f) those extremely hazardous substances listed under section 302 of SARA which are present in threshold planning or reportable quantities as defined under SARA, (g) toxic or hazardous chemical substances which are present in quantities which exceed exposure standards as those terms are defined under section 6 and 8 of OSHA and 29 C.F.R. Part 1910 subpart 2 or (h) consists, in whole or in part, of asbestos, urea formaldehyde or polychlorinated byphenyls.

          (B) Borrower covenants and agrees that

               (i) Borrower shall not, and shall not permit any other person to, locate, store, generate, manufacture, process, distribute, use, treat, transport, handle, dispose of, emit, discharge or release any Hazardous Substance on, from or with respect to the Mortgaged Property in violation of any Environmental Law;

               (ii) Borrower shall immediately notify Lender of the receipt of any notice of violation of any Environmental Law;

               (iii) Borrower shall promptly make all governmental reports and notices which it is required to make under any Environmental Law;

               (iv) Borrower shall immediately comply with any order, action or demand of any governmental agency or legal or administrative agency having jurisdiction over the Mortgaged Property to clean and remove any Hazardous Substance from the Mortgaged Property and to pay for such clean up, removal and associated costs, fines and penalties; and

               (v) Borrower shall otherwise comply with all Environmental  Laws.
          Without limitation to any other provision of this Mortgage, Borrower's obligation to indemnify Lender (as below set forth) shall apply to all losses, damages, costs and expenses incurred by Lender with respect to the matters referred to in this Section. Notwithstanding the foregoing, any violation of any Environmental Law existing on the date hereof or arising after the date hereof solely as a result of a condition on the Mortgaged Property existing on the date hereof shall not by itself constitute an Event of Default hereunder.

     13. Entry. Lender, and its agents, employees, contractors and representatives, shall have the right to enter upon and to inspect the Mortgaged Property upon reasonable advance notice during normal business hours. Any such inspections shall be performed in a manner that is reasonably intended to minimize adverse effects on the conduct of Borrower's business operations at the Mortgage Property. In addition, Borrower hereby grants Lender, its agents, employees and independent contractors an irrevocable license coupled with an interest to enter upon the Mortgaged Property in order to exercise any of the rights and remedies granted to Lender in this Mortgage.

     14. Events of Default. Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Lender to exercise its remedies hereunder, under the Notes and under any of the other Loan Documents or as otherwise provided by law or in equity:

          (a) The failure of Borrower to pay any sum of money when due under this Mortgage and the continuation of such failure for ten (10) days after Borrower has received written notice from Lender;

          (b) If all or any portion of the Real Property shall be mortgaged (other than the Superior Mortgages), encumbered, conveyed, assigned or otherwise transferred, including, without limitation, a taking under condemnation or other like proceeding of a material portion of the Real Property;

          (d) The failure of Borrower in the observance or performance of any other covenant, promise or agreement provided in this Mortgage relating to the condition of the Mortgaged Property (a "failure to perform") for thirty
     (30) days after notice by Lender to Borrower specifying the nature of the failure to perform; provided, however, that if the nature of such failure to perform is such that the same cannot be cured within such thirty (30) day period, such thirty (30) day period shall be deemed to have been extended for a period not to exceed ninety (90) days, so long as Borrower shall within such thirty (30) day period commence to cure the failure to perform and thereafter diligently and in good faith prosecute the cure to completion throughout such thirty (30) day period and thereafter throughout the extended period. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this clause (d) shall not be applicable to and shall not be in addition to any specific notice and cure or performance period provided under any other provision of this Mortgage and the specific notice and cure or performance period provided for in such provision shall control, and a failure by Borrower to cure a default under such provision within the applicable cure period shall be an Event of Default under this Mortgage;

          (e) The occurrence of an Event of Default under the Notes or any of the other Loan Documents.

     15. Remedies Upon Default. Upon the occurrence of an Event of Default, Lender may, at its option and in its sole discretion, (i) declare immediately due and payable all monies advanced under the Notes and/or pursuant to this Mortgage or any other Loan Document, with all arrearages of interest (subject to the understanding than no monies shall be due and payable under any Contingent Note unless and until the Condition (as defined therein) has been satisfied within the time period provided therein), (ii) commence foreclosure proceedings,
(iii) pursue any and all remedies provided to Lender in this Mortgage and any other Loan Document and/or (iv) pursue any other remedy available to Lender at law or in equity.

     16. Lender's Right to Perform Obligations. Upon the occurrence of an Event of Default hereunder or under any other Loan Document, Lender shall have the right, but not the obligation, to perform on Borrower's behalf the unperformed agreements, covenants or obligations underlying such Event of Default, and to make all advances of funds in connection therewith as Lender deems appropriate, in which case all costs and expenses so incurred by Lender (including, without limitation, reasonable attorneys' fees) shall be deemed advances under the Notes and shall be paid by Borrower on demand, together with interest at the Default Rate from the date of incurrence until the date of payment. If Lender shall elect to perform any such agreement, covenant or obligation, then Lender shall be subrogated to all the rights and remedies of all other persons intended to be or in fact benefitted by the performance of such agreement, covenant or obligation. No such performance by Lender shall be deemed to relieve Borrower from any default hereunder or impair any right or remedy consequent thereon, and the exercise of the right of performance granted in this Section shall be optional with Lender and not obligatory, and Lender shall not in any case be liable to Borrower for a failure or refusal (i) to exercise any such right, or
(ii) to continue to exercise such right after having commenced such exercise.

     17. Marshaling. All rights to marshaling of assets of Borrower, including, without limitation, any such right with respect to the Mortgaged Property or any part thereof, are hereby waived by Borrower. Without limitation to the foregoing, upon foreclosure of the Mortgage, Borrower, and any person claiming any part of the Mortgaged Property by, through or under Borrower, shall not be entitled to a marshaling of Borrower's assets, including, without limitation, the Property, or any part thereof, or to a sale in inverse order of alienation.

     18. Appointment of Receiver. Upon the occurrence of any Event of Default, Lender shall have the right to apply to any court having jurisdiction to appoint a receiver or sequestrator of the Mortgaged Property.

     19. Secured Creditor. Upon the occurrence of any Event of Default, Lender may proceed against the Personal Property in accordance with Lender's rights and remedies with respect to the Personal Property or sell the Personal Property separately and without regard to the remainder of the Mortgaged Property in accordance with Lender's rights and remedies provided by the New Jersey Uniform Commercial Code as well as other rights and remedies available at law or in equity.

     20. Sale. Upon any foreclosure sale, Lender may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. In the event of any sale of the Mortgaged Property by foreclosure, through judicial proceedings, by advertisement or otherwise, the proceeds of any such sale which are applied in accordance with this Mortgage shall be applied in the order following to: (i) all expenses incurred for the collection of the Indebtedness and the foreclosure of this Mortgage, including attorneys' fees; (ii) all sums expended or incurred by Lender directly or indirectly in carrying out the terms, covenants and agreements of the Notes or this Mortgage and any other Loan Documents, together with interest thereon at the Default Rate; (iii) all accrued and unpaid interest upon the Indebtedness; and (iv) the unpaid principal amount of the Indebtedness; and (v) the surplus, if any, to the person or persons legally entitled thereto. Notwithstanding the foregoing, no monies shall be applied to Indebtedness under any Contingent Note unless the Condition (as defined therein) has been satisfied within the time period provided therein.

     21. WAIVER OF JURY TRIAL. BOTH BORROWER AND LENDER AGREE HEREBY TO WAIVE AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO UNDER OR IN CONNECTION WITH THIS MORTGAGE.

     22. [omitted]

     23. Waiver of Statutory Rights. Borrower agrees, to the fullest extent permitted by law, that upon an Event of Default on the part of Borrower hereunder, neither Borrower nor anyone claiming through or under Borrower will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the sale of the Mortgaged Property or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Mortgage marshaled upon any foreclosure or sale under the power granted herein.

     24. Security Agreement.

          (A) Without limiting any of the provisions of this Mortgage, and as further security for the Indebtedness, Borrower, as a debtor, expressly grants to Lender, as secured party, a security interest under the Uniform Commercial Code of the state in which the Mortgaged Property is located ("UCC") in all and singular the Personal Property and in any portion of the balance of the Mortgaged Property which does not constitute real estate or real property under the UCC (collectively, "Collateral").

          (B) In addition to and cumulative of other remedies granted in this Mortgage, Lender may, upon the occurrence of any Event of Default hereunder, proceed under the UCC as to all or any part (as Lender may elect) of the Collateral, and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party under the UCC, including, without limitation, the right and power to sell at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any and all part or parts thereof in any manner permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses thereby incurred by Lender, and toward payment of the Indebtedness in such order and manner as Lender may elect.

          (C) Among the rights of Lender following an Event of Default hereunder, and without limitation, Lender shall have the right to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned, and to take any action deemed necessary, appropriate or desirable by Lender, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized. To the extent permitted by law, Borrower expressly waives any notice of sale or other disposition of the Collateral and any other rights and remedies of a debtor and all procedures and formalities prescribed by law relative to the sale or disposition of the Collateral and the exercise of any other right or remedy of Lender existing after a default by Borrower hereunder.

          (D) Lender, upon an Event of Default hereunder, is expressly granted the right, at its option, to transfer at any time to itself or to its nominee the Collateral, or any part or parts thereof as Lender may elect, and to receive the monies, income, proceeds and benefits attributable or accruing thereto, and to hold the same as security for the Indebtedness or, as Lender may elect, to apply it in payment of the Indebtedness, in such order or manner as Lender may elect.

          (E) Should Lender elect to exercise its rights under the provisions of this Section as to part of the Collateral, such election shall not preclude Lender from exercising the rights and remedies granted by the other provisions of this Mortgage or by law as to the remaining Collateral.

          (F) Upon recordation, this Mortgage shall constitute a financing statement under the UCC.

          (G) All rights and remedies of Lender with respect to the Collateral under this Mortgage, or available by law or in equity, including without limitation remedies available under the UCC, are cumulative and without limitation to each other. Lender's right to proceed against any of the Collateral under the UCC shall not limit or affect Lender's right to proceed against the Collateral under another provision of this Mortgage, under the other Loan Documents, or otherwise at law or in equity.

     25. Rights Cumulative. Each right and remedy of Lender under this Mortgage, the Notes and any other Loan Documents, shall be in addition to every other right and remedy of Lender and such rights and remedies may be enforced separately or in any combination. Failure to exercise any option to accelerate upon the occurrence of an Event of Default shall not constitute a waiver of the default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option upon the occurrence of any other Event of Default.

     26. No Waiver. Any failure by Lender to insist upon the strict performance by Borrower of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions hereof to be performed by Borrower.

     27. Further Assurances. Borrower shall, promptly following the request of Lender, execute, acknowledge, deliver and record or file such further documents and do such further acts as Lender may deem necessary, desirable or proper to carry out more effectively the purposes of this Mortgage or to protect the lien or the security interest granted herein against the rights or interests of third persons, and Borrower shall pay on demand all costs connected with any of the foregoing.

     28. Mortgage Extension. The lien hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes taken by Lender, shall not affect the lien hereof or the liability of Borrower or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Lender.

     29. Attorney Fees. Any reference to "attorney's fees" shall include, but not be limited to, those attorneys' or legal fees, costs and charges incurred by Lender in the collection of any Indebtedness, the enforcement of any obligations hereunder, the protection of the Mortgaged Property, the foreclosure of this Mortgage, the sale of the Mortgaged Property, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Lender may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue and be paid by Borrower whether or not Lender has provided notice of default or of an intention to exercise its remedies for such default. Lender agrees to pay Borrower, upon demand, all expenses, including attorneys' fees, incurred by Borrower in the successful defense of a claim by Lender that an Event of Default has occurred.

     30. Partial Payments. Acceptance by Lender of any payment in an amount less than the amount then due on the Indebtedness shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall constitute a separate default.

     31. Notices. Any notice, demand, or request made hereunder shall be in writing, signed by the party giving such notice, demand or request, and shall be delivered personally, or by a reputable overnight delivery service providing for receipted delivery or mailed by United States certified mail, postage prepaid and return receipt requested, addressed as set forth below or to such other address as theretofore may have been designated in writing by such party in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of delivery or, if delivery in refused or otherwise not accepted, the date of such refusal or non-acceptance.

                           If to Lender:

                           International Thoroughbred Breeders, Inc.
                           Haddonfield Road and Route 70
                           Cherry Hill, New Jersey 08034
                           Attn: Christophers C. Castens

                           If to Borrower:

                           FR Park Racing, L.P.
                           3001 Street Road
                           Bensalem, Pennsylvania 19020
                           Attn: Harold Handel, President

     32. Defeasance. This Mortgage is made upon the express condition that if Borrower pays to Lender the principal sum due under the Notes, the interest thereon and all other sums payable by Borrower to Lender as are secured hereby, in accordance with the provisions of the Notes and this Mortgage, at the times and in the manner specified, and Borrower performs and complies with all agreements, conditions, covenants, provisions and stipulations contained herein and in the Notes, then this Mortgage and the estate hereby granted shall cease and become void, whereupon Lender shall promptly deliver to Borrower a document releasing this Mortgage.

     33. Business Purpose. Borrower represents and warrants to Lender that the Indebtedness is incurred solely for a business purpose and not a personal, family, household or agricultural purpose. This Mortgage is a purchase money mortgage.

     34. Indemnification. Borrower shall defend, with counsel satisfactory to Lender, protect, indemnify and save harmless Lender from and against any and all liabilities, obligations, claims, investigations, inquiries, judgments, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Lender by reason of (a) Lender's interest in the Mortgaged Property (other than as owner of the Mortgaged Property), (b) any accident, injury to or death of a person or persons or loss of or damage to property occurring, on or after the date hereof, on or about or with respect to the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space (if any), streets or ways, (c) any use, non-use or condition (including, without limitation, the location of any Hazardous Substance thereon, except to the extent such Hazardous Substance was located on the Mortgaged Property prior to the date hereof) of the Mortgaged Property or any part thereof, or of the adjoining sidewalks, curbs, streets, ways, vaults and vault space (if any), except with respect to liabilities, obligations, claims, investigations, inquiries, judgments, damages, penalties, causes of action, costs and expenses existing on the date hereof, (d) any misrepresentation by Borrower hereunder or otherwise in connection with the Indebtedness, (e) any failure on the part of Borrower to perform or observe any of its agreements or obligations under this Mortgage or the Notes, and (f) the performance of any labor or service or the furnishing of any material or other property on or after the date hereof in respect of the Mortgaged Property or any part thereof. All amounts payable to Lender under this Section which are not paid within ten days after written demand therefor by Lender shall bear interest at the Default Rate from the date of such demand. In case any action, suit or proceeding is brought against Lender by reason of any of the foregoing, Borrower, upon Lender's request, shall at Borrower's expense, resist and defend such action, suit or proceeding by counsel satisfactory to Lender. All obligations of Borrower under this section shall survive the payment of the Indebtedness and the satisfaction of record of this Mortgage, and shall apply to and be enforceable by Lender, and each of its successors and assigns.

     35. Invalidity. If any provision of this Mortgage shall be held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Mortgage, except that if such provision relates to the payment of a monetary sum, then the Lender may, at its option, declare the Indebtedness due and payable upon thirty (30) days prior written notice to Borrower.

     36. Captions. The captions in this instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.

     37. Modification. This Mortgage may not be amended or modified except in writing signed by both parties. The provisions of this Mortgage shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

     38. Bind and Inure. The provisions of this Mortgage shall be binding on the Borrower and its successors and assigns, and any subsequent owners of the Mortgaged Property. The covenants of Borrower herein shall run with the land, and this Mortgage and all of the covenants herein contained shall inure to the benefit of the Lender, its successors and assigns.

     39. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Mortgage, the Notes and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness.

     40. Applicable Law. The provisions hereof shall be construed in accordance with the laws of the State of New Jersey.

     41. Set Off. The set-off provisions contained in Section 4(b) and Section 18 of that certain Asset Purchase Agreement, dated July 2, 1998 (as amended), among Greenwood New Jersey, Inc., Garden State Race Track, Inc., Freehold Raceway Association, Atlantic City Harness, Inc. Circa 1850, Inc. and International Thoroughbred Breeders, Inc., and the set-off provisions contained in Section 4.01(b) of the Lease Agreement of even date herewith between Greenwood New Jersey, Inc. and Garden State Race Track, Inc., shall apply to any amounts due from Lender to Borrower that are not paid within ten (10) days of when due.


     IN WITNESS WHEREOF, Borrower has duly executed this Mortgage with the intent that this document be executed and delivered as a sealed instrument as of the date first above written.

                       FR PARK RACING, L.P.
                       By: Pennwood Racing, Inc., General Partner

_____________________  By: __________________________________(Seal)
Attest                       Name:
                             Title:



STATE OF          :
                  :
COUNTY OF         :


On this, the __ day of ___________, 1999, before me, the undersigned officer, personally appeared ____________________________, who acknowledged himself/herself to be the (Vice) President of Pennwood Racing, Inc., a New Jersey corporation, general partner of FR PARK RACING, L.P., a New Jersey limited partnership, and that he/she, as such (Vice) President, being authorized to do so, executed the foregoing instrument for the purposes contained therein by signing the name of the company as general partner by himself/herself as
(Vice) President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

------------------------------
Notary Public

         My commission expires:_________





EXHIBIT 10.10



                                    ITB NOTE

$3,558,032                                      Date:    January 28, 1999

     FOR VALUE RECEIVED, the undersigned, INTERNATIONAL THOROUGHBRED BREEDERS, INC. (the "Maker"), hereby promises to pay to the order of DONALD F. CONWAY, CHAPTER 11 TRUSTEE FOR THE BANKRUPTCY ESTATE OF ROBERT E. BRENNAN (the "Payee"), the principal sum of THREE MILLION FIVE HUNDRED AND FIFTY-EIGHT THOUSAND AND THIRTY-TWO DOLLARS ($3,558,032)(the "Note Amount") in lawful money of the United States of America, together with interest from the date hereof at the rate of the prime rate of interest quoted by the Money Rates table appearing on the Credit Markets page of the Wall Street Journal reviewed on the monthly anniversary date of this Note (the "Prime Rate").

     This ITB Note is made by the Maker pursuant to the terms and conditions of a certain Agreement dated January 6, 1999 by and between International Thoroughbred Breeders, Inc. ("ITB") and Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan (the "Trustee") (the "Trustee Agreement"). The terms of the Trustee Agreement shall govern in the event of a conflict between the terms of this ITB Note and the Trustee Agreement.

     1. Defined Terms. Capitalized terms used herein without definition are used as defined in or by reference to the Trustee Agreement.

     2. Payment of Principal. The Note Amount shall be due and payable on the earlier of January 15, 2001 or the closing of the earlier of the sale by ITB or its subsidiaries of all or part of one of the following properties (the "Maturity Date"):

          1. the property owned by Orion Casino Corporation, a Nevada corporation wholly-owned by International Thoroughbred Gaming Development Corporation, a New Jersey corporation wholly-owned by ITB, and known as the "El Rancho Property" located 2755 Las Vegas Boulevard South, Las Vegas, Clark County, Nevada; or

          2. the property owned by Garden State Race Track, Inc., a New Jersey corporation wholly-owned by ITB, and known as the "Garden State Property," located at Route 70 and Haddonfield Road, Cherry Hill Township, Camden, New Jersey, but specifically excluding the 10 Acre Parcel (as defined in the Second Mortgage and Security
               Agreement in the form attached to the Trustee Agreement as Exhibit "G");

               provided however, that the Maturity Date shall be extended for forty-five (45) days at the sole discretion of ITB to permit ITB to arrange financing with a lender acceptable to ITB on terms acceptable to ITB, which financing shall fully and finally release any and all outstanding obligations due hereunder.

     3. Payment of Interest.

          1. Interest on the Note Amount shall be due and payable semi-annually beginning July 15, 1999; except that the interest payment due on July 15, 1999 shall be applied in accordance with Paragraph 4(d) of the Trustee Agreement.

          2. The Payee shall defer the Maker's obligation to make the interest payments due under this ITB Note on July 15, 1999 until the Maturity Date or such earlier date on which the Maker prepays the then outstanding balance due under this ITB Note.

          3. The Maker shall deposit $195,000 into an interest bearing escrow account with Shanley & Fisher, counsel to the Payee, as escrow agent, subject to the terms and conditions set forth in the Escrow Agreement between the Maker and the Payee in the form attached to the Trustee Agreement as Exhibit "E" (the "Escrow Agreement"). On July 15, 1999, in accordance with the terms of the Escrow Agreement, the Maker shall cause Shanley & Fisher to deliver to the Payee from such escrow account $195,000 plus interest actually earned thereon, which total amount shall be applied by the Trustee against the outstanding principal balance due hereunder.

     4. Payment of the Note Amount Prior to the Maturity Date. The Maker may prepay the entire ITB Note prior to the Maturity Date without premium or penalty, including without limitation, on the following terms:

          1. The Payee shall consent to any prepayment or refinancing acceptable to Maker, that satisfies any and all of the Maker's outstanding obligations hereunder, and upon such prepayment or refinancing which satisfies all of the Maker's outstanding obligations hereunder, release any and all of the Maker's obligations hereunder, under the Trustee Agreement and any exhibits thereto, the Pledge Agreement (as hereinafter defined), the Escrow Agreement, and any and all security agreements and/or mortgages between the Maker and the Payee; and

          2. Any and all prepayments under this ITB Note shall be applied first, to accrued and unpaid interest, second, to complete satisfaction of the outstanding Note Amount, and third, to complete satisfaction of any and all other amounts due hereunder.

     5. Event of Default. Notwithstanding anything contained herein to the contrary, the remaining principal balance on this ITB Note, plus all interest accrued, shall be immediately due and payable at the option of the Payee on the occurrence of any of the following events (an "Event of Default"):

          1. Failure to pay any principal or interest when due hereunder and the continuation thereof, without cure, for ten (10) days after the Maker has received written notice of such failure; or

          2. The occurrence of a default under the Trustee Agreement or the Pledge and Escrow Agreement in the form attached to the Trustee Agreement as Exhibit "F" (the "Pledge Agreement").

     6. Security. This ITB Note is secured by the following assets of the Maker and/or its direct or indirect wholly-owned subsidiaries, and Maker's liability under this ITB Note shall be recourse as to the following assets of the Maker and/or its direct or indirect wholly-owned subsidiaries:

          1. The Pledge Agreement, subject to the terms, conditions and limitations set forth therein;

          2. The Escrow Agreement, subject to the terms, conditions and limitations set forth therein;

          3. Those Security Agreements in the form attached to the Trustee Agreement as Exhibits "I" and "J", subject to the terms, conditions and limitations set forth therein (the "Security Agreements"); and

          4. Subordinated mortgages on the following properties (the "ITB Properties"), in the form attached to the Trustee Agreement as Exhibits "G" and "H", subject to the terms, conditions and limitations set forth therein:

               (1) the Garden State Property (Exhibit "G" to the Trustee Agreement); and

               (2)  the  El  Rancho   Property   (Exhibit  "H"  to  the  Trustee
                    Agreement).

     7. Permitted Encumbrances on the ITB Properties.

          1. The Maker shall keep and shall cause its wholly-owned subsidiary to keep the Garden State Property free of all liens, security interests or other interests and encumbrances, except the security interest granted hereby and to Credit Suisse First Boston Mortgage Capital LLC ("CSFB").

          2. The Maker shall keep and shall cause its indirect wholly-owned subsidiary to keep the El Rancho Property free of all liens, security interests or other interests and encumbrances, except the security interest granted hereby and to CSFB.

          3. The Maker shall keep and shall cause its direct or indirect wholly-owned subsidiaries to keep its Collateral, as defined in the Security Agreements, free of all liens, security interests or other interests and encumbrances, except the security interest granted or permitted hereby and to CSFB.

     8. Waivers.

          1. The Maker hereby waives any presentment for payment, protest, and notice of dishonor of this ITB Note;

          2. No failure or delay by the Payee in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right; and

          3. The Payee may extend the time of payment of the ITB Note, postpone the enforcement hereof, grant any other indulgences and/or release any security for this ITB Note without affecting or diminishing the Payee's right of recourse against the Maker, which right is hereby expressly reserved.

     9. Payment of Payee Expenses. The Maker shall pay all costs and expenses actually incurred by Payee, including reasonable attorneys' fees and disbursements actually incurred by the Payee, in connection with the enforcement of this ITB Note.

     10. Release of ITB Properties.

          1. The Payee shall execute a non-disturbance agreement, in a form reasonably acceptable to Payee, in favor of the lessee of the Garden State Property or any portion thereof, pursuant to the Lease Agreement between ITB and Greenwood New Jersey, Inc. (or its assignees) or another lessee on the same or superior terms;

          2.   The  Payee  shall  consent  to  any   prepayment  or  refinancing
               acceptable to ITB, that satisfies any and all of the Maker's outstanding obligations hereunder, and upon such prepayment or refinancing which satisfies all of the Maker's outstanding obligations hereunder, release any and all security interests contemplated hereby;

          3. The Payee shall consent to a sale of the El Rancho Property by Las Vegas Entertainment Network, Inc. pursuant to the Stipulation and Agreement of Compromise, Settlement and Release (the "Stipulation") such that the proceeds designated by Paragraph 4(b)(3)(ii)(A) of the Stipulation shall be used to satisfy any and all of ITB's outstanding obligations hereunder, and upon such sale which satisfies all of the Maker's outstanding obligations hereunder, the Payee shall release any and all security interests contemplated hereby;

          4. Upon or simultaneous with the full payment of this ITB Note in accordance with the terms hereof, the Payee shall release any and all security interests contemplated hereby;

          5. The Payee shall release its lien on the 10 Acre Parcel upon request of the Maker, without consideration and regardless of the occurrence of any Event of Default hereunder; and

          6. The Payee acknowledges that the security interest granted to the Payee in the Garden State Property shall be subordinate to an easement providing access to the 10 Acre Parcel and to a declaration of restrictions prohibiting horse racing, simulcasting, off-track betting, wagering activities and gambling and gaming of any sort, other than pursuant to the Lease Agreement between the Maker and Greenwood New Jersey, Inc. (or its assignees) or another lessee on the same or superior terms, at the Garden State Property. The Payee agrees to execute such documents as the Maker may reasonably request to effect the foregoing.

     11. Amendment. This ITB Note may be amended only by written instrument signed by Maker and Payee.

     12. Governing Law. This ITB Note shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflict of laws.


                            [SIGNATURE PAGE FOLLOWS]


     IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this ITB Note to be duly executed and sealed, and to be dated the day and year first above written.



                                       INTERNATIONAL THOROUGHBRED BREEDERS, INC.


                                  By:_____________________________  (SEAL)
   Witness:_______________             Name:
                                       Title:


EXHIBIT 10.11




                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made and entered into this 28 day of January, 1999, by and between GARDEN STATE RACE TRACK, INC. ("Debtor"), a New Jersey corporation wholly-owned by International Thoroughbred Breeders, Inc. ("ITB"), and DONALD F. CONWAY, CHAPTER 11 TRUSTEE FOR THE BANKRUPTCY ESTATE OF ROBERT E. BRENNAN ("Secured Party"), with reference to the following background:

                               B A C K G R O U N D

     WHEREAS, ITB is indebted to the Secured Party pursuant to the terms of that certain ITB Note, dated the date hereof ("Note"), in the original principal amount of $3,558,032.00.

     WHEREAS, to secure the payment of all principal, interest and other sums due to or to become due under the Note, the Debtor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) to the Secured Party and to perfect such pledge and security interest, pursuant to the terms and conditions of this Agreement.

                                A G R E E M E N T

     NOW THEREFORE, in consideration of the foregoing recitals, the mutual benefits contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings indicated below and shall be construed to have the broadest possible meanings permitted under the Code:

          "Accounts" means all accounts receivable, including any right of payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or chattel paper whether or not it has been earned by performance and, in addition, includes all property included in the definition of "accounts" as used in the Code.

          "Code" means the Uniform Commercial Code as in effect in the State of New Jersey, as it may be amended from time to time or any successor statute.

          "Collateral" means all of the following assets of the Debtor, now owned or existing or hereafter acquired or arising and regardless where located, and all accessories, additions, replacements, substitutions, proceeds and products thereof, together with all records thereof, all computer programs relating thereto and any and all other interests of any type or nature therein as well as all other assets of the same class or classes, including, without limitation, all right, title and interest of the Debtor in and to the following property of the Debtor, whether now owned or existing or hereafter acquired or arising: (i) Accounts and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom; (ii) Inventory; (iii) General Intangibles;
     (iv) documents (as defined in the Code) or other receipts covering, evidencing or representing goods; (v) Instruments; (vi) chattel paper (as defined in the Code); (vii) Equipment; (viii) all cash and other monies and property of the Debtor; (ix) investment property (as defined in the Code);
     (x) all books and records that evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (xi) all products and proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

          "Default" and "Event of Default" shall mean (i) the occurrence of an "Event of Default" under the Note, and (ii) Debtor's failure to perform any obligation hereunder in any material respect and Debtor's failure to commence to remedy such performance failure or Event of Default within ten
     (10) days after receipt of written notice from the Secured Party.

          "Equipment" means all goods of every type, kind and description, whether purely personal property, fixtures or mixed, including, without limitation, furniture and fixtures and all items included in the definition of "equipment" as used in the Code.

          "General Intangibles" means all intangible personal property (including things in action) except Accounts and Instruments, including all contract rights, copyrights, trade names, service marks, patents, patent drawings, designs, formulas, customer lists, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of the Debtor, all licenses and permits, all computer programs and other software owned by the Debtor or which the Debtor has the right to use, and in addition includes all property included in the definition of "general intangibles" as used in the Code.

          "Indebtedness" means all obligations of the Debtor now or hereafter owed to Secured Party under the Note.

          "Instruments" means all negotiable instruments (as defined in the Code), and any other writing which evidences the right to the payment of money and is not itself a security agreement or lien and is of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and in addition, includes all property included in the definition of "instrument" as used in the Code.

          "Inventory" shall mean the aggregate of all raw materials, spare machine parts, work in process and any finished goods inventory and all supplies and the like used in the business operation of the Debtor.

     2. Grant of Security Interest. The Debtor hereby grants, pledges, sells, transfers and assigns to the Secured Party a continuing lien on and security interest in the Collateral to secure the payment of all principal, interest and other sums due to or to become due under the Note (the "Security Interest"). The Security Interest is subordinate and subject to the interests of Credit Suisse First Boston Mortgage Capital LLC in the Collateral.

     3. Title. The Debtor represents and warrants that it is the sole owner of the Collateral and that it has the full power and authority to enter into this Agreement.

     4. General Covenants of the Debtor. So long as any amount due under the Note remains unpaid, the Debtor will (i) defend the Collateral against the claims and demands of all other persons (except for those holding a superior security interest in the Collateral), (ii) not assign, deliver, sell, transfer, lease or otherwise dispose of any portion of the Collateral, or any interest therein, without the prior written consent of the Secured Party (which consent will not be unreasonably withheld), except in the ordinary course of the Debtor's business or as may be required by persons holding a superior security interest in the Collateral, (iii) keep the Collateral in good repair, (iv) keep adequate books and records pertaining to the Collateral, (v) not use the Collateral in violation of any of the provisions of this Agreement or in violation of any applicable statute, regulation, ordinance or any policy of insurance insuring the Collateral, (vi) execute and deliver to the Secured Party such financing statements and other documents reasonably requested by the Secured Party and take such other action as the Secured Party may reasonably deem advisable to perfect the Security Interest created by this Agreement, (vii) timely pay all taxes, assessments and other charges which may be levied or assessed against the Collateral, and (viii) take all other action reasonably requested by the Secured Party to effectuate the intent of this Agreement.

     5. Default. If an Event of Default shall occur and be continuing, the Secured Party may take all of the actions or remedies specified in Section 6 hereof ("Remedies") or elsewhere herein.

     6. Remedies.

          (A) If an Event of Default shall have occurred and be continuing, without waiving any of its rights under the Note, the Secured Party shall have all rights and remedies of a secured party under the Code and such other rights and remedies as may be available hereunder. If requested by the Secured Party, the Debtor will promptly assemble the Collateral and make it available to the Secured Party at a place to be designated by Secured Party. The Debtor agrees that any notice by the Secured Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to the Debtor if the notice is mailed to the Debtor by regular or certified mail, postage prepaid, at least ten days before the action to be taken. The Debtor also agrees to pay all costs and expenses incurred by the Secured Party in enforcing this Agreement and realizing upon any Collateral (including reasonable attorneys' fees).

          (B) The Debtor agrees that in any sale of any Collateral the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor accountable to the Debtor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction. The Debtor further agrees that any sales by the Secured Party shall not be considered to be other than "public sales" within the meaning of Section 9-504 of the Code because such sales or solicitations are structured to comply with such limitations or restrictions, the intent of the parties being that any public sale be subject to such limitations and restrictions.

     7. Miscellaneous Provisions.

          (A) Right of Entry. The Debtor hereby consents to any lawful act by the Secured Party or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral, or (ii) taking possession of the Collateral after any Event of Default; and the Debtor hereby waives its right to assert against the Secured Party or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located in accordance with this Section 7(A).

          (B) Right to Perform Obligations. Upon the Debtor's failure to perform any of its duties hereunder, the Secured Party may, but it shall not be obligated to, perform any of such duties and the Debtor shall forthwith upon demand reimburse the Secured Party for any expenses incurred by the Secured Party in so doing.

          (C) No Waiver. No delay or omission by the Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Secured Party from any other or further exercise of the right or the exercise of any other right or remedy. The Secured Party may cure any Event of Default by the Debtor in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by the Debtor. All rights and remedies of the Secured Party under this Agreement and under the Code shall be deemed cumulative.

          (D) Care of Collateral. Except as required by applicable law, the Secured Party shall not be obligated to take any action of any kind to collect, preserve or protect any rights in the Collateral or in any security therefor against any other party, which obligations the Debtor hereby assumes.

          (E) Enforcement. During the continuance of an Event of Default, the Secured Party may demand, collect and sue for all amounts owed pursuant to Accounts, Instruments, General Intangibles, or for proceeds of any Collateral (either in the Debtor's name or the Secured Party's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts.

          (F) [intentionally omitted]

          (G) Amendment. This Agreement may not be modified or amended nor shall any provision of it be waived except in a writing signed by the Debtor and by the Secured Party.

          (H) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (including the Code).

          (I) Term. This Agreement is a continuing agreement which shall remain in force until all of the Indebtedness shall be paid in full. Upon termination of this Agreement, the Secured Party shall take all steps reasonably requested by the Debtor to release its Security Interest.

          (J) Integration. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.


     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first stated above.

                                    Debtor:
Witness:                                    GARDEN STATE RACE TRACK, INC.


______________________________                By: ______________________________
                                                   Name:
                                                   Title:


                                    Secured Party:

                                              By:_____________________________
                                                 DONALD F. CONWAY, CHAPTER 11
                                                 TRUSTEE FOR THE BANKRUPTCY
                                                 ESTATE OF ROBERT E. BRENNAN




EXHIBIT 10.12



                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made and entered into this 28 day of January, 1999, by and between ORION CASINO CORPORATION (the "Debtor"), a Nevada corporation wholly-owned by International Thoroughbred Gaming Development Corporation, a New Jersey corporation wholly-owned by International Thoroughbred Breeders, Inc. ("ITB"), and DONALD F. CONWAY, CHAPTER 11 TRUSTEE FOR THE BANKRUPTCY ESTATE OF ROBERT E. BRENNAN ("Secured Party"), with reference to the following background:

                               B A C K G R O U N D

     WHEREAS, ITB is indebted to the Secured Party pursuant to the terms of that certain ITB Note, dated the date hereof ("Note"), in the original principal amount of $3,558,032.00; and

     WHEREAS, to secure the payment of all principal, interest and other sums due to or to become due under the Note, the Debtor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) to the Secured Party and to perfect such pledge and security interest, pursuant to the terms and conditions of this Agreement.

                                A G R E E M E N T

     NOW THEREFORE, in consideration of the foregoing recitals, the mutual benefits contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings indicated below and shall be construed to have the broadest possible meanings permitted under the Code:

          "Accounts" means all accounts receivable, including any right of payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or chattel paper whether or not it has been earned by performance and, in addition, includes all property included in the definition of "accounts" as used in the Code.

          "Code" means the Uniform Commercial Code as in effect in the State of Nevada as it may be amended from time to time or any successor statute.

          "Collateral" means all of the following assets of the Debtor, now owned or existing or hereafter acquired or arising and regardless where located, and all accessories, additions, replacements, substitutions, proceeds and products thereof, together with all records thereof, all computer programs relating thereto and any and all other interests of any type or nature therein as well as all other assets of the same class or classes, including, without limitation, all right, title and interest of the Debtor in and to the following property of the Debtor, whether now owned or existing or hereafter acquired or arising: (i) Accounts and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom; (ii) Inventory; (iii) General Intangibles;
     (iv) documents (as defined in the Code) or other receipts covering, evidencing or representing goods; (v) Instruments; (vi) chattel paper (as defined in the Code); (vii) Equipment; (viii) all cash and other monies and property of the Debtor; (ix) investment property (as defined in the Code);
     (x) all books and records that evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (xi) all products and proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

          "Default" and "Event of Default" shall mean (i) the occurrence of an "Event of Default" under the Note, and (ii) Debtor's failure to perform any obligation hereunder in any material respect and Debtor's failure to commence to remedy such performance failure or Event of Default within ten
     (10) days after receipt of written notice from the Secured Party.

          "Equipment" means all goods of every type, kind and description, whether purely personal property, fixtures or mixed, including, without limitation, furniture and fixtures and all items included in the definition of "equipment" as used in the Code.

          "General Intangibles" means all intangible personal property (including things in action) except Accounts and Instruments, including all contract rights, copyrights, trade names, service marks, patents, patent drawings, designs, formulas, customer lists, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of the Debtor, all licenses and permits, all computer programs and other software owned by the Debtor or which the Debtor has the right to use, and in addition includes all property included in the definition of "general intangibles" as used in the Code.

          "Indebtedness" means all obligations of the Debtor now or hereafter owed to Secured Party under the Note.

          "Instruments" means all negotiable instruments (as defined in the Code), and any other writing which evidences the right to the payment of money and is not itself a security agreement or lien and is of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and in addition, includes all property included in the definition of "instrument" as used in the Code.

          "Inventory" shall mean the aggregate of all raw materials, spare machine parts, work in process and any finished goods inventory and all supplies and the like used in the business operation of the Debtor.

     2. Grant of Security Interest. The Debtor hereby grants, pledges, sells, transfers and assigns to the Secured Party a continuing lien on and security interest in the Collateral to secure the payment of all principal, interest and other sums due to or to become due under the Note (the "Security Interest"). The Security Interest is subordinate and subject to the interests of Credit Suisse First Boston Mortgage Capital LLC in the Collateral.

     3. Title. The Debtor represents and warrants that it is the sole owner of the Collateral and that it has the full power and authority to enter into this Agreement.

     4. General Covenants of the Debtor. So long as any amount due under the Note remains unpaid, the Debtor will (i) defend the Collateral against the claims and demands of all other persons (except for those holding a superior security interest in the Collateral), (ii) not assign, deliver, sell, transfer, lease or otherwise dispose of any portion of the Collateral, or any interest therein, without the prior written consent of the Secured Party (which consent will not be unreasonably withheld), except in the ordinary course of the Debtor's business or as may be required by persons holding a superior security interest in the Collateral, (iii) keep the Collateral in good repair, (iv) keep adequate books and records pertaining to the Collateral, (v) not use the Collateral in violation of any of the provisions of this Agreement or in violation of any applicable statute, regulation, ordinance or any policy of insurance insuring the Collateral, (vi) execute and deliver to the Secured Party such financing statements and other documents reasonably requested by the Secured Party and take such other action as the Secured Party may reasonably deem advisable to perfect the Security Interest created by this Agreement, (vii) timely pay all taxes, assessments and other charges which may be levied or assessed against the Collateral, and (viii) take all other action reasonably requested by the Secured Party to effectuate the intent of this Agreement.

     5. Default. If an Event of Default shall occur and be continuing, the Secured Party may take all of the actions or remedies specified in Section 6 hereof ("Remedies") or elsewhere herein.

     6. Remedies.

          (A) If an Event of Default shall have occurred and be continuing, without waiving any of its rights under the Note, the Secured Party shall have all rights and remedies of a secured party under the Code and such other rights and remedies as may be available hereunder. If requested by the Secured Party, the Debtor will promptly assemble the Collateral and make it available to the Secured Party at a place to be designated by Secured Party. The Debtor agrees that any notice by the Secured Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to the Debtor if the notice is mailed to the Debtor by regular or certified mail, postage prepaid, at least ten days before the action to be taken. The Debtor also agrees to pay all costs and expenses incurred by the Secured Party in enforcing this Agreement and realizing upon any Collateral (including reasonable attorneys' fees).

          (B) The Debtor agrees that in any sale of any Collateral the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor accountable to the Debtor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction. The Debtor further agrees that any sales by the Secured Party shall not be considered to be other than "public sales" within the meaning of Section 9-504 of the Code because such sales or solicitations are structured to comply with such limitations or restrictions, the intent of the parties being that any public sale be subject to such limitations and restrictions.

     7. Miscellaneous Provisions.

          (A) Right of Entry. The Debtor hereby consents to any lawful act by the Secured Party or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral, or (ii) taking possession of the Collateral after any Event of Default; and the Debtor hereby waives its right to assert against the Secured Party or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located in accordance with this Section 7(A).

          (B) Right to Perform Obligations. Upon the Debtor's failure to perform any of its duties hereunder, the Secured Party may, but it shall not be obligated to, perform any of such duties and the Debtor shall forthwith upon demand reimburse the Secured Party for any expenses incurred by the Secured Party in so doing.

          (C) No Waiver. No delay or omission by the Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Secured Party from any other or further exercise of the right or the exercise of any other right or remedy. The Secured Party may cure any Event of Default by the Debtor in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by the Debtor. All rights and remedies of the Secured Party under this Agreement and under the Code shall be deemed cumulative.

          (D) Care of Collateral. Except as required by applicable law, the Secured Party shall not be obligated to take any action of any kind to collect, preserve or protect any rights in the Collateral or in any security therefor against any other party, which obligations the Debtor hereby assumes.

          (E) Enforcement. During the continuance of an Event of Default, the Secured Party may demand, collect and sue for all amounts owed pursuant to Accounts, Instruments, General Intangibles, or for proceeds of any Collateral (either in the Debtor's name or the Secured Party's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts.

          (F) [intentionally omitted]

          (G) Amendment. This Agreement may not be modified or amended nor shall any provision of it be waived except in a writing signed by the Debtor and by the Secured Party.

          (H) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (including the Code).

          (I) Term. This Agreement is a continuing agreement which shall remain in force until all of the Indebtedness shall be paid in full. Upon termination of this Agreement, the Secured Party shall take all steps reasonably requested by the Debtor to release its Security Interest.

          (J) Integration. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.


     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first stated above.



                                    Debtor:
Witness:                                    ORION CASINO CORPORATION


______________________________              By: ________________________________
                                                Name:
                                                Title:


                                    Secured Party:

                                            By: ________________________________
                                                  DONALD F. CONWAY, CHAPTER 11
                                                  TRUSTEE FOR THE BANKRUPTCY
                                                  ESTATE OF ROBERT  E. BRENNAN




EXHIBIT 10.13



                              TERMINATION AGREEMENT


     This TERMINATION AGREEMENT, made this ______ day of January, 1999, by and between INTERNATIONAL THOROUGHBRED BREEDERS, INC., a Delaware corporation (the "Company"), and RICHARD E. ORBANN, an individual (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, Employee and Company are parties to an Amended and Restated Employment Agreement dated as of October 16, 1997 (the "Employment Agreement"); and

     WHEREAS, in connection with the sale (the "Sale") of Freehold Raceway and lease of Garden State Park to affiliates of Greenwood Racing, Inc. (the "Purchaser"), Orbann has accepted employment from Purchaser and the parties hereto have agreed to terminate the Employment Agreement, upon the terms set forth herein.

     NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Employee and Company agree as follows:

     1. Termination of Employment. Effective upon execution of an employment agreement between Employer and Purchaser ("Purchaser Agreement"), Employee's employment with the Company shall terminate and the Employment Agreement shall immediately terminate and be of no further force and effect. Effective upon execution of the Purchaser Agreement, Employee hereby resigns from any offices or directorships he currently holds with Company and any of its subsidiaries and agrees to promptly provide to Company any documentation necessary to properly document such resignations. Employee shall immediately provide the Company with notice of the execution o the Purchaser Agreement (the "Notice").

     2. Termination Payment. In full and complete consideration of any severance or other termination payments which would otherwise be due Employee under the Employment Agreement, the Company hereby agrees to (a) pay to Employee One Hundred Thousand Dollars ($100,000) within seven (7) days of receipt of the Notice, (b) pay to Employee four (4) weeks accrued vacation pay within seven (7) days of receipt of the Notice and (c) transfer to Employee, at no cost to Employee, the Acura 3.5RL currently used by Employee as promptly as practicable.

     3. Company Property. Employee acknowledges that all advertising, sales, manufacturers' and other materials or articles or information, including without limitation, data processing reports, customer sales analyses, invoices, price lists or information, samples or other materials or data of any kind furnished to Employee by Company or developed by Employee on behalf of Company or at Company's direction or for Company's use or otherwise in connection with Employee's employment under the Employment Agreement, are and shall remain the sole and confidential property of Company, and Employee shall immediately deliver the same to Company upon request.

     4.Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     5. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon Employee, his heirs and legal representatives.

     6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original as against the other party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

     7. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may no be modified or amended other than by an agreement in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                                     INTERNATIONAL THOROUGHBRED
                                                     BREEDERS, INC.


                                                     By:________________________
                                                          Name:
                                                          Title:



                                                     ---------------------------
                                                     RICHARD E. ORBANN